1933 Act File No. 333-271187

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Post-Effective Amendment No. 1
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2024
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.☐
Large accelerated filer
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Accelerated filer
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Non-accelerated filer (Do not check if a smaller reporting company)
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Smaller reporting company
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Emerging growth company
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guaranteed Term Options
(In a limited number of states, Guaranteed Term Options
are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
The date of this prospectus is May 1, 2024.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude,
Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the
Specified Interest Rate. In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options." Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner. Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term
Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of
Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.

This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options. All of these prospectuses should be read carefully and maintained for future reference.
This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide. The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide. Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.
GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term. In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment. Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.
Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment. The prospectus for the variable contract must be read along with this prospectus.
The minimum amount that may be allocated to a GTO is $1,000 per allocation.
Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.
GTOs are subject to certain risks (see Risk Factors on page 6).
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.
For information on how to contact Nationwide, see Nationwide Life Insurance Company.
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Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
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Glossary
Guaranteed Term – The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to three months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

Guaranteed Term Option or GTO – An investment option offered under variable contracts that provides a Specified
Interest Rate over Guaranteed Terms, so long as certain conditions are met. In some jurisdictions the GTO is referred to as a Target Term Option or TTO.

Market Value Adjustment – The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.
Maturity Date – The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or
10 year GTO, respectively.

Maturity Period – The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the 30th day after the Maturity Date.

MVA Interest Rate – The rate of interest used in the Market Value Adjustment formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as published, on a regular basis, by a commercially reasonable and publicly available source based on treasury bond yields.

Specified Interest Rate – The interest rate guaranteed to be credited to amounts allocated to a GTO as long as the allocations are not withdrawn prior to the Maturity Date. The Specified Interest Rate will not be less than the minimum required by applicable state law.

Specified Value – The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

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Information about the GTOs
General
GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide. There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years. Not all Guaranteed Terms may be available in all states.
A GTO may be purchased using purchase payments made to the variable contracts or by using funds transferred from other investment options available in the variable contracts. The minimum allocation to a GTO is $1,000 per allocation. Not all of the variable contracts issued by Nationwide offer GTOs. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.
The guarantees associated with the GTOs are the exclusive obligation of Nationwide. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by Nationwide. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.
Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law. Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month. They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term. Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see The Specified Interest Rate, The Investment Period, and Guaranteed Terms).
The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.
Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal. The Market Value Adjustment formula reflects the relationship between three components:
(1)
the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;
(2)
the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and
(3)
the number of days remaining in the Guaranteed Term of the GTO.
Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see The Market Value Adjustment).
Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days and at most 30 days prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period without any Market Value Adjustment. However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract. Please refer to the prospectus for the variable contract for more information about surrender charges.
If no direction is received by the 30th day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the 30th day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see GTOs at Maturity).
The minimum amount of any allocation to a GTO is $1,000.
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Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO and one withdrawal from a GTO in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.
In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.
The Specified Interest Rate
The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term. Different Specified Interest Rates may be established for the five available GTO terms. Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.
Generally, Nationwide will declare new Specified Interest Rates monthly. However, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.
Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.
The Investment Period
The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.
Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.
Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by contacting Nationwide.
Guaranteed Terms
The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to three months longer than the anniversary date of the allocation to the GTO.
For example, if an allocation is made to a 10-year GTO on August 1, 2015, the Specified Interest Rate for that GTO will be credited until September 30, 2025; the Guaranteed Term will begin on August 1, 2015, and end on September 30, 2025.
Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.
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GTOs at Maturity
Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.
Once the GTO matures, contract owners may:
(1)
surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;
(2)
transfer (all or part) of the GTO, without a Market Value Adjustment, to any other permitted investment option under the variable contract, including any permitted underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or
(3)
elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.
If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.
The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.
Withdrawals Prior to the Maturity Date
Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal. However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender. Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO. Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.
Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.
The Market Value Adjustment
The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals. The Market Value Adjustment may either increase or decrease the amount of the withdrawal.
The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution. Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions. When liquidating assets, Nationwide may realize either a gain or a loss.
MVA Interest Rates
The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered. CMT rates and interest rate swaps are published on a regular basis. Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.
CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3-year rate is 6% and the published 5-year rate is 6.50%, the 4-year rate will be calculated as 6.25%.
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The Market Value Adjustment Formula
The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:
(1)
the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;
(2)
the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and
(3)
the number of days remaining in the Guaranteed Term of the GTO.
The formula for determining the Market Value Adjustment factor is:
[		]	t
1 + a
1 + b + .0025

Where:
a	=	the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;
b	=
the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed
Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

t	=	the number of days until the Maturity Date, divided by 365.25.
In certain jurisdictions the denominator is 1+b without the addition of .0025.
In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate published on Fridays and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "a" is the interest rate swap published two days before the date the allocation to the GTO was made.
In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "b" will be the CMT rate published on Fridays and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday. For variable contracts using interest rate swaps, "b" is the interest rate swap published two days before the date of withdrawal giving rise to a Market Value Adjustment.
The Market Value Adjustment factor will be equal to one during the Investment Period.
The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented by the addition of .0025 in the Market Value Adjustment formula.
The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to one and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than one, a gain will be realized by the contract owner. If the Market Value Adjustment factor is less than one, a loss will be realized. If the Market Value Adjustment factor is exactly one, no gain or loss will be realized.
If CMT rates or interest rate swaps are no longer published by a commercially reasonable and publicly available source, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.
Examples of how to calculate Market Value Adjustments based on CMT rates are provided in Appendix A.
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Variable Contract Charges
The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge. The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.
The variable contracts that offer the GTOs may also have surrender charges. If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract. Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.
GTOs at Annuitization
GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).
Risk Factors
Withdrawals prior to the Maturity Date will be subject to a Market Value Adjustment.
Withdrawals for any reason prior to the Maturity Date, including for the purpose of annuitizing the variable annuity contract that the GTO is offered through, will be subject to a Market Value Adjustment. The Market Value Adjustment may decrease the value of the withdrawal.
Suspension of allocations to or from the GTOs.
If volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.
Guarantees subject to the claims paying ability of Nationwide.
The guarantees associated with the GTOs are the sole responsibility of Nationwide. The guarantees associated with the GTOs are paid from Nationwide's general account and, therefore, are subject to the rights of Nationwide's creditors and ultimately, its overall claims paying ability.
Variable Annuity contract charges will reduce the credited guaranteed interest rate.
GTOs are available as investment options under variable annuity contracts. The variable annuity contracts have fees and charges, some of which may be assessed against allocations made to the GTO. The variable annuity contract's fees and charges assessed against allocations made to the GTO will reduce the credited guaranteed interest rate by the amount of the applicable fee or charge.
Business Continuity Risk.
Nationwide is exposed to risks related to natural and man-made disasters, such as storms, fires, earthquakes, public health crises, geopolitical disputes, military actions, and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Nationwide has adopted business continuity policies and procedures that may be implemented in the event of a natural or man-made disaster, but such business continuity plans may not operate as intended or fully mitigate the operational risks associated with such disasters.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and
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execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
Cyber Security Risk.
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners and service providers. This makes Nationwide susceptible to operational and information security risks resulting from a cybersecurity incident. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on systems or websites and other operational disruptions that could severely impede Nationwide’s ability to conduct its businesses and administer the contract (e.g., calculate Contract Values or process transactions).
Financial services companies and their third-party service providers are increasingly the targets of cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (e.g., ransomware) or disruptions of communications (e.g., denial of service) to extort money or for other malicious purposes. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential targets for cyber-attack.
Cyber-attacks affecting Nationwide, Index providers, intermediaries, and service providers may adversely affect Nationwide and Contract Values. As a result of a cybersecurity incident, Nationwide may be subject to regulatory fines, private claims, and financial losses and/or reputational damage. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid cybersecurity incidents affecting Contract Owners in the future. It is possible that a cybersecurity incident could persist for an extended period of time without detection.
In the event that Contract administration or Contract Values are adversely affected as a result of a failure of Nationwide’s cybersecurity controls, Nationwide will take reasonable steps to take corrective action and restore Contract Values to the levels that they would have been had the cybersecurity incident not occurred. Nationwide will not, however, be responsible for any adverse impact to Contracts or Contract Values that result from the Contract Owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks or to protect personal information.
Nationwide Life Insurance Company
Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act"). In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
You can request additional information about Nationwide by contacting us:
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In writing: P.O. Box 182021, Columbus, Ohio 43218-2021
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By telephone:  1-800-848-6331, TDD 1-800-238-3035
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By the internet:  http://www.nationwide.com/nw/investor-relations/index.htm
Investments
Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated
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cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.
Contracts and the Distribution (Marketing) of the GTOs
The GTOs are available only as investment options under certain variable contracts issued by Nationwide. The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.
Legal Opinion
Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
Experts
The statutory financial statements and financial statement schedules of Nationwide Life Insurance Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The KPMG LLP report dated March 20, 2024 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
The KPMG LLP report dated March 20, 2024 of Nationwide Life Insurance Company also contains an emphasis of matter paragraph that states that Nationwide Life Insurance Company’s subsidiary received permission from the Ohio Department of Insurance in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2023, that permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. KPMG LLP’s opinions are not modified with respect to this matter.
Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Legal Proceedings
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the
8

Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency, and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.
9

Appendix A
Example A
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*
Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate published on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=
The CMT rate published on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d	=	The number of days remaining in the Guaranteed Term.

Example B
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year CMT rate is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*
Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=	The CMT rate published on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.
b	=
The CMT rate published on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d	=	The number of days remaining in the Guaranteed Term.

Example C
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.07 + 0.0025

MVA Factor	=		1.01897
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	1.01897
*Surrender Value	=		$12,296.89
*
Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=
The interest rate swap published two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b	=
The interest rate swap published two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d	=	The number of days remaining in the Guaranteed Term.

Example D
Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		[		]	d
			1 + a		365.25
MVA Factor	=		1 + b + 0.0025

		[		]	985
			1 + 0.08		365.25
MVA Factor	=		1 + 0.09 + 0.0025

MVA Factor	=		0.96944
Surrender Value	=	Specified Value	x	MVA Factor
Surrender Value	=	$12,067.96	x	0.96944
*Surrender Value	=		$11,699.17
*
Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.
Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).
a	=
The interest rate swap published two days before the date the allocation to the GTO was made. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b	=
The interest rate swap published two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment. If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d	=	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made. These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).
Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$7,665
	7 Years	$12,776	-23.68%	$9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

APPENDIX B
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2023 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC" or "the Company") is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a majority-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a wide range of products and services, which include life insurance, fixed and variable individual annuities, private and public sector group retirement plans, investment advisory services, pension risk transfer ("PRT") contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.
Wholly-owned subsidiaries of NLIC as of December 31, 2023 include Nationwide Life and Annuity Insurance Company ("NLAIC") and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC ("Olentangy") and Nationwide SBL, LLC ("NWSBL"), Jefferson National Life Insurance Company ("JNL") and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York ("JNLNY"), Eagle Captive Reinsurance, LLC ("Eagle"), Nationwide Investment Services Corporation ("NISC") and Nationwide Investment Advisors, LLC ("NIA"). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and nonadmitted subsidiary. NWSBL is an Ohio limited liability company and offers a securities-based lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and nonadmitted subsidiary.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Life Insurance, Annuities, Retirement Solutions and Corporate Solutions and Other.
"Pre-tax operating earnings (losses)" used below is defined as income before federal income tax expense and net realized capital gains and losses on investments.
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life insurance products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2023	2022	2021
Total revenues	$888	$876	$877
Pre-tax operating earnings (losses)	$68	$110	$(24)
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts, deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods. Deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts are linked to the performance of an external index and subject to other factors that determine the performance of the contract. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment. The selected financial data for the Company’s Annuities segment for the years ended December 31, 2022 and 2021, reflect transfers for retirement plan guarantee products to the Retirement Solutions segment beginning in 2023.
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2023	2022	2021
Total revenues	$9,549	$7,733	$8,513
Pre-tax operating earnings	$171	$194	$603
Retirement Solutions
The Retirement Solutions segment is composed of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457(b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The Retirement Solutions segment also includes stable value wrap products and solutions. The selected financial data for the Company’s Retirement Solutions segment for the years ended December 31, 2022 and 2021, reflect transfers for retirement plan guarantee products from the Annuities segment beginning in 2023.
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2023	2022	2021
Total revenues	$5,172	$6,148	$5,648
Pre-tax operating earnings	$139	$170	$169
Corporate Solutions and Other
The Corporate Solutions and Other segment consists of corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") products, PRT, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2023	2022	2021
Total revenues	$4,586	$4,143	$2,312
Pre-tax operating earnings	$1,081	$360	$737
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc. ("NRS"), Nationwide Securities, LLC ("NSLLC") and Nationwide Financial General Agency, Inc. ("NFGA"). The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms and Life Insurance Agencies. The Company sells individual annuities, mutual funds, group retirement plans, PRT and life insurance products through, or at the recommendation or direction of, independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company also provides information and education to registered investment advisors who may recommend these products to their customers. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities, as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
Affiliated Producers. The Company has affiliated producers that are authorized to distribute life insurance, annuity and mutual fund products, as well as individual securities and investment advisory services. Producers licensed and appointed through NFGA sell fixed life insurance and fixed annuities to individual consumers. Producers licensed and registered with NSLLC, a registered broker-dealer and federally registered investment advisor, offer variable life insurance and variable annuities, as well as various other securities and investment advisory services.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and accident and health risks in order to reduce the net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and accident and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $58 million and $9 million as of December 31, 2023 and 2022, respectively.
Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement, pursuant to which NLIC cedes to NMIC nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2023, NLIC has a financial strength rating of "A+" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P").
Competition
The Company competes with many other insurers, as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers. The Ohio Department of Insurance ("the Department") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam, Virgin Islands and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York with the New York State Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and is licensed in Ohio as a special purpose financial captive insurance company regulated by the Department. Olentangy is domiciled in Vermont and is licensed in Vermont as a dormant special purpose financial insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Among other areas, these authorities regulate advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements;

enterprise risk management; surplus requirements; accounting standards; Risk Based Capital ("RBC") requirements; statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurers; environmental, social and governance ("ESG") rules and standards including management and disclosure of climate risks; and other matters.
The National Association of Insurance Commissioners ("NAIC") is the U.S. standard setting and regulatory support organization created and governed by the chief insurance regulatory authorities of the 50 states, the District of Columbia and the five U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a wholly-owned subsidiary of NMIC. NMIC is the ultimate controlling entity of the Nationwide group of companies. As such, Nationwide is subject to certain insurance laws of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as "insurance holding company acts"). Generally, under such laws, among other requirements, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile and, in some cases, the state of commercial domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the U.S. that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to risk-based capital calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. The NAIC utilizes a U.S. group capital calculation ("GCC") using an RBC aggregation methodology. The GCC is intended to be a financial tool to assist regulators in identifying risks that may emanate from a holding company system and to holistically understand the financial condition of non-insurance entities and how capital is distributed across an entire group. It is a quantitative measure used to complement the view of group-specific risks provided in the ORSA. In addition, the GCC is intended to comply with the requirements under the Covered Agreements with the European Union ("EU") and the United Kingdom ("UK"). The GCC met the requirement that the States have a "worldwide group capital calculation" in place by November 7, 2022 in order to avoid the EU or UK from imposing a group capital assessment or requirement at the level of the worldwide parent. The NAIC encouraged states with groups impacted by the Covered Agreements to adopt the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) which implements the GCC effective November 7, 2022. In April 2022, Ohio adopted the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) to implement the GCC. As such, Nationwide filed its first GCC with the Department, the Company’s lead state regulator in May 2023.

Principle-Based Reserving
In June 2016, the NAIC adopted a recommendation that activated a principle-based reserving approach for life insurance products. Principle-based reserving replaced the previous formulaic basis for reserves which did not fully reflect the risks or costs of the liability or obligations of the insurer. The principle-based reserving approach had a three-year phase in period. At the Company’s discretion, it could be applied to new individual life business beginning as early as January 1, 2017 and was required to be applied for all new individual life business issued January 1, 2020 and later. The Company started the application of the principle-based reserving approach on all new individual life business on January 1, 2020. The principle-based reserving approach did not affect reserves for policies in force prior to January 1, 2020 and had no material impact on the Company’s statutory financial statements.
In 2019, the NAIC adopted revisions to the Valuation Manual Requirements for Principle-Based Reserves for Variable Annuities ("VM-21"), which provided comprehensive updates to the Commissioners Annuity Reserve Valuation Method of reserving for variable annuities. VM-21 provided the choice of (1) full adoption beginning January 1, 2020, (2) an election to grade in over 3 years, or (3) an election to grade in over 7 years, subject to commissioner discretion. The Company elected to fully adopt the change in reserving valuation basis as of January 1, 2020.
Captive Reinsurance Regulation
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by Eagle. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG 48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new policies that were issued on or after January 1, 2015. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation (the "Reserve Financing Model Regulation") in December 2016 to replace AG 48. The Reserve Financing Model Regulation is consistent with AG 48 and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. The Reserve Financing Model Regulation became an NAIC accreditation standard on September 1, 2022, although states can use AG 48 to satisfy the accreditation requirement.
In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuity reserves and capital requirements. Changes included: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C-3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The revised framework was effective January 1, 2020 and includes an optional three-year phase in. The impact to the Company was minimal due to its continued utilization of a captive which was not impacted by AG 43 and resulted in a reduction of AG 43-related reserves that were not ceded to the captive. See also "Risk Factors - The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to NLAIC’s capital position and/or a reduction in sales of NLAIC’s term and universal life insurance products".
Macro-Prudential Supervision
The NAIC has been focused on a Macro-Prudential Initiative ("MPI") to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. The NAIC adopted amendments to the Model Holding Company Act and Regulation that also implemented a filing requirement for a liquidity stress-testing ("LST") framework. The LST requires the ultimate controlling person of certain large U.S. life insurers and insurance groups meeting certain scope criteria based on the amounts of business written or material exposure to certain investment transactions, to file the results of the LST annually with a group’s lead state regulator. Nationwide filed its first LST with the Department on June 30, 2023.

Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by state insurance regulatory authorities, and their business and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, JNL and Eagle each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance regulatory authorities periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The Department’s most recently completed financial examination of NLIC, NLAIC and Eagle concluded in 2023 and was for the five-year period ended December 31, 2021.
The most recently completed financial examination of JNL and JNLNY by the Texas Department of Insurance and NY DFS, respectively, was as of December 31, 2021 and concluded in 2023. Vermont, in coordination with the timing of the Department exams above, completed an examination of Olentangy in 2023 for the five-year period ended December 31, 2021.
The examinations for NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy completed in 2023 did not result in any significant issues or adjustments. The examination reports are available to the public.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.
Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2023, 2022 and 2021, credits received by the Company have not been material.
Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
As of December 31, 2023, NLIC, NLAIC, JNL, JNLNY and Eagle are subject to RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. See Note 14 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
The NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. For instance, in 2021, the NAIC adopted a new longevity risk charge and changes to risk charges for bonds and real estate. The NAIC also approved an RBC update for mortality risk that took effect at year-end 2022. The NAIC has undertaken a principle-based bond project, effective January 1, 2025, which includes consideration of factors to determine whether an investment in an asset-backed security qualifies for reporting on an insurer’s statutory financial statement as a bond on Schedule D, Part 1 (long-term bonds) as opposed to Schedule BA, Part 1 (other long-term invested assets), the latter of which has a higher risk charge. The NAIC is also reviewing the RBC treatment of collateralized loan obligations ("CLOs") on an interim and long-term basis, and on August 16, 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45%, which will be effective for year-end 2024 RBC filings.
On August 13, 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative Interest Maintenance Reserve ("IMR") balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer’s surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC’s new interim statutory accounting guidance, which is effective through December 31, 2025, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC intends to develop a long-term solution for the accounting treatment of negative IMR.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards and other enhanced conduct standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens or expose the Company to increased liability for any violation of such regulations and responsibilities.
The NAIC adopted revisions to the Suitability in Annuity Transactions Model Regulation to incorporate a best interest standard of care for sales of annuity products. Several states have adopted the amendments, including Ohio. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.
Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity, foreign investments and common stocks. Failure to comply with these laws and regulations may cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments comply, in all material respects, with such laws and regulations as of December 31, 2023.

In recent years, the NAIC has been evaluating the risks associated with insurers’ investments in leveraged loans and CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, the NAIC Structured Securities Group will model CLO investments and evaluate tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that reduce RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. The amendment became effective on January 1, 2024, with insurers first reporting the financially modeled NAIC designations for CLOs with their year-end 2024 financial statement filings.
Federal Initiatives
Although the U.S. federal government generally does not directly regulate the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("the Dodd-Frank Act") expand the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.
On December 4, 2019, the FSOC approved a proposal that significantly altered its process for making such non-bank SIFI designations. Among other things, the guidance: (i) required the FSOC to focus on regulating activities that pose systemic risk, allowing for the involvement of primary regulators, rather than designations of individual firms (also known as an "activities-based approach"); (ii) shortened the designation process; (iii) invited participation from firms under consideration for designation earlier in the designation process to provide greater transparency; (iv) required a cost-benefit analysis prior to making a designation, which must include a determination of the likelihood of the potential systemic impact actually occurring; and (v) clarified the "off ramp" process for firms that have been designated as SIFIs.
In April 2023, the FSOC issued a proposal on further revised guidance and analytical framework on the designation of non-bank SIFI’s that would replace the 2019 guidance and alter the designation process by: (i) eliminating the requirement that FSOC use an activities-based approach before considering the designation of a non-bank financial company in order to clarify that FSOC may use any of its statutory tools to address risks and threats to U.S. financial stability; and (ii) no longer requiring FSOC to conduct a cost-benefit analysis or assessment of the likelihood of a non-bank financial company’s material financial distress prior to making a determination. The U.S. Secretary of the Treasury has stated that the proposed guidance would remove certain elements of the 2019 guidance that have made it difficult for FSOC to use its designation authority. The final interpretive guidance was issued on November 17, 2023, and revised guidance became effective January 16, 2024.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative, to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of FSOC and making recommendations to FSOC regarding insurers to be designated for more stringent regulation.
Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and services.

Securities Laws
Certain of NLIC and its subsidiaries’ products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933, as amended (the "Securities Act"). NISC, a subsidiary of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority and is also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and under the Securities Act.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
The SEC adopted a package of rulemaking and interpretive guidance regarding the standards of conducts for broker-dealers and investment advisors. Of particular note was the adoption of a new "best interest" standard for broker-dealers when making recommendations to retail customers of any securities transaction or investment strategy involving securities. Also adopted as part of the package was a new "relationship summary" disclosure requirement for broker-dealers and investment advisors that must be provided to "retail investors."
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements in the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating an additional expense or lost opportunity to the Company.
Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, are subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements, in conjunction with variation margin requirements, may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Environmental, Social and Governance Regulation
The Company is exposed to risks relating to ESG factors. Customers, regulators and other market participants may evaluate the Company’s business or other practices according to a variety of ESG standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, legislators and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG legislation, rules or standards applicable to the Company. For example, the NAIC (led by the California Department of Insurance) has modified the Insurer Climate Risk Disclosure Survey to align with the standards established by the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures ("TCFD"), a recognized framework of recommendations that were developed to enhance climate-related disclosures. On March 6, 2024, the SEC adopted final climate disclosure regulations that impose new reporting requirements for certain climate-related information including disclosure of the board’s existing oversight practices for climate-related risks and management’s role in assessing and managing material climate-related risks as well as describing internal processes for identifying, assessing, mitigating and disclosing material climate risks. The final regulation includes a phased-in compliance period, with the compliance date dependent on a filer’s status and content of disclosure. The impacts of the final regulation are being evaluated by the Company. Some regulators are taking opposing positions on financial services companies’ consideration of ESG factors in carrying out their businesses. For instance, some states are prohibiting entities with state contracts from considering certain ESG factors, while others are encouraging consideration of such factors and promoting divestment from certain industries, especially carbon-based industries. Such opposing regulatory positions present potential difficulties for Nationwide’s Investment and Retirement Security businesses, which have extensive state contracts. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, the Company may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators or other constituents. As a result, the Company could face adverse regulatory, customer, media or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges. More specifically, climate risk has the potential for negative impacts resulting from damage to physical property insured or held as investments due to increase extreme weather events, financial losses or decreased revenues resulting from the transition to a low carbon economy and legal and regulatory losses attributable to climate change or failing to manage climate risk factors.
Management of Climate Risk
The NAIC, state legislators and state insurance regulators are evaluating issues related to the management of climate risk. The NAIC’s goal is to address climate-related risks through three areas of insurance regulation: financial risk analysis; insurance market availability and affordability; and consumer education and outreach. The NAIC’s executive-level Climate and Resiliency Task Force has four workstreams dedicated to this initiative.
In October 2023, California adopted legislation that requires businesses with total revenues over $1 billion and operating in California to disclose to an emissions reporting organization their Scope 1 and 2 greenhouse gas emissions starting in 2026 and Scope 3 starting in 2027.
In addition, in furtherance of the Executive Order on Climate-Related Financial Risk, dated May 20, 2021, the FIO sought public comment on climate-related financial risks in the insurance industry. In June 2023, the FIO released a report entitled, Insurance Supervision and Regulation of Climate-Related Risks, which assesses climate-related issues and gaps in the supervision and regulation of insurers. The report acknowledges that there are important existing efforts to incorporate climate-related risk into state insurance regulation and supervision, although they largely remain in the preliminary stage. The report encourages state insurance regulators and the NAIC to build on their progress and makes 20 policy recommendations to improve the supervision of climate-related risks, including that NAIC and state insurance regulators should prioritize the creation and use of new and effective climate-related risk tools and processes, such as the development of scenario analysis.
Diversity and Corporate Governance
The NAIC and state insurance regulators are also evaluating issues related to diversity within the insurance industry. In New York, the NY DFS issued a circular letter in 2021 stating that it expects the insurers it regulates to make diversity of their leadership a business priority and a key element of their corporate governance. The NY DFS published aggregate data from 2020 regarding the diversity of corporate boards and management from insures that met certain New York premium thresholds, although no further guidance was provided. The NAIC is also evaluating issues related to race, diversity and inclusion, and is examining practices in the insurance industry in order to determine how barriers are created that disadvantage people of color or historically underrepresented groups.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to focus on regulation regarding these subjects, including the privacy of personal information, and the security of financial institutions’ information technology ("IT") systems and the information processed thereon. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application due to the multiplicity of state and federal regulators examining the Company.

The California Consumer Privacy Act of 2018 ("CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive than those found in other privacy laws applicable to the Company in the U.S. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020 and enforcement by California’s Attorney General began July 1, 2020. Final regulations were promulgated shortly thereafter. In November 2020, the CCPA was amended by the California Privacy Rights Act ("CPRA"), which became effective in most material respects on January 1, 2023. The CPRA provides expanded rights for California consumers (e.g., the right to correct inaccurate personal information) and created a new regulatory agency, the California Privacy Protection Agency, dedicated to enforcing Californians’ consumer privacy rights. Other U.S. states have enacted, or are considering, similar privacy laws; however, some of these laws include entity-wide exemptions for financial institutions that collect and use nonpublic personal information subject to the GLBA.
New York’s cybersecurity regulation for financial services institutions requires entities, including insurance entities subject to the jurisdiction of the NY DFS, to establish and maintain a cybersecurity program designed to protect consumers’ private data. The regulation specifically provides for: (i) senior leader and Board oversight of the covered entity’s cybersecurity program; (ii) controls relating to the governance framework for a cybersecurity program; (iii) risk-based minimum standards for technology systems for data protection; (iv) requirements for cyber breach responses, including notice to the NY DFS of material events; and (v) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS. In November 2022, the NY DFS proposed amendments to expand the regulation, including heightened governance and technical requirements. As a result of comments received on the draft amendments, the NY DFS proposed revisions to the draft amendments, which were subject to another comment period that ended on August 14, 2023. On November 1, 2023, NY DFS adopted amendments to its cybersecurity regulation. The amended regulation will require the Company’s Chief Executive Officer ("CEO") to sign an annual certification that Nationwide is complying with the cybersecurity regulation. Previously, this certification was signed by the Chief Information Security Officers ("CISO") only, but it must now be signed by both the CEO and CISO.
The NAIC adopted the Insurance Data Security Model Law (the "Cybersecurity Model Law"), which established standards for data security and notification of cybersecurity events in states where adopted. The Cybersecurity Model Law has been adopted in Ohio and several other states. Additional states may follow. The Cybersecurity Model Law, which is functionally similar to the NY DFS’ regulation, imposes significant regulatory burdens intended to protect the confidentiality, integrity and availability of the regulated entity’s information systems. The NAIC is also developing a new model law to replace the existing privacy models, Insurance Information and Privacy Protections Model Act, and Privacy of Consumer Financial and Health Information Regulation, rather than updating them. In Spring 2023, the NAIC’s Privacy Protections (H) Working Group’s ("PPWG") held meetings during which interested parties and consumer advocates provided feedback on the initial exposure draft of the new Consumer Privacy Protections Model Law ("Model 674"). At the conclusion of the meetings, PPWG rewrote the model law and, on July 11, 2023, exposed the new draft of Model 674 for further public comment. Due to the large number of comments received, PPWG requested an extension of time to develop Model 674 at the NAIC’s Fall National Meeting in December 2023, wherein the NAIC announced that a one-year extension would be given, with final adoption expected at the NAIC 2024 fall meeting.
The NAIC has also established a Big Data and Artificial Intelligence (H) Working Group ("BDAIWG") devoted to ensuring that regulations and regulatory activities appropriately protect consumers from harm which could result from technological developments in the insurance sector. The BDAIWG is considering such issues as the lack of transparency and potential for bias in algorithms used to synthesize big data. It has issued an artificial intelligence survey for life insurance and is exploring the creation of a regulatory evaluation of third-party data and model vendors. On July 17, 2023, the NAIC’s Innovation, Cybersecurity, and Technology (H) Committee exposed for public comment a draft model bulletin which outlines how insurance departments should govern the development, acquisition and use of artificial intelligence technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in relation to artificial intelligence systems. The public comment period closed on September 5, 2023. The NAIC released a revised version of the bulletin on October 17, 2023, and it adopted a final version of the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers during its Fall National Meeting in December 2023. The Company cannot predict what, if any, changes to laws or regulations may be enacted with regard to big data and artificial intelligence.
In February 2022, the SEC proposed new rules for investment advisors, registered investment companies, and business development companies to enhance cybersecurity preparedness and improve the resilience against cybersecurity threats and attacks. Specifically, the proposal would: require advisers and funds to adopt and implement written policies and procedures that are reasonably designed to address cybersecurity risks; require advisers to report significant cybersecurity incidents to the SEC on proposed Form ADV-C; enhance adviser and fund disclosures related to cybersecurity risks and incidents; and require advisers and funds to maintain, make, and retain certain cybersecurity-related books and records. In March 2023, the SEC approved additional proposals for public comment to amend Privacy of Consumer Financial Information (Regulation S-P) and Regulation Systems Compliance and Integrity, which would require covered entities, including broker-dealers, to, among other requirements, notify the SEC of significant cybersecurity events and make disclosures regarding cybersecurity risks and incidents via Form Summary of Cybersecurity Incidents and Risks, Part II.
Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations. The Company cannot predict whether such rules would be adopted, or what effect such rules would have on its business or compliance costs.
Employee Retirement Income Security Act ("ERISA")
The ERISA contains fiduciary obligations that have been changing dramatically back and forth over the past few years. In 2016, the Department of Labor ("DOL") enacted a 2016 Fiduciary Rule that expanded the traditional Five Part Test as to who was a fiduciary under ERISA. However, on June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the 2016 Rule. On June 29, 2020, the DOL further released technical amendments that reinstated the Five Part Test. On December 18, 2020, the DOL also adopted a new Prohibited Transaction Class Exemption ("PTE"), "Improving Investment Advice for Workers & Retirees" effective February 16, 2021. Although this is the current status of the law, on October 31, 2023, the DOL once again proposed another Fiduciary Rule referred to as "the Retirement Security Rule." Like the 2016 Fiduciary Rule, the Retirement Security Rule would again significantly alter the Five Part Test, expand the definition of a fiduciary, and modify known exemptions.
See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."
Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
In August 2022, the Inflation Reduction Act (the "Act") was signed into law. The Act includes a new Federal corporate alternative minimum tax, effective in 2023, that is based on the adjusted financial statement income set forth on the applicable financial statement of an applicable corporation. See Note 8 to the audited statutory financial statements included in the F pages of this report for additional discussion of the Act.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes to the IRC could have an adverse impact on the desirability of the products offered by the Company.
Employees
The Company does not have any employees of its own, but rather is provided personnel by NMIC or NLAIC pursuant to the enterprise cost sharing agreements between the companies.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings and FHLB programs.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.
At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.
General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, changes in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.

Risks Related to Investments
The Company is exposed to significant financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to significant financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Conversely, inflation may increase and interest rates may suddenly spike, which could have a material effect on the Company’s results of operations, insofar as inflation may affect interest rates. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities. In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes due to market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.
The Company invests a portion of its portfolio in alternative investments, such as private equity funds, private debt, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the

Company’s annuity products offer guaranteed benefits, which increase its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments. These derivative instruments primarily include interest rate swaps, currency swaps, futures contracts and options. There can be no assurances these programs will successfully mitigate the associated risks.
The Company maintains an Asset Valuation Reserve ("AVR") as established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an IMR established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 to the audited statutory financial statements included in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
Securities Lending can affect liquidity and exposes Nationwide to investment risk.
Nationwide currently engages in securities lending. Its securities lending program is managed through Bank of New York Mellon ("BNYM"). As its agent, BNYM lends out securities to approved borrowers and receives cash or U.S. government/agency collateral (non-cash loans). The cash collateral is invested in accordance with the approved investment policy. The investment policy currently is constrained to U.S. Government and Agency collateralized overnight reverse repurchase agreements. While securities are on loan, Nationwide is not able to sell those securities. This can affect near-term liquidity until the securities can be returned. In the event the borrower defaults and does not return the securities, Nationwide would retain the cash collateral that has been invested in U.S. government or agency collateralized overnight reverse repurchase agreements. BNYM indemnifies Nationwide against borrower default and losses on non-cash loans. Nationwide bears the risks associated with cash investments. There is risk in the reverse repurchase agreements which the cash collateral is invested in. If the counterparty in the repurchase agreement defaults, Nationwide would retain the U.S. Government Bonds and/or U.S. agency bonds/mortgages. There is risk that the U.S. government bonds and/or U.S. agency bonds/mortgages have declined in value below the level of the cash invested.

The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.
Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.
The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, cash equivalents, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the Department, as applicable, the carrying value of such investments is as follows:
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Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
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Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation methodology, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
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Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.

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The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
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Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less a valuation allowance.
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Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the cash surrender value of the policy. As such, no valuation allowance for policy loans is required.
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Cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools.
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Short-term investments consist of government agency discount notes with maturities of twelve months or less at acquisition and are carried at amortized cost, which approximates fair value. Short-term investments also include outstanding promissory notes with initial maturity dates of one-year or less with certain affiliates.
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Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable, and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The NAIC is working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.

NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 ("OAC 3901-1-67") to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims. The application of this prescribed practice on NLIC’s eligible derivative instruments and indexed products resulted in a decrease of NLIC’s statutory surplus by an immaterial amount as of December 31, 2023 and an increase of NLIC’s statutory surplus by an immaterial amount as of December 31, 2022. The application of this prescribed practice on NLAIC’s eligible derivative instruments and indexed products resulted in a decrease of NLIC’s subsidiary valuation of NLAIC by $89 million as of December 31, 2023 and an increase of NLIC’s subsidiary valuation of NLAIC by $232 million as of December 31, 2022.
Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed GMDB and GLWB risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the Statutory Accounting Principles detailed within the NAIC Accounting Practices and Procedures manual pursuant to Ohio Revised Code Chapter 3964 and approved by the Department. The prescribed practice resulted in an increase of the Company’s subsidiary valuation of Eagle by $228 million as of December 31, 2023 and a decrease of the Company’s subsidiary valuation of Eagle by $118 million as of December 31, 2022.
Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset that increased NLIC's valuation of Eagle by $853 million as of December 31, 2023.
Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. This permitted practice increased NLIC and NLAIC’s valuation of Olentangy by $67 million as of December 31, 2022 and December 31, 2021. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC's recapture of the reinsurance agreements.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business, as well as to federal oversight with respect to certain portions of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Accordingly, the Company could be adversely affected by, among other things, changes in state law relating to advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; RBC requirements, statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurance; ESG rules and standards including management and disclosure of climate risks and other matters. Changes in state regulations, or in the interpretation or application of existing state laws or regulations may adversely impact the Company’s pricing, capital requirements, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance.
Changes are often implemented by state regulators in order to benefit policyholders to the detriment of insurers. State insurance regulators and the NAIC continually re-examine existing laws and regulations and may impose changes in the future that put further regulatory burdens on the Company, and thus, could have an adverse effect on its results of operations and financial condition.
In addition, state insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Company operates require the Company bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies via participation in state guaranty associations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies.
At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employment and employee benefits regulation, financial services regulation, and federal taxation, can significantly affect the insurance business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. The Company cannot predict the effect any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
A failure to comply with rules and regulations in a jurisdiction could lead to disciplinary action, the imposition of fines or the revocation of the license, permission or authorization necessary to conduct the Company’s business in that jurisdiction, all of which could have a material adverse effect on the continued conduct of business in a particular jurisdiction.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees. See Note 13 to the audited statutory financial statements included in the F pages of this report for a description of litigation and regulatory actions.

The amount of statutory capital and surplus that the Company and its insurance subsidiaries have and the amount of statutory capital and surplus they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
In addition, the NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. See "Business—Regulation—Risk-Based Capital" for further discussion of potential changes to the RBC framework.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity. See Note 14 to the audited statutory financial statements included in the F pages of this report for a further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principle-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
See "Business—Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates. The 2020 PTE, which took effect on February 16, 2021, was expected to ease some of the investment advice restrictions under ERISA. However, this expectation may change if the Retirement Security Act, a new rule similar to the 2016 Fiduciary Rule, becomes law.
Overall, the DOL has issued or proposed several regulations over the past eight years that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. The NAIC amended its annuity suitability model regulation to incorporate a best interest standard. Many states have adopted the amendments, including Ohio. Some states have enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, the NY DFS amended the annuity suitability regulation to incorporate the best interest standard for annuity sales and they expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."
The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to NLAIC’s capital position and/or a reduction in sales of NLAIC’S term and universal life insurance products.
NLAIC has implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38 for certain term life insurance and universal life insurance policies with secondary guarantees. These arrangements are subject to review by state insurance regulators and rating agencies and, for any new transactions entered into in the future, are subject to AG 48 as well. For those insurance policies where NLAIC has not implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38, NLAIC has experienced a negative impact on its financial condition and results of operations. If NLAIC is unable to implement solutions to mitigate the impact of in force Regulation XXX and AG 38 business, this may continue to have a negative impact on its financial condition and results of operations.
See "Business – Regulation - Captive Reinsurance Regulation" for further discussion of Regulation XXX and Actuarial Guideline 38.

Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position, and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business—Ratings" for further information on current financial strength, claims-paying ability and credit ratings.
Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.

Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.

A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business—Competition" for a further description of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personal information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological safeguards and defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, require consumer and regulatory notification of the unauthorized data access harming its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to anticipate or prevent all breaches of information security.
Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack, pandemic or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.
Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time, the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.

The Company faces compliance obligations and corresponding risk of noncompliance with, and enforcement action under, the Bank Secrecy Act and other anti-money laundering, and sanctions statutes and regulations.
A major focus of U.S. governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 substantially broadened the scope of U.S. anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations on regulated companies, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the U.S., in certain circumstances, and by expanding the categories of financial institutions subject to such laws and regulations to include some categories of insurance companies. Certain financial institutions are also prohibited from entering into specified financial transactions and account relationships and must use enhanced due diligence procedures in their dealings with certain types of high-risk clients and implement a written customer identification program. Financial institutions must take certain steps to assist government agencies in detecting and preventing money laundering and report certain types of suspicious transactions without notifying the affected clients. Similarly, the U.S. government has been escalating the obligations and requirements associated with sanctions laws including those enforced by the Treasury Department’s Office of Foreign Assets Control ("OFAC"). Regulatory authorities routinely examine financial institutions to ensure that they have policies and procedures reasonably designed to comply with applicable requirements and for compliance with the policies and procedures and these substantive obligations. Failure of a financial institution to maintain and implement adequate programs, including policies and procedures, to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution, including causing applicable regulatory authorities not to approve merger or acquisition transactions when regulatory approval is required or to prohibit such transactions even if approval is not required. Regulatory authorities have imposed cease and desist orders and civil money penalties against institutions found to be violating these obligations. The Company and its subsidiaries are subject to OFAC’s regulations, and anti-money laundering statutes and certain regulations, and its compliance obligations under these rules result in increased costs and allocation of internal resources.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements included in the F pages of this report for a discussion of legal proceedings.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2023.
There were no dividends paid in 2023 or 2022. During March 2021, the Company paid an ordinary dividend of $550 million to NFS.
NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Distributions and Risk-Based Capital for information regarding dividend restrictions.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend,"

"plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)
fluctuations in the results of operations or financial condition;
(b)
actual claims losses exceeding reserves for claims;
(c)
difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)
the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)
changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)
the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(g)
heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)
adverse state and federal legislation and regulation, with respect to, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;
(i)
the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)
failure to maintain or expand distribution channels;
(k)
possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;
(l)
loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information or otherwise perform;
(m)
changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)
outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)
competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)
fluctuations in RBC levels;
(q)
settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)
deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;

(s)
adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)
the availability, pricing and effectiveness of reinsurance;
(u)
the effectiveness of policies and procedures for managing risk;
(v)
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)
adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)
the inability to protect intellectual property and defend against claims of infringement;
(y)
realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)
exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)
statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principle-based reserving requirements;
(ab)
lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)
defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2023. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.
Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, accident and health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Accident and health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives, with the exception of derivatives applying the prescribed practice under OAC 3901-1-67 which are recognized in net investment income. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.

The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.
Note 2 to the audited statutory financial statements included in the F pages of this report provides a summary of significant accounting policies.
Results of Operations
2023 Compared to 2022
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2023	2022	Change
Revenues
Premiums and annuity considerations	$14,670	$14,535	1%
Net investment income	3,136	2,019	55%
Other revenues	2,389	2,346	2%
Total revenues	$20,195	$18,900	7%
Benefits and expenses
Benefits to policyholders and beneficiaries	$17,416	$15,963	9%
Increase in reserves for future policy benefits and claims	3,747	2,525	48%
Net transfers from separate accounts	(3,742)	(1,635)	(129% )
Commissions	766	810	(5% )

	December 31,
(in millions)	2023	2022	Change
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	702	564	24%
Total benefits and expenses	$18,736	$18,066	4%
Income before federal income tax expense and net realized capital (losses) gains on investments	$1,459	$834	75%
Federal income tax expense	108	100	8%
Income before net realized capital (losses) gains on investments	$1,351	$734	84%
Net realized capital (losses) gains on investments, net of tax and transfers to the interest maintenance reserve	(402)	240	(268% )
Net income	$949	$974	(3% )
The Company recorded lower net income for the year ended December 31, 2023 compared to 2022, primarily due to higher benefits to policyholders and beneficiaries, increases in reserves for future policy benefits and claims and net realized capital (losses) gains on investments, net of tax and transfers. These were partially offset by larger net transfers from separate accounts and increases in net investment income and premiums and annuity considerations.
Higher benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity products and private sector retirement plans.
The increase in reserves for future policy benefits and claims was primarily related to larger reserve increases in individual deferred fixed annuity and immediate annuity products that was partially offset by larger reserve decreases in private and public sector retirement plans and individual deferred variable annuity products.
Net realized capital losses on investments, net of tax and transfers during 2023 compared to gains in 2022 were primarily associated with derivative instruments in each period.
The increase in net transfers from separate accounts was primarily associated with individual deferred variable annuity, variable COLI and BOLI, separate account PRT and retirement plan guarantee products.
The increase in net investment income was principally related to the Corporate Solutions and Other segment.
The increase in premiums and annuity considerations was primarily attributable to individual deferred fixed annuity and immediate annuity product considerations, partially offset by decreases in deferred registered index-linked annuity, individual deferred variable annuity and retirement plan guarantee product considerations and COLI and BOLI product premiums.
2022 Compared to 2021
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2022	2021	Change
Revenues
Premiums and annuity considerations	$14,535	$12,664	15%
Net investment income	2,019	2,231	(10% )
Other revenues	2,346	2,455	(4% )
Total revenues	$18,900	$17,350	9%
Benefits and expenses
Benefits to policyholders and beneficiaries	$15,963	$16,884	(5% )
Increase in reserves for future policy benefits and claims	2,525	807	213%
Net transfers from separate accounts	(1,635)	(3,002)	46%
Commissions	810	858	(6% )
Reserve adjustment on reinsurance assumed	(161)	(151)	(7% )
Other expenses	564	469	20%
Total benefits and expenses	$18,066	$15,865	14%
Income before federal income tax expense (benefit) and net realized capital gains (losses) on investments	$834	$1,485	(44% )

	December 31,
(in millions)	2022	2021	Change
Federal income tax expense (benefit)	100	(9)	1211%
Income before net realized capital gains (losses) on investments	$734	$1,494	(51% )
Net realized capital gains (losses) on investments, net of tax and transfers to the interest maintenance reserve	240	(683)	135%
Net income	$974	$811	20%
The Company recorded higher net income for the year ended December 31, 2022 compared to 2021, primarily due to increases in premiums and annuity considerations and net realized capital gains (losses) on investments, net of tax and transfers and decreases in benefits to policyholders and beneficiaries. These were partially offset by increases in reserves for future policy benefits and claims and lower net transfers from separate accounts.
The increase in premiums and annuity considerations was primarily attributable to COLI and BOLI products, individual deferred fixed annuity products, retirement plan guarantee products and PRT products, partially offset by a decrease in individual deferred variable annuity products.
Net realized capital gains on investments, net of tax and transfers during 2022 compared to losses in 2021 were primarily driven by gains on derivative instruments period over period.
Lower benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity products and private and public sector retirement plans.
The increase in reserves for future policy benefits and claims were principally related to larger reserve increases in the Annuities segment and Corporate Solutions and Other segment products, partially offset by a larger reserve decrease in public sector retirement plans.
The lower net transfers from separate accounts were primarily driven by larger net transfers to separate accounts for variable COLI and BOLI products and retirement plan guarantee products plus lower net transfers from separate accounts for private and public sector retirement plans, partially offset by an increase in net transfers from separate accounts for individual deferred variable annuity products.
Business Segments
Life Insurance
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$412	$415	(1% )
Net investment income	276	261	6%
Other revenues	200	200	0%
Total revenues	$888	$876	1%
Benefits and expenses
Benefits to policyholders and beneficiaries	$673	$659	2%
Increase in reserves for future policy benefits and claims	59	45	31%
Net transfers from separate accounts	(64)	(98)	35%
Commissions	25	26	(4% )
Other expenses	127	134	(5% )
Total benefits and expenses	$820	$766	7%
Pre-tax operating earnings	$68	$110	(38% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to lower net transfers from separate accounts, higher benefits to policyholders and beneficiaries and larger increases in reserves for future policy benefits and claims, partially offset by higher net investment income.

The lower net transfers from separate accounts reflects a decrease in benefits to policyholders and beneficiaries and transfers into fixed option funds for variable universal life insurance products.
The increase in benefits to policyholders and beneficiaries were primarily related to fixed universal life insurance product death benefits, partially offset by a decrease in variable universal life insurance product death and surrender benefits.
The increase in change in reserves for future policy benefits and claims was driven by a larger year over year increase in fixed and indexed universal life insurance products reserves that was partially offset by a larger year over year decrease in reserves for variable universal life insurance and traditional life insurance products.
Higher net investment income was primarily associated with growth in fixed universal life insurance products.
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$415	$425	(2% )
Net investment income	261	254	3%
Other revenues	200	198	1%
Total revenues	$876	$877	(0% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$659	$748	(12% )
Increase in reserves for future policy benefits and claims	45	86	(48% )
Net transfers from separate accounts	(98)	(97)	(1% )
Commissions	26	27	(4% )
Other expenses	134	137	(2% )
Total benefits and expenses	$766	$901	(15% )
Pre-tax operating earnings (losses)	$110	$(24)	558%
Pre-tax operating earnings (losses) increased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to lower benefits to policyholders and beneficiaries and smaller increases in reserves for future policy benefits and claims.
The decrease in benefits to policyholders and beneficiaries were primarily related to individual variable universal life, traditional life and universal life insurance product death benefits.
The decrease in change in reserves for future policy benefits and claims was driven by a smaller increase year over year for individual fixed universal life insurance products that was partially offset by a larger increase year over year for individual variable universal life insurance products.
Annuities
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$7,368	$5,758	28%
Net investment income	613	346	77%
Other revenues	1,568	1,629	(4% )
Total revenues	$9,549	$7,733	23%
Benefits and expenses
Benefits to policyholders and beneficiaries	$8,867	$7,978	11%

	December 31,
(in millions)	2023	2022	Change
Increase in reserves for future policy benefits and claims	4,210	2,347	79%
Net transfers from separate accounts	(4,246)	(3,307)	(28% )
Commissions	542	546	(1% )
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	158	136	16%
Total benefits and expenses	$9,378	$7,539	24%
Pre-tax operating earnings	$171	$194	(12% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by a larger increase in reserves for future policy benefits and claims and higher benefits to policyholders and beneficiaries, partially offset by higher annuity considerations, net transfers from separate accounts and net investment income.
The larger increase in reserves for future policy benefits and claims was driven by higher sales in individual deferred fixed annuity and immediate annuity products that was partially offset by larger outflows in individual deferred variable annuity products and lower sales in deferred registered index-linked annuity products.
The increase in benefits to policyholders and beneficiaries reflects higher surrender benefits in individual deferred variable annuity products driven by positive year-over-year market performance increasing account values of surrendered contracts as the increasing interest rate environment influenced participant lapse behavior.
The annuity considerations increase was due to higher sales of individual deferred fixed annuity and immediate annuity products that were driven by the increasing interest rate environment and partially offset by lower sales in deferred registered index-linked annuity and individual deferred variable annuity products due to recent market volatility.
The increase in net transfers from separate accounts primarily reflects a decrease in annuity considerations and higher benefits to policyholders and beneficiaries in individual deferred variable annuity products.
The increase in net investment income was principally due to growth in individual deferred fixed annuity, deferred registered index-linked annuity and individual immediate annuity products.
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$5,758	$6,512	(12% )
Net investment income	346	337	3%
Other revenues	1,629	1,664	(2% )
Total revenues	$7,733	$8,513	(9% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$7,978	$8,698	(8% )
Increase in reserves for future policy benefits and claims	2,347	84	2694%
Net transfers from separate accounts	(3,307)	(1,391)	(138% )
Commissions	546	629	(13% )
Reserve adjustment on reinsurance assumed	(161)	(151)	(7% )
Other expenses	136	41	232%
Total benefits and expenses	$7,539	$7,910	(5% )
Pre-tax operating earnings	$194	$603	(68% )
Pre-tax operating earnings decreased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily driven by increases in reserves for future policy benefits and claims and decreases in annuity considerations, partially offset by higher net transfers from separate accounts and lower benefits to policyholders and beneficiaries.

The increase in reserves for future policy benefits and claims was driven by a larger increase in individual deferred fixed annuity products, individual immediate annuity products and individual deferred registered indexed linked annuity products.
Annuity considerations decreased due to lower sales of individual deferred variable annuity products, partially offset by an increase in sales of individual deferred fixed annuity and immediate annuity products.
The increase in net transfers from separate accounts primarily reflects a decrease in annuity considerations, partially offset by lower benefits to policyholders and beneficiaries, for individual deferred variable annuity products.
The decrease in benefits to policyholders and beneficiaries was principally driven by reduced individual deferred variable annuity product surrender benefits.
Retirement Solutions
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,150	$5,097	(19% )
Net investment income	835	860	3%
Other revenues	187	191	(2% )
Total revenues	$5,172	$6,148	(16% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,990	$6,662	5%
Decrease in reserves for future policy benefits and claims	(1,469)	(622)	(136% )
Net transfers from separate accounts	(791)	(320)	(147% )
Commissions	89	138	(36% )
Other expenses	214	120	78%
Total benefits and expenses	$5,033	$5,978	(16% )
Pre-tax operating earnings	$139	$170	(18% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by lower annuity considerations and larger benefits to policyholders and beneficiaries, partially offset by higher decrease in reserves for future policy benefits and claims and net transfers from separate accounts.
The decrease in annuity considerations was primarily related to the non-recurrence of a 2022 large case acquisition in retirement plan guarantee products and a reduced level of exchanges from noninsurance trust products in public sector retirement plans.
Benefits to policyholders and beneficiaries increased primarily due to surrender benefits in private sector retirement plan products, partially offset by decreases in surrender benefits in public sector retirement plan and retirement plan guarantee products.
The larger decrease in reserves for future policy benefits and claims in private and public sector retirement plan reserves primarily reflects lower participant account values due to higher volumes of withdrawals.
The larger net transfers from separate accounts was principally related to retirement plan guarantee products and driven by lower annuity considerations, partially offset by decreased surrender benefits to policyholders and beneficiaries.

2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$5,097	$4,551	12%
Net investment income	860	861	0%
Other revenues	191	236	(19% )
Total revenues	$6,148	$5,648	9%
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,662	$6,780	(2% )
(Decrease) increase in reserves for future policy benefits and claims	(622)	89	(799% )
Net transfers from separate accounts	(320)	(1,616)	80%
Commissions	138	104	33%
Other expenses	120	122	(2% )
Total benefits and expenses	$5,978	$5,479	9%
Pre-tax operating earnings	$170	$169	1%
Pre-tax operating earnings was consistent for the year ended December 31, 2022 compared to the year ended December 31, 2021. Lower net transfers from separate accounts were offset by a decrease in reserves for future policy benefits and claims, an increase in annuity considerations and smaller benefits to policyholders and beneficiaries.
The decrease in net transfers from separate accounts was principally related to transfers to fixed option funds in private and public sector retirement plan separate accounts and higher annuity considerations, partially offset by higher surrender benefits, in retirement plan guarantee products.
The larger decrease in reserves for future policy benefits and claims primarily reflects a decrease in public sector retirement plan reserves due to large case withdrawals.
The increase in annuity considerations was primarily attributable to a large case acquisition in retirement plan guarantee products.
Benefits to policyholders and beneficiaries decreased primarily due to surrender benefits in private and public sector retirement plans, partially offset by an increase in retirement plan guarantee product surrender benefits.
Corporate Solutions and Other
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$2,740	$3,265	(16% )
Net investment income	1,412	552	156%
Other revenues	434	326	33%
Total revenues	$4,586	$4,143	11%
Benefits and expenses
Benefits to policyholders and beneficiaries	$886	$664	33%
Increase in reserves for future policy benefits and claims	947	755	25%
Net transfers to separate accounts	1,359	2,090	(35% )
Commissions	110	100	10%

	December 31,
(in millions)	2023	2022	Change
Other expenses	203	174	17%
Total benefits and expenses	$3,505	$3,783	(7% )
Pre-tax operating earnings	$1,081	$360	200%
Pre-tax operating earnings increased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to an increase in net investment income and lower net transfers to separate accounts, partially offset by decrease in premiums and annuity considerations, higher benefits to policyholders and beneficiaries and a larger increase in reserves for future policy benefits and claims.
The increase in net investment income was principally due to dividends received from Eagle included in invested assets not assigned to other reportable segments, interest income in the FHLB funding agreement program and growth in COLI, BOLI and PRT products.
The decline in net transfers to separate accounts was primarily attributable to lower premiums and annuity considerations due to the non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products and lower separate account PRT annuity sales.
The non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products was also the primary factor for the decrease in premiums and annuity considerations.
Increases in benefits to policyholders and beneficiaries was driven by interest expense in the FHLB funding agreement program, surrender benefits in COLI and BOLI products and annuity benefit payments in PRT products.
The increase in reserves for future policy benefits and claims was primarily associated with higher general account PRT annuity sales and increased renewal premiums in COLI and BOLI products.
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,265	$1,176	178%
Net investment income	552	779	(29% )
Other revenues	326	357	(9% )
Total revenues	$4,143	$2,312	79%
Benefits and expenses
Benefits to policyholders and beneficiaries	$664	$658	1%
Increase in reserves for future policy benefits and claims	755	548	38%
Net transfers to separate accounts	2,090	102	1949%
Commissions	100	98	2%
Other expenses	174	169	3%
Total benefits and expenses	$3,783	$1,575	140%
Pre-tax operating earnings	$360	$737	(51% )
Pre-tax operating earnings decreased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to an increase in net transfers to separate accounts, a decrease in net investment income and an increase in reserves for future policy benefits and claims, partially offset by an increase in premiums and annuity considerations.
The net transfers to separate accounts increase was primarily attributable to large case acquisitions in variable COLI and BOLI products.
The decrease in net investment income was principally due to a decrease in invested assets not assigned to other reportable segments.

The increase in reserves for future policy benefits and claims was primarily associated with new case acquisitions in PRT products and COLI and BOLI products.
Large case acquisitions drove the increase in COLI and BOLI product premiums and PRT product annuity considerations increased due to new case acquisitions.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders, dividends and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.
The most significant long-term contractual obligations of the Company relate to the future policy benefits and claims for its annuity and life insurance products. The Company purchases investments with durations aligned with the expected durations of the liabilities they support.
To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on many of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 68.3% of total liabilities as of December 31, 2023 and 68.0% as of December 31, 2022.
A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, much of the general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Borrowed Money
The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2023 and 2022.
The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2023 and 2022.
The Company has agreements with the FHLB to provide financing for operations. These agreements, which were renewed in February 2024 and expire January 31, 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2023 and 2022, the Company had no amounts outstanding under these agreements.

See Note 9 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of short-term debt and FHLB funding agreements.
Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.
On December 19, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 31, 2031. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 17 and December 17. The Company received approval from the Department and made all scheduled interest payments.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the Department and is payable semi-annually on April 15 and October 15. The Company received approval from the Department and made all scheduled interest payments.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the Department and is payable semi-annually on January 15 and July 15. The Company received approval from the Department and made all scheduled interest payments.
On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 1 and December 1. The Company received approval from the Department and made all scheduled interest payments.
See Note 10 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. RBC is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors. Regulatory compliance is determined annually based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum RBC requirements for all periods presented. See Note 14 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s regulatory RBC.
Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $113.3 billion (64%) and 102.8 billion (64%) were held in separate accounts as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company held assets of $63.9 billion (36%) and $58.6 billion (36%) in general accounts, respectively, including $61.9 billion of general account invested assets as of December 31, 2023 compared to $57.0 billion as of December 31, 2022.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, investment performance is generally passed into the Company’s separate account assets through to the Company’s customers.

The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2023		December 31, 2022
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$43,867	71%	$40,208	71%
Stocks	3,714	6%	3,700	6%
Mortgage loans, net of allowance	9,144	15%	8,363	15%
Policy loans	969	2%	933	2%
Derivative assets	113	0%	143	0%
Cash, cash equivalents and short-term investments	1,555	2%	1,621	3%
Securities lending collateral assets	359	1%	232	0%
Other invested assets	2,198	3%	1,848	3%
Total invested assets	$61,919	100%	$57,048	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 96% were in the two highest NAIC designations as of December 31, 2023 and 2022.
Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2023			December 31, 2022
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$23,341	$22,064	53%	$21,073	$19,210	53%
2	18,621	17,583	43%	17,241	15,489	43%
3	1,191	1,126	3%	1,291	1,146	3%
4	563	547	1%	512	471	1%
5	138	132	0%	78	75	0%
6	13	22	0%	13	19	0%
	$43,867	$41,474	100%	$40,208	$36,410	100%
See Note 2 to the Company’s audited statutory financial statements included in the F pages for the policy for valuation of bonds.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2023			December 31, 2022
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$7,695	$7,440	97%	$6,410	$6,022	96%
2	125	118	2%	173	160	2%

(in millions)	December 31, 2023			December 31, 2022
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
3	49	42	1%	64	53	1%
4	38	33	0%	46	41	1%
5	15	16	0%	9	11	0%
6	2	9	0%	-	7	0%
	$7,924	$7,658	100%	$6,702	$6,294	100%
Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and Note 5 to the Company’s audited statutory financial statements included in the F pages for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnership, investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2023	2022
Alternative investments:
Private equity and debt funds	$1,153	$797
Real estate partnerships	879	730
Tax credit funds	90	117
Investment in Eagle	69	53
Total alternative investments	$2,191	$1,697
Derivatives collateral and receivables	7	151
Total other invested assets	$2,198	$1,848
Mortgage Loans, Net of Allowance
As of December 31, 2023, commercial mortgage loans were $9.1 billion, compared to $8.4 billion as of December 31, 2022. There were $490 million and $291 million of outstanding commitments to fund commercial mortgage loans as of December 31, 2023 and 2022, respectively.
As of December 31, 2023 and December 31, 2022, the Company has a diversified mortgage loan portfolio with no more than 23% in a geographic region in the U.S., no more than 44% in a property type and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the mortgage loan portfolio.
Other Investment Information
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s derivative instruments.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Life Insurance[1]		Annuities[2]		Retirement Solutions[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2023
Minimum guaranteed crediting rate of 3.51% or greater	$527	4.00%	$-	-%	$-	-%	$1	4.00%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$-	-%	$184	3.47%	$3,248	3.47%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$592	3.09%	$1,167	2.81%	$2,902	2.39%	$2,256	3.09%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$127	2.27%	$390	1.39%	$12,673	2.54%	$2,574	3.11%
No minimum guaranteed crediting rate[4]	$-	-%	$2,344	-%	$1,520	2.21%	$-	-%

December 31, 2022
Minimum guaranteed crediting rate of 3.51% or greater	$554	4.00%	$-	-%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$-	-%	$207	3.63%	$2,433	3.45%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$598	3.06%	$1,364	2.98%	$2,307	2.65%	$2,260	3.02%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$100	2.26%	$515	1.34%	$15,530	2.49%	$2,015	3.02%
No minimum guaranteed crediting rate[4]	$-	-%	$1,417	0.01%	$1,538	2.12%	$-	-%
1
Includes universal life insurance products and the fixed investment options selected within variable life insurance products.
2
Includes individual fixed annuity products and the fixed investment options selected within individual variable annuity and indexed products.
3
Includes group fixed annuity products.
4
Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.

A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately nine years as of December 31, 2023. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.
Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with SAP and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company. See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.

Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2023 and 2022, approximately 87% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB. See Note 2 to the audited statutory financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Use of Derivatives to Manage Equity Market Risk
To mitigate these risks, the Company enters into a variety of derivatives including futures, options, index options and total return swaps. See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	61	February 2013
Timothy G. Frommeyer	59	January 2009
Steven A. Ginnan	56	June 2018
Eric S. Henderson	61	March 2012
Holly R. Snyder	56	October 2021
Kirt A. Walker	60	November 2009
For biographical information on Mmes. Snyder and Messrs. Carter, Frommeyer, Ginnan, Henderson, and Walker, please see the information provided below in Executive Officers of the Registrant.

Executive Officers of the Registrant
Name	Age	Position with NLIC
John L. Carter	61	President and Chief Operating Officer
Vinita Clements	59	Executive Vice President-Chief Human Resources Officer
James R. Fowler	52	Executive Vice President-Chief Technology Officer
Timothy G. Frommeyer	59	Executive Vice President-Chief Financial Officer
Mark S. Howard	60	Executive Vice President-Chief Legal Officer
Ramon Jones	54	Executive Vice President-Chief Marketing Officer
Michael W. Mahaffey	51	Executive Vice President-Chief Customer, Strategy and Innovation Officer
Amy T. Shore	60	Executive Vice President-Chief Transformation Officer
Tina Ambrozy	53	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	61	Senior Vice President-Marketing Management-Financial Services
James D. Benson	58	Senior Vice President-Corporate Controller and Chief Accounting Officer
Joel L. Coleman	58	Senior Vice President-Chief Investment Officer
Rae Ann Dankovic	56	Senior Vice President-Chief Compliance Officer
Steven A. Ginnan	56	Senior Vice President-Chief Financial Officer-Nationwide Financial
Rona Guymon	49	Senior Vice President-Annuity Distribution
Craig A. Hawley	55	Senior Vice President-Retirement Solutions Sales
Eric S. Henderson	61	Senior Vice President-Nationwide Annuity
Kevin T. Jestice	43	Senior Vice President-Investment Management Group
David LaPaul	58	Senior Vice President and Treasurer
Juan J. Perez	43	Senior Vice President-Corporate Solutions
Denise L. Skingle	53	Senior Vice President-Finance & Strategy Legal and Corporate Secretary
Holly R. Snyder	56	Senior Vice President-Nationwide Life
Eric Stevenson	60	Senior Vice President-Retirement Solutions
Business experience for each of the individuals listed in the previous table is set forth below:
Kirt A. Walker has been a Director of NLIC since November 2009 and has been Chief Executive Officer of NMIC since October 2019. Immediately prior to that, Mr. Walker was President and Chief Operating Officer of NLIC from December 2009 to October 2019 and President and Chief Operating Officer-Nationwide Financial for NMIC from October 2009 to October 2019. Previously, he served as President and Chief Operating Officer-Nationwide Insurance for NMIC from February 2009 through October 2009, Division President-NI Eastern Operations for NMIC from March 2006 to February 2009, and President-Allied Insurance Operations from August 2003 through March 2006. Mr. Walker has been with Nationwide since 1986.
John L. Carter has been President and Chief Operating Officer of NLIC since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC from April 2013 to October 2019, President of Nationwide Retirement Solutions, Inc. from July 2015 to October 2019 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Vinita J. Clements has been Executive Vice President-Chief Human Resources Officer of NLIC since July 2021. Previously, Ms. Clements was Senior Vice President-Human Resources – P&C from November 2018-March 2021. She also served as Senior Vice President-Human Resources – NF from October 2017 to November 2018 and Vice President-Human Resources from January 2016 to October 2017 and Associate Vice President-Human Resources from January 2008 to January 2016.
James R. Fowler has been Executive Vice President-Chief Technology Officer of NLIC since September 2021. Previously, Mr. Fowler was Executive Vice President-Chief Information Officer from August 2018 to September 2021. Prior to joining Nationwide, Mr. Fowler was Chief Information Officer for General Electric.
Timothy G. Frommeyer has been Executive Vice President of NLIC and several other Nationwide companies since October 1, 2021 and has served as a Director of NLIC since January 2009. Mr. Frommeyer is currently the CFO of Nationwide Mutual Insurance Company. Previously, Mr. Frommeyer was Senior Vice President–Chief Financial Officer since November 2005.

Mark S. Howard has been Executive Vice President-Chief Legal Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Mr. Howard is also Executive Vice President-Chief Legal Officer of Nationwide Mutual Insurance Company since April 2016. Prior to joining Nationwide, Mr. Howard served as Senior Vice President and Deputy General Counsel of USAA.
Ramon Jones has been Executive Vice President-Chief Marketing Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Mr. Jones served as Senior Vice President-Marketing – Financial Services. Mr. Jones has been with Nationwide since 2009.
Michael W. Mahaffey has been Executive Vice President-Chief Customer, Strategy and Innovation Officer of NLIC and Nationwide Life and Annuity Insurance Company since January 2024. Previously, Mr. Mahaffey served as Executive Vice President-Chief Strategy and Corporate Development Officer of NLIC and Nationwide Life and Annuity Insurance Company from December 2022 to January 2024. Previously, Mr. Mahaffey served as Senior Vice President-Chief Risk Officer, and Associate Vice President-Enterprise Risk Management. Mr. Mahaffey has been with Nationwide since 2005.
Amy T. Shore has been Executive Vice President-Chief Transformation Officer of NLIC and Nationwide Life and Annuity Insurance Company since January 2024. Previously, Ms. Shore served as Executive Vice President-Chief Customer Officer of NLIC and Nationwide Life and Annuity Insurance Company from December 2022 to January 2024. Previously, Ms. Shore served as Senior Vice President-Field Operations EC, Vice President-Field Operations EC, Regional Vice President-Ohio/West Virginia, Vice President-Ohio/West Virginia, and Associate Vice President-Administrative Assistant – Office of the President.
Tina Ambrozy has been Senior Vice President-NF Strategic Customer Solutions since October 2019. Currently, Ms. Ambrozy serves as President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016 and President of Nationwide Investment Services Corporation since April 2017. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC from December 2016 to October 2019. Ms. Ambrozy has been with Nationwide since 1996.
Ann Bair has been Senior Vice President-Marketing Management - Financial Services since October 2020. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
James D. Benson has been Senior Vice President-Corporate Controller and Chief Accounting Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously Mr. Benson was Vice President-Controller from 2005-2011 and Senior Vice President-Controller from 2011-2014 of NLIC. Mr. Benson has been with Nationwide since 1997.
Joel L. Coleman has been Senior Vice President-Chief Investment Officer of NLIC since August 2020. Currently Mr. Coleman is President of Nationwide Asset Management, LLC since July 2020. Prior to joining Nationwide, Mr. Coleman was Chief Investment Officer of Transamerica.
Rae Ann Dankovic has been Senior Vice President-Chief Compliance Officer of NLIC since August 2021. Previously, Ms. Dankovic was Senior Vice President-Nationwide Financial Services Legal of NLIC from February 2013 to August 2021. Ms. Dankovic has been with Nationwide since 1993.
Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018. Mr. Ginnan is also President of 525 Cleveland Avenue, LLC since June 2021. Previously Mr. Ginnan served as VP-NF Chief Actuary from August 2006 to September 2012; and VP-Nationwide Financial Services Chief Actuary.
Rona Guymon has been Senior Vice President-Annuity Distribution for NLIC and several other companies within Nationwide since February 2022. Previously, Ms. Guymon was Vice President, Annuity Distribution - Broker Dealer.
Craig Hawley has been Senior Vice President-Retirement Solutions Sales since January 2022. Previously, Mr. Hawley was Senior Vice President-Annuity Distribution since October 2019. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Eric S. Henderson has been Senior Vice President–Nationwide Annuity of NLIC and several other companies within Nationwide since November 2019. He has also served as a Director of NLIC since March 2012. Mr. Henderson is currently President of Olentangy Reinsurance, LLC since September 2012, Eagle Captive Reinsurance, LLC since September 2015, President of Jefferson National Life Insurance Company, Jefferson Financial Corp. and Jefferson National Life Insurance Company of New York since January 2022. Previously, Mr. Henderson served as Senior Vice

President–Individual Products & Solutions from October 2011 to November 2019, Senior Vice President-Individual Investments Business Head from August 2007 to October 2011 and as Vice President-CFO-Individual Investments from August 2004 to August 2007.
Kevin T. Jestice has been Senior Vice President–Investment Management Group of NLIC since February 2023. Previously, Mr. Jestice was Vice President-Internal Sales Services – Institutional Investments Distribution. Prior to joining Nationwide, Kevin was Principal, Head of Enterprise Advice with Vanguard.
David LaPaul has been Senior Vice President and Treasurer of NLIC as well as other Nationwide companies since November 2010. Mr. LaPaul is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Juan J. Perez has been Senior Vice President-Corporate Solutions of NLIC since February 2021 and several other companies within Nationwide. Mr. Perez has been with Nationwide since 2009 in various product, financial, business development roles.
Denise Skingle has been Senior Vice President-Finance & Strategy Legal and Corporate Secretary of NLIC and several other companies within Nationwide since June 2020. Ms. Skingle has been with Nationwide since September 2005.
Holly Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder also serves as Director for NLIC since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Eric Stevenson has been Senior Vice President-Retirement Solutions of NLIC and several other companies within Nationwide since February 2021. Mr. Stevenson also serves as Director for several companies within Nationwide. Previously, he was Senior Vice President-Workplace Solutions from November 2020 to February 2021 and Senior Vice President-Retirement Plan Sales from January 2019 to November 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the NMIC Human Resources Committee has made under those programs, and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers (NEOs):
2023 Named Executive Officers
John L. Carter – President and Chief Operating Officer ("PEO" of NLIC)
Steven A. Ginnan – Chief Financial Officer – Nationwide Financial ("PFO" of NLIC)
Kirt A. Walker – NMIC Chief Executive Officer
Eric S. Henderson – Senior Vice President – Nationwide Annuity
Timothy G. Frommeyer – Executive Vice President
Executive Summary
Our mission is to protect people, businesses, and futures with extraordinary care. We exist to create value for members and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high-quality products. We motivate our executives to achieve these goals, in part, by delivering direct rewards including base salary, annual and long-term incentives, and other benefits and perquisites. Consistent with our pay for performance philosophy, we focus our compensation programs on sustained financial performance. Compensation levels will increase or decrease to the extent we meet our pre-established performance expectations.
The discussion below is intended to show how:
•
our financial planning process leads to financial and individual objectives;
•
we identify our industry peers to determine market-competitive levels of target rewards;
•
we incorporate financial and individual objectives into our incentive programs;

•
our executive compensation program is designed to closely link pay and performance and align the interests of our executives with our members;
•
we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and
•
we consider both the level and form of these rewards, which we believe help us to attract and retain the executive talent that is necessary to create and maintain stakeholder value.
Compensation Process and Roles
Organizational Structure with Respect to Compensation Decisions
Our Named Executive Officers provide services to other Nationwide companies in addition to NLIC. Decisions regarding the total compensation levels of our Named Executive Officers are made by the NMIC Human Resources Committee based on their roles within NFS and NMIC, as applicable. The NMIC Human Resources Committee does not directly consider the roles of Named Executive Officers with respect to NLIC in determining total compensation. Instead, NLIC pays an allocable portion of total compensation for its Named Executive Officers, which is determined pursuant to a cost-sharing agreement among several Nationwide companies. The remainder of the compensation of NLIC’s executive officers was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.
Amounts we disclose in this prospectus reflect only compensation allocated to and paid by NLIC or its subsidiaries; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our Named Executive Officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results, as applicable. The methods we use for the allocation of compensation paid to our Named Executive Officers varies by officer and the type of compensation and is discussed in more detail in "2023 Compensation Program Design and Implementation."
NMIC Board of Directors and NMIC Human Resources Committee
As delegated by our Board of Directors, the NMIC Human Resources Committee's primary purpose is to discharge the responsibilities of the board as to the compensation of our executive officers. The NMIC Human Resources Committee also carries out the Board of Directors' oversight responsibilities by reviewing our human resources, compensation, and benefits practices.
The operation of the NMIC Human Resources Committee is outlined in a charter that has been adopted by the NMIC Board of Directors. The charter provides that the committee's duties include, among other things:
•
establishment of an overall compensation philosophy;
•
oversight and review of human resources programs for directors, executive officers, and associates;
•
approval of salaries, incentive compensation plans, and awards under such plans for certain executive officers, including the NEOs; and
•
oversight of people and culture risk practices, including policy, strategy, tolerance, and control. Key areas of risk oversight include key person risk and succession planning, employment practices, workplace safety, organizational culture, and compensation design.
The NMIC Human Resources Committee is actively engaged throughout the year and met six times during 2023, including executive sessions without management present. The graphic below summarizes the activities performed during a typical compensation cycle.

Compensation Consultants
The NMIC Human Resources Committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain and terminate independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC Human Resources Committee's scope of responsibilities. Compensation Advisory Partners LLC (CAP), the NMIC Human Resources Committee’s external consultant, attended NMIC Human Resources Committee meetings to provide information and perspective on competitive compensation practices, the competitiveness of executive pay levels, and the alignment of executive pay with company performance, and to raise issues to be addressed by management and/or the NMIC Human Resources Committee. With committee concurrence, management at times directed CAP to collect and analyze data and develop needed background material. CAP has also recommended changes to pay programs and compensation. Management representatives and CAP consultants attend executive sessions of committee meetings as required.
The NMIC Human Resources Committee annually reviews CAP’s independence, considering, among other factors, that CAP provides no other services for us other than those related to its engagement by the NMIC Human Resources Committee as described above. Based on this review, the NMIC Human Resources Committee has determined CAP’s work for the committee to be free from conflicts of interest.
Compensation Governance
Under the guidance of the NMIC Human Resources Committee, Nationwide’s executive compensation programs align with industry best practices including:
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. A significant percentage of total compensation is pay-at-risk that is connected to performance.	No guaranteed annual salary increases. Annual salary increases are based on evaluations of individual performance and market data.
Independent Compensation Consultant. The NMIC Human
Resources Committee retains an independent consultant to avoid conflicts of interest with the business and management. Other consulting services provided to management are subject to
approval by the NMIC Human Resources Committee.
No Incentive for Short-term Results to the Detriment of Long-term Goals and Results. NEOs’ pay mix is heavily weighted toward long-term incentives.
Generally, Target Pay at the Median of Market Comparator
Groups. We aim to target compensation at the median of
companies comparable to us in size. We review the peer group annually to ensure alignment of the industry, companies with whom we compete for talent, business complexity, and company size based on revenue.
No Excessive Perquisites. We provide limited perquisites and personal benefits.

WHAT WE DO	WHAT WE DON’T DO
Maximum Payout Caps for Broad-based Annual and Long- term Incentive Plans. The maximum payment prior to the exercise of discretion is two times the target amount.
No Excessive Severance Benefits. Severance benefits for the
CEO are limited to two times base salary and annual incentives;
and for Named Executive Officers other than the CEO, severance benefits are limited to one times base salary and annual
incentive.

Clawback of Incentive Compensation. Incentive compensation
is subject to clawback if a material financial accounting
restatement occurs or if we must materially adjust the results of a metric used for funding incentive compensation plans.
Additional events that would trigger the clawback policy include detrimental conduct and solicitation of employees.
No Above Market Target Pay Philosophy. We generally do not aim to position target compensation for our Named Executive Officers above market median.
Meaningful Stretch Goals. We establish clear and measurable performance goals at the beginning of performance cycles.	No Plans That Encourage Excessive Risk Taking. Risk mitigation is included in sales, broad-based annual, and long- term plan design, and a risk assessment and mitigation plan is reviewed annually.
Role of Executives in Establishing the Compensation of our Named Executive Officers
Upon request of the NMIC Human Resources Committee, members of management may also attend meetings to provide information and answer questions regarding our strategic objectives, financial performance, and legal and regulatory issues impacting the committee's functions. Mr. Walker attends a portion of the meetings of the NMIC Human Resources Committee and assists the Committee by providing recommendations regarding compensation for Mr. Frommeyer and Mr. Carter. Messrs. Walker, Carter, and Frommeyer assist the NMIC Human Resources Committee by providing recommendations regarding the compensation of Messrs. Ginnan and Henderson. The NMIC Human Resources Committee and the entire NMIC Board of Directors, as applicable, as described in "Benchmarking and Compensation Target-Setting Process" and "Determination of the Final Annual Incentive Payments", exercise their discretion to modify or accept these recommendations. The NMIC Human Resources Committee also meets in executive session without management when discussing compensation matters and on other occasions as determined by the NMIC Human Resources Committee.
Compensation Objectives and Philosophy
The objectives of our compensation programs are to:
•
align the interests of executives with those of stakeholders;
•
maintain a strong link between pay and both individual and company performance; and
•
attract, retain, and motivate top-caliber executive officers with compensation that is competitive in level and form.
Compensation Element	Description	Purpose
Base Salary	Cash compensation that is a fixed element of total compensation.	• attract and retain top-caliber executive talent • recognize executive officers' skills, competencies, experience, and job responsibilities
Annual Incentives	Cash payments awarded after the completion of a one-year performance period.	• reward executives for achieving annual performance goals
Long-term Incentives	Cash awards based on performance over multiple years and subject to forfeiture.
• reward executives for sustained
long-term performance
• retain and motivate executives to ensure
business stability and success
• recognize the achievement of
performance objectives that drive
long-term success, financial stability, and
create value for our customers
• align the interests of executives with
long-term value of our members

Compensation Element	Description	Purpose
Executive Benefits and Perquisites	Includes pension plans, deferred compensation plans, and limited personal perquisites.	• attract and retain top-caliber executive talent • provide income after retirement and enable saving of income for retirement
Benchmarking and Compensation Decision Process
The NMIC Human Resources Committee uses competitive market analysis to compare our compensation practices to those of companies that compete with us for customers, capital and/or executive-level talent and are similar to us in size, scope, and/or business focus. Our market data sources include publicly disclosed compensation information from companies in two peer groups (described below) that the NMIC Human Resources Committee has identified to provide a holistic view of the competitive market, together with commercially available financial services industry and general industry compensation surveys. For certain Named Executive Officers, we average peer group and survey market data specific to the financial services industry because the NMIC Human Resources Committee believes it is appropriate to compare our positions to others in our market for talent that require similar skills, knowledge, and experience. We also review general industry data to supplement the industry-specific view. We use data sources we believe have the best matches for our positions.
Annually, CAP reviews the Insurance/Financial Services Peer Group and recommends changes, as needed, based on the following criteria:
•
Peer group median revenue should approximate Nationwide’s revenue, and peer companies should generally have revenue between one-third and three-times Nationwide’s revenue;
•
Peer group industry representation should be balanced, reflecting an appropriate mix of insurance and other related industries; and
•
Peer group business mix (i.e., Property & Casualty insurance vs. other insurance and financial services) and geographic footprint (i.e., U.S. vs. non-U.S. operations) should be, on average, comparable to Nationwide.
The review that CAP performed in 2022 resulted in the following companies in the Insurance/Financial Services Peer Group to be used to inform 2023 target compensation recommendations:
•
AFLAC, Incorporated
•
American Express Company
•
American International Group, Inc.
•
Capital One Financial Corporation
•
Chubb Limited
•
Equitable Holdings, Inc.
•
Lincoln National Corporation
•
Manulife Financial Corporation
•
Met Life, Inc.
•
Principal Financial Group, Inc.
•
The Progressive Corporation
•
Prudential Financial, Inc.
•
The Allstate Corporation
•
The Hartford Financial Services Group, Inc.
•
The PNC Financial Services Group, Inc.
•
The Travelers Companies, Inc.
•
U.S. Bancorp
•
Unum Group
•
Wells Fargo & Company
The NMIC Human Resources Committee removed Athene Holding Ltd. From the peer group in 2022.
Public Company Peer Group Proxy Data	Priority	Number of Companies	Revenue (Median)	Assets (Median)
Insurance/Financial Services Peer Group[1]	Primary Reference Point	19	$ 34.8 billion	$ 304.7 billion

Public Company Peer Group Proxy Data	Priority	Number of Companies	Revenue (Median)	Assets (Median)
General Industry Peer Group[2] (includes the 50 companies closest to Nationwide in the Fortune rankings that publicly disclose executive compensation)	Supplemental Reference Point	50	$47.4 billion	N/A
Nationwide			$ 29.8 billion	$ 295.7 billion
1
2023 insurance/financial services peer group determination
2
Fortune 500 rank for 2023 general industry peer group determination
We generally target pay at the market median because we believe this is a competitive and responsible pay position, necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median. Annually, we engage in a talent planning process to:
•
anticipate talent demands and identify implications;
•
identify critical roles;
•
conduct talent assessments; and
•
identify successors for critical roles.
The NMIC Human Resources Committee determines the total compensation levels for the Named Executive Officers (which are benchmarked to the competitive external market) as well as the individual elements distributed among base salary and annual and long-term incentives. Annually, we review and may adjust targets for company and individual performance to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers. The following is an overview of these review procedures.
John L. Carter and Timothy G. Frommeyer
In November 2022, CAP also conducted an analysis of competitive market data for Messrs. Carter’s and Frommeyer’s roles to inform 2023 compensation recommendations. CAP summarized the 25th, median (50th), and 75th percentile market data for each position and explained any adjustments necessary to attain appropriately competitive compensation. The NMIC Human Resources Committee approved the 2023 executive compensation structure and insurance and financial services peer group used to inform executive compensation decisions. The compensation elements included in the analysis were: base salary, target annual incentive opportunity and target total cash compensation, and target long-term incentive opportunity and target total direct compensation. The analysis considered the size and complexity of each executive’s roles, as measured by assets or direct written premiums, compared to the market data. CAP also considered factors such as:
•
the comparability of job responsibilities to benchmark job responsibilities;
•
experience, tenure, and performance of each executive; and
•
the responsibilities, internal equity, and strategic importance of the positions.
Kirt A. Walker
CAP provided recommendations for Mr. Walker's 2023 compensation program and met with the NMIC Human Resources Committee, which determined a recommendation for Mr. Walker's compensation targets. CAP conducted an analysis of competitive market data in November 2022 to inform 2023 compensation decisions for Mr. Walker. The NMIC Human Resources Committee reviewed and approved 2023 compensation targets for Mr. Walker. The NMIC Human Resources Committee's final decision on target compensation was subject to the NMIC Board of Directors’ assessment of Mr. Walker’s 2022 performance. The NMIC Human Resources Committee met with the NMIC Board to review and approve the target compensation for Mr. Walker.

Steven A. Ginnan and Eric S. Henderson
In November 2022, Nationwide management conducted an analysis of competitive market data for Messrs. Ginnan’s and Henderson’s roles to inform 2023 compensation recommendations. As a delegate of the NMIC Human Resources Committee, Mr. Walker approved the target compensation for Messrs. Ginnan and Henderson of behalf of the Committee.
2023 Target Compensation Levels and Mix
We compensate executive officers through a mix of base salary, annual incentives, long-term incentives, benefit plans, perquisites, and deferred compensation plans. The plans and the target opportunities for base salary and annual and long-term incentives are reviewed annually by the NMIC Human Resources Committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and company needs. This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.
We determine an appropriate mix of pay elements by using the market data as a guideline. In practice, we may adjust individual elements above or below the mix represented in the market data while maintaining the recommended target total compensation range. Some of the reasons we may deviate from the mix of elements represented in market data include:
•
recruiting needs based on compensation received by a candidate in previous positions;
•
year-to-year variation in the market data, indicating the market data may be volatile;
•
differences between the specific responsibilities of our executives' positions and the positions represented in the market data; and
•
a desire to change the alignment of our incentives between annual and long-term goals for certain positions.
For 2023, the analysis resulted in the following compensation levels and mix at target for the Named Executive Officers:
2023 Target Total Direct Compensation

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2023-2025 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Carter, John L.	512,996	175%	897,743	1,911,786	3,322,524	85%
	(15% )		(27% )	(58% )
Ginnan, Steven A.	301,668	80%	241,334	353,998	896,999	66%
	(34% )		(27% )	(39% )
Walker, Kirt A.	413,986	250%	1,034,965	3,441,765	4,890,716	92%
	(8% )		(21% )	(70% )

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2023-2025 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Henderson, Eric S.	400,567	100%	400,567	475,921	1,277,054	69%
	(31% )		(31% )	(37% )
Frommeyer, Timothy G.	240,295	160%	384,473	844,281	1,469,049	84%
	(16% )		(26% )	(57% )
The elements summarized in the table and chart above illustrate the following points relative to our executive compensation philosophy:
•
Consistent with market practices, a relatively small percentage of the target total direct compensation is provided as base salary, as the NMIC Human Resources Committee believes compensation should be delivered to our Named Executive Officers based on performance.
•
A substantial percentage of the target total direct compensation is comprised of variable incentives, delivered through a mix of annual incentives, which are more focused on short-term financial results, and long-term incentives, which are focused on achievements over multiple years and most closely align with building sustained value for our stakeholders. The NMIC Chief Executive Officer's target pay mix is more heavily weighted toward long-term incentives (70% of target direct compensation), consistent with the role.
The charts below illustrate the percentage change in target total direct compensation, which includes changes to base salary, total target cash (which includes base salary and target annual incentives), and/or long-term incentive targets for the Named Executive Officers in 2023 as compared to 2022.
Target Total Direct Compensation Change in 2023

2023 Compensation Program Design and Implementation
We discuss the following items in this section:
•
what we intend to accomplish with our compensation programs;
•
how we determine the amount for each element of compensation; and
•
the impact of performance on compensation.
The principal elements of 2023 compensation for our Named Executive Officers were base salary and annual and long-term incentives. Each serves a different purpose, as discussed above in "Compensation Objectives and Philosophy."

Base Salary
Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data. We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs, and executive performance. In determining adjustments to the Named Executive Officers' salaries for 2023, the NMIC Human Resources Committee evaluated the following:
•
salaries for comparable positions in the marketplace, taking scope of responsibility into account;
•
our recent financial performance, both overall and with respect to key financial indicators;
•
the annual performance evaluation of each executive officer compared to previously established objectives; and
•
internal pay equity.
Base salary rates for the Named Executive Officers increased by an average of 6.0% in 2023. The overall salary increase percentage reflects the impact of competitive market data, a challenging labor market, and individual and company performance.
Annual Incentives
In 2023, we used the Performance Incentive Plan, or "PIP," to provide a portion of at-risk pay to our Named Executive Officers, which promoted our pay-for-performance philosophy. Below are the highlights of our annual incentive plan design and the changes we made in 2023.
•
The PIP provides participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.
•
In 2023, one set of PIP metrics applied to all Named Executive Officers and reflected a blend of enterprise, corporate staff, and major business line results.
•
The design of incentive plans and reward programs has been used to reinforce a "One Nationwide" strategy, drive an enterprise perspective, and support the alignment of our business operating model.
•
In 2023, enterprise and business unit weights were adjusted to reinforce business unit accountability to drive profitable growth in lines of business by increasing the business unit weighting from 65% to 70%.
•
Business unit weights reflect a blend of profit, growth, expense, and customer metrics.
•
Customer metrics are measured at the business unit level, reflecting a blend of internal measures and external JD Power customer metrics.
•
The enterprise metric continues to be Consolidated Net Operating Income (CNOI).
•
The maximum payment for each participant is 200% of the participant’s target amount. Any adjustments to printed performance results for incentive purposes are presented to and approved by the NMIC Human Resources Committee. Adjustments to printed performance results for incentive purposes may be made for one-time or unusual financial items that have impacted actual performance, but which management believes should not be included to penalize or receive credit for incentive purposes. Examples may include, but are not limited to:
•
Gains and losses from the acquisition or divestiture of businesses and/or operations;
•
Non-recurring, unanticipated tax adjustments; and
•
Errors and/or omissions during target calculations.
No discretionary adjustments were made in 2023.
•
In 2023, Mr. Henderson’s annual incentive plan included a blend of 60% PIP and 40% Sales Incentive Plan or "SIP," metrics to provide a portion of at-risk pay for his role. The SIP plan provides direct financial rewards in the form of short-term incentives for the achievement of key enterprise, financial services business unit, and annuity product line metrics.
•
Our plan also allows the Chief Executive Officer to recommend use of discretion, on approval by the NMIC Human Resources Committee, based on defined guiding principles. Any and all annual incentive performance scores (and corresponding incentive pools), and individual incentive payments may be adjusted up to +/-15%. Proposed adjustments greater than +/-15% require Board approval. The purpose of CEO discretion is to determine if the accomplishments are not adequately reflected in the calculated performance score.
❍
The rationale for such discretion may include, but is not limited to:

◼
changes in industry and competitive conditions after target setting;
◼
execution and achievement of key performance indicators that have a longer-term financial impact; and
◼
performance on key performance indicators such as customer experience, associate engagement, Agency ratings, etc. that may not be reflected in the financial results.
Calculating the 2023 Annual Incentive Scores
All Named Executive Officers are compensated using a mix of enterprise, corporate staff, and major business unit metrics. To calculate the overall performance scores for the financial metrics, the performance score on each applicable metric is weighted, adjusted if applicable, and summed, as shown below:

We define the financial goals used in the tables below as follows:
Metric	Definition
Enterprise Metric
Consolidated Net Operating Income (CNOI)
Consolidated Net Operating Income "CNOI" measures our profitability from continuing operations. CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, credit losses, discontinued operations, and extraordinary items, net of tax.

P&C Business Unit Metrics
P&C Adjusted General Operating Expenses	Excludes Incentives, Defense & Adjusting, Commissions, Premium Tax, Fees and all other.
P&C Premium Growth	The increase or decrease in the current performance year-ending business unit premium over the prior performance year-ending business unit premium, as a percentage.
P&C Non-Weather Loss Ratio
Net incurred losses from non-weather perils, excluding contingent suits, divided by earned insurance premiums in the current year. Incurred losses only reflect losses from the current year and prior year development from the previous year.

P&C JD Powers/CEM Customer Metric	Performance results are calculated by averaging the quartile rankings of each product line.
NF Business Unit Metrics
NF Return on Capital (adjusted for excess capital)
NF net operating income for the year, excluding interest income on excess capital and adding back debt expense, divided by the total NF GAAP equity plus long-term debt at the beginning of the year, excluding excess capital.

Metric	Definition
NF Adjusted General Operating Expenses	Excludes sales incentives, management incentives, premium and other taxes, licenses and fees, and contingent suits.
NF Sales Growth
NF sales primarily include individual and group annuity considerations, as well as life and specialty insurance premiums calculated in accordance with statutory accounting practices. In addition, NF sales includes deposits on administration-only and group trust products within our retirement solutions segment, as well as sales associated with our institutional fund business and securities-backed lending program.

NF Asset Retention
Percentage of assets retained in NF’s key businesses year-over-year. This is calculated in each of the business segments. NF’s retention rate is then calculated using a segment weighting based on revenue.

NF JD Power/Market Metrics	Performance results are calculated by averaging the quartile rankings of each product line.
NW Pet Business Unit Metrics
Pet Trade Combined Ratio (TCR)	Sum of the calendar year loss ratio, statutory expense ratio, and dividend ratio where applicable.
Pet New Writings	New customers / policies that are brought to Nationwide.
Pet Retention %	Portion of the portfolio that has renewed and been retained.
NF Annuity Sales Metrics
NF Annuity: VA	All variable annuity sales with living benefits.
NF Annuity: RILA	Registered Indexed-Linked Annuity sales (Nationwide Defined Protection Annuity and Nationwide Defender Annuity).
NF Annuity: FIA	All Fixed Index Annuity sales.
NF Annuity: FBB	All non-living benefit sales sold through Advisory or Fee Based Brokerage and JP Morgan Multi-Asset Choice product for annuities sales.
NF Annuity: SPIA/Trad Fix	All single-premium immediate annuity (SPIA) and traditional fixed annuity sales.
Corporate Staff Metrics
Corporate Staff Expense	Includes Finance, HR, Legal, Marketing Staff, Customer, CRE, Aviation, and IT Run. Excludes Brand, IT Build, Foundation/ Charitable Contributions, Management incentives.
CEO Non-Financial Metrics
People	Continue to develop a world class organization, talent, and culture.
Strategy	Enabling the execution of strategy with accountability.
Governance	Building an accountable and transparent organization.
2023 PIP Metrics, Weights, and Performance
Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, Frommeyer (Weight)	Mr. Henderson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2023 Incentive Performance Results	Metric Performance Score
Enterprise Metric
Enterprise Consolidated Net Operating Income	26.00	30.00	18.00	$780	$1,560	$2,184	$1,162	0.74
NF Business Unit Metrics
NF Return on Capital	7.29	8.57	12.00	4.7%	7.9%	9.0%	12.6%	2.00

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, Frommeyer (Weight)	Mr. Henderson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2023 Incentive Performance Results	Metric Performance Score
NF Expense: Adjusted General Operating Expenses	3.64	4.29	6.00	$1,456	$1,414	$1,371	$1,410	1.10
NF Sales Growth	8.20	9.64	13.50	$33,250	$35,000	$36,750	$40,006	2.00
NF Customer: Asset Retention	3.64	4.29	6.00	90.22%	92.72%	93.72%	92.46%	0.95
NF Customer: NF JD Power/Market Metrics1	2.73	3.21	4.50	N/A	N/A	1st quartile	2nd quartile	1.33
P&C Business Unit Metrics
Expense: P&C Adjusted General Operating Expenses	3.04	3.57	0.00	$3,112	$3,021	$2,930	$2,966	1.61
P&C Written Premium Growth	3.04	3.57	0.00	-5.01%	-2.51%	-0.51%	-2.77%	0.95
P&C Non-Weather Loss Ratio	12.14	14.29	0.00	51.01%	49.01%	48.01%	52.39%	0.00
P&C Customer: JD Power/CEM Customer Metric1	3.04	3.57	0.00	N/A	N/A	1st quartile	3rd quartile	0.67
Nationwide Pet Business Unit Metrics
Pet Trade Combined Ratio (TCR)	2.13	2.50	0.00	100.0%	98.5%	97.0%	106.1%	0.00
Pet New Writings	1.21	1.43	0.00	450,000	468,700	543,594	395,892	0.00
Pet Retention %	0.91	1.07	0.00	77.7%	79.2%	80.7%	77.0%	0.00
NF Annuity Sales Metrics
NF Annuity: VA	0.00	0.00	10.00	$2,336.9	$3,115.8	$3.894.8	$2,652.6	0.70
NF Annuity: RILA	0.00	0.00	8.00	$900.0	$1,200.0	$1,500.0	$979.8	0.63
NF Annuity: FIA	0.00	0.00	14.00	$3,075.0	$4,100.0	$5,125.0	$5,958.3	2.00
NF Annuity: FBB	0.00	0.00	4.00	$750.0	$1,000.0	$1,250.0	$1,096.0	1.38
NF Annuity: SPIA/Trad Fix	0.00	0.00	4.00	$1,563.2	$2,084.2	$2,605.3	$4,006.3	2.00
Corporate Staff Metric
Corporate Staff Expense	9.00	10.00	0.00	$1,722	$1,672	$1,622	$1,652	1.40
CEO Non-Financial Metrics
People, Strategy and Governance	15.00	0.00	0.00	Qualitative and quantitative non-financial metrics2				1.74
1
Performance results are calculated by averaging the quartile rankings of each product line. Actual calibration for 3rd quartile is 0.67, 2nd quartile is 1.33, and 1st quartile is 2.00.
2
Non-financial metrics includes objectives related to people, strategy and governance. Metrics include qualitative and quantitative metrics approved by the NMIC Board of Directors.
Determination of the Final Annual Incentive Payments
To determine the 2023 annual incentive compensation payments for our Named Executive Officers, the NMIC Human Resources Committee assessed each executive officer's performance under the PIP, considering the metrics in the tables above in addition to the executive officer's overall performance, our overall financial performance, and management's assessment of performance on individual objectives.
The actual amounts the Named Executive Officers received under the PIP depended solely on the achievement of the approved metrics and the discretion of the NMIC Human Resources Committee to reward individual performance, as described above.
The performance assessment for Mr. Walker, the NMIC Chief Executive Officer, also included non-financial components, which were approved by the NMIC Human Resources Committee. These emphasized:

•
developing world class organization, talent, and culture;
•
enabling execution of strategy with accountability; and,
•
building an accountable and transparent organization.
Each independent director completed a formal evaluation of Mr. Walker’s performance against the non-financial objectives and gave a rating on a five-point scale. After summarizing the results and meeting with the Chair of the NMIC Human Resources Committee, CAP and the NMIC Human Resources Committee met with the NMIC Board of Directors to approve the overall non-financial performance score for Mr. Walker. The score, expressed as a multiple of the weighted target amount, was incorporated into the overall PIP score and approved by the NMIC Board of Directors.
The resulting cash payments for our Named Executive Officers are below:
Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
John L. Carter[1]	897,743	118% of Target	$1,063,780	Performance compared to the PIP enterprise scorecard objectives
Steven A. Ginnan[1]	241,334	114% of Target	$276,226	Performance compared to the PIP enterprise scorecard objectives
Kirt A. Walker[2]	1,034,965	109% of Target	$1,123,454	Performance compared to the PIP enterprise scorecard objectives and non-financial objectives
Eric S. Henderson[3]	400,567	136% of Target	$546,373	Performance compared to PIP enterprise and NF business unit; and SIP annuity scorecard objectives
Timothy G. Frommeyer[1]	384,473	101% of Target	$386,395	Performance compared to the PIP enterprise scorecard objectives
1
Messrs. Carter, Frommeyer and Ginnan’s 2023 annual incentive payment included an individual performance discretion adjustment of $192,970, $13,457, and $42,132 respectfully, to recognize them for achieving above goal performance results.
2
Mr. Walker’s 2023 annual incentive payment did not include individual discretion. Mr. Walker’s award was based on the 85% PIP scorecard results and 15% non-financial objective results.
3
Mr. Henderson’s 2023 annual incentive payment did not include individual discretion. Mr. Henderson’s award was based on the 60% NF PIP scorecard results and 40% annuity sales results.
Long-Term Incentives: Long-Term Performance Plan (LTPP)
Three-year Performance Cycle
Consistent with our philosophy of emphasizing pay that is performance-based, long-term incentive compensation constitutes a substantial portion of each Named Executive Officer's total compensation package. The LTPP is intended to accomplish the following objectives:
•
reward sustained long-term value creation with appropriate consideration of risk capacity, appetite, and limits;
•
deliver market-competitive target compensation consistent with organizational performance; and
•
retain and motivate executives to ensure business stability and success.
In 2023, the NMIC Human Resources Committee used the LTPP to award long-term incentives to the Named Executive Officers. The goals used are:
•
Sales and Direct Written Premium growth; and
•
Capital Strength measured by Standard & Poor's capital calculation.

Minimum performance on both metrics is required for a score above 0.0. A situation where Sales and DWP Growth plan is achieved, and Capital Strength is at least AA+ results in a score of 1.00; higher or lower scores will be achieved according to the extent each metric is above or below target. Performance is measured at the end of each year over a three-year period and the final score is the average of the three previous years’ annual scores. A time value of money factor of 3.00% is added to the final payment to account for the length of time between the grant of the target award and the payment.
Three-year Cycle LTPP Performance Matrix and Results for 2023 Year

Executive	2021-2023 LTPP Target	2021-2023 LTPP Payment vs. Target	2021-2023 LTPP Payment[1]
John L. Carter	$1,306,387	188% of Target	$2,529,687
Steven A. Ginnan	$215,477	188% of Target	$417,249
Kirt A. Walker	$2,889,784	188% of Target	$5,595,778
Eric S. Henderson	$436,261	188% of Target	$844,775
Timothy G. Frommeyer	$519,557	188% of Target	$1,006,071
1
2021-2023 LTPP payments included a time value of money factor of 3.00%.
The 2023 LTPP grants for the 2023-2025 performance cycle are described in "Grants of Plan-Based Awards."
Clawback Policy
If we are required to prepare a material financial accounting restatement or to materially adjust the results of a metric used for funding incentive compensation plans, we may recover from any current or former person we determine to be an elected officer any amount more than what should have been paid, up to and including:
•
The amount of any incentive award under the PIP or LTPP to the extent the restatement impacts the amount awarded;
•
The total amount of awards granted to the extent the restatement impacts the amounts that would have been granted, with such awards valued in good faith at the discretion of the NMIC Board of Directors; and
•
Any other amount determined by the NMIC Board of Directors, in its sole discretion, to have been improperly awarded.
Recovery may, at the NMIC Board of Directors' discretion, be in the form of an adjustment to future incentive awards, as applicable.

For adjustments to incentive plan funding metrics that are not related to an accounting restatement but are considered material for incentive payment purposes, the impacts will be analyzed to determine the degree of incentive plan materiality, and if recovery or additional payments are required, the adjustments will be applied during the next incentive plan payout.
In addition, if an elected officer engages in detrimental conduct, we may recover from the officer all or any portion of incentive compensation that was paid or payable to the officer within the three-year period preceding the date on which we become aware that the officer engaged in detrimental conduct.
For this purpose, "Detrimental Conduct" means any of the following conduct:
•
Misconduct, gross negligence, or commission of a material error, including in a supervisory capacity, that causes, or might reasonably be expected to cause, material reputational, financial or other harm to the Company
•
Material violation of any applicable Company policies, including the Company’s written code of business conduct and ethics
•
Material breach of any written non-competition, non-disclosure, or non-solicitation agreement in effect with the Company.
Personal Benefits and Perquisites
Together with perquisites and other personal benefits, which are the same for all associates (such as health and welfare benefits and pension and savings plans), we provide to our executive officers non-qualified pension and savings plans, deferred compensation plans and personal perquisites, all of which we believe are consistent with market competitive practices. For more information about these personal benefits and perquisites, see the "Summary Compensation Table."
Termination Benefits and Payments
It is Nationwide's practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including our Named Executive Officers. We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level. Annually, the NMIC Human Resources Committee reviews a competitive analysis of the provisions to ensure alignment with industry practices. The agreements provide certain protections to the executive officer regarding compensation and benefits. In exchange for those protections, the executive officer agrees to keep our information confidential, and agrees not to solicit our employees or customers and not to compete with Nationwide for a specified period following termination. We provide additional information with respect to post-termination benefits provided under these severance agreements in "Potential Payments Upon Termination or Change of Control."
Benefit	Mr. Walker	Messrs. Carter, Ginnan, Henderson and Frommeyer
Severance benefits	• 2 x salary	• 1 x salary
Annual bonus for the year of termination	• 2 x actual bonus	• 1 x actual bonus
Outstanding LTPP performance cycles	• Actual payout in accordance with plan vesting provisions	• Actual payout in accordance with plan vesting provisions
Lump sum and gross-up for continuation of health care benefits	• 24 months	• 12 months
Retirement benefits	• Bridge to early retirement if terminated within 3 years of age 55 • Lump sum for company contribution to 401(k) and Supplemental 401(k) for 24 months	• Bridge to early retirement if terminated within 3 years of age 55 • Lump sum for company contribution to 401(k) and Supplemental 401(k) for 12 months
Restrictive clauses	• Non-compete for 2 years • Non-solicitation for 2 years • Confidentiality	• Non-compete for 1 year • Non-solicitation for 1 year • Confidentiality
Certain termination-of-employment events may trigger post-termination payments and benefits if a severance agreement does not apply to the payments and benefits. Those events include retirement, severance, termination for cause, death, disability, and voluntary termination. The details of the benefits and payments made upon termination are also described in "Potential Payments Upon Termination or Change of Control."

Impact of Regulatory Requirements on Compensation
There were no regulatory requirements that influenced our compensation arrangements.
Risk Mitigation in Plan Design
Nationwide’s Enterprise Risk & Capital Management capabilities are linked with business planning and execution. The Risk Appetite framework is embedded in strategy development and informs key decisions regarding growth, resource allocation, product development and pricing, strategic asset allocation, asset-liability management, risk transfer, and target returns. Nationwide has spent considerable time developing an appropriate compensation plan to motivate prudent risk taking in pursuit of business objectives. Our compensation plan strengthens the culture of risk management across the organization through risk and capital metrics embedded in the design. The NMIC Human Resources Committee annually reviews our alignment with governance best practices and regulatory requirements regarding the risks inherent in our compensation policies and practices. The risk assessment is comprehensive and:
•
includes the appropriate review of potential areas of risk in the incentive plans, and design features and internal control processes / governance that mitigate risk and support responsible decision making;
•
considers overall enterprise risk management at Nationwide and interplay with compensation programs; and
•
incorporates checks and balances as it relates to performance measurement, risk considerations, and the structure upon which rewards are earned.
We believe that our broad-based compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
Compensation Tables
Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation[1]	Change in Pension Value and Non- qualified Deferred Compensation Earnings[9]	All Other Compensation	Total
John L. Carter President and Chief Operating Officer	2023	510,055	0	2,488,999	939,766	46,805 [4]	3,985,625
	2022	422,254	0	1,970,433	0 [3]	32,479	2,425,166
	2021	392,396	19,520	826,441	365,421	64,634	1,668,412
Steven A. Ginnan Chief Financial Officer - Nationwide Financial	2023	299,300	0	343,678	313,815	12,831 [5]	969,624
	2022	240,724	0	346,181	0 [3]	8,026	594,931
	2021	218,448	0	151,625	0 [3]	16,680	386,753
Kirt A. Walker NMIC Chief Executive Officer	2023	410,240	0	3,885,678	1,584,447	75,830 [6]	5,956,195
	2022	348,789	0	3,094,766	246,180	53,514	3,743,249
	2021	191,001	0	1,168,597	415,283	26,427	1,801,308
Eric S. Henderson SVP - Nationwide Annuity	2023	398,615	0	891,518	379,805	21,650 [7]	1,691,588
	2022	401,569	0	977,424	0 [3]	24,455	1,403,448
	2021	377,468	0	490,053	9,127	30,869	907,517
Timothy G. Frommeyer Executive Vice President	2023	236,549	0	822,681	520,666	18,333 [8]	1,598,299
	2022	193,034	0	696,769	0 [3]	26,655	916,458
	2021	103,494	0	192,899	0 [3]	13,758	310,151
1
Amounts in the summary compensation table above reflect incentive compensation earned under the PIP for the 2022 performance year and the allocated amounts earned under the LTPP for the 2020-2022 cycle that were paid in 2023.
2
Amounts in the table below reflect incentive compensation earned under the PIP for the 2023 performance year and the allocated amounts earned under the LTPP for the 2021-2023 cycle that were paid in 2024.

2024 Incentive Payment Summary2
Executive	2024 PIP Payment	2024 LTPP Payment	2024 Incentive Payments
Mr. Carter	$897,743	$2,529,687	$3,427,430
Mr. Ginnan	$241,334	$417,249	$658,583
Mr. Walker	$1,034,965	$5,595,778	$6,630,743
Mr. Henderson	$400,567	$844,775	$1,245,342
Mr. Frommeyer	$384,473	$1,006,071	$1,390,544
3
In accordance with Instruction 3 to Item 402(c)(2)(viii), negative values are shown as $0.
4
Includes the contribution we made on behalf of Mr. Carter in the amount of $46,474 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
5
Includes the contribution we made on behalf of Mr. Ginnan in the amount of $12,731 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the actual incremental cost of Mr. Walker's personal use of the company plane in the amount of $22,683; the contribution we made on behalf of Mr. Walker in the amount of $52,670 under the Nationwide Supplemental Defined Contribution Plan; a tax gross-up in the amount of $520 for the actual cost of an executive physical; and $474 the company-paid portion for parking expenses and automotive service in the executive parking garage.
7
Includes the contribution we made on behalf of Mr. Henderson in the amount of $21,238 the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
8
Includes the contribution we made on behalf of Mr. Frommeyer in the amount of $18,165 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
Grants of Plan-Based Awards in 2023
		Estimated Future Payouts Under Non-equity Incentive Plan Awards
Name	Grant date	Threshold	Target	Maximum
John L. Carter	2/7/2023 [1,2]	$448,872	$897,743	$1,795,486
	2/7/2023 [3]	$0	$1,911,786	$3,823,572
Steven A. Ginnan	2/7/2023 [1,2]	$120,667	$241,334	$482,668
	2/7/2023 [3]	$0	$353,998	$707,996
Kirt A. Walker	2/7/2023 [1,2]	$517,483	$1,034,965	$2,069,930
	2/7/2023 [3]	$0	$3,441,765	$6,883,530
Eric S. Henderson	2/7/2023 [1,2]	$200,284	$400,567	$801,134
	2/7/2023 [3]	$0	$475,921	$951,842
Timothy G. Frommeyer	2/7/2023 [1,2]	$192,237	$384,473	$768,946
	2/7/2023 [3]	$0	$844,281	$1,688,562
1
We calculated thresholds for metrics other than CNOI separately after a $350.0 million performance level was achieved on CNOI. Actual payment may be less than the amount shown for threshold.
2
Represents PIP award. The maximum reflects a 200% maximum performance-based payout and potential discretionary adjustment of 15% that would require NMIC Human Resources Committee approval and any adjustments beyond 15% require NMIC Board of Directors approval.
3
Represents an award under the LTPP for the 2023-2025 performance period. A time value of money factor of 3.00% will be added to the final payment.
Annual Incentive Compensation
On February 7, 2023, we granted annual incentive target opportunities to our Named Executive Officers. The amounts earned for 2023 annual award opportunities are reflected in the "Summary Compensation Table." In 2023, goals under the PIP were met at 101% to 136% of the target amount. Additional detail is provided in "2023 Compensation Program Design and Implementation."

Long-term Incentive Compensation
On February 7, 2023, we granted long-term incentive target opportunities to Named Executive Officers. The long-term plan performance is based on based on NF Sales and DWP Growth, and S&P Capital Strength. Performance is measured annually and averaged at the end of a three-year period to determine a final performance score. A time value of money factor of 3.00% was added to the final payment based on based on the Guaranteed Investment Contract rate as reviewed and approved by the NMIC Human Resources Committee at the time awards are granted.
Pension Benefits for 2023
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year[2]
John L. Carter	Nationwide Retirement Plan	17.2	$213,068	$–
	Nationwide Supplemental Retirement Plan	17.2	$3,280,730	$–
Steven A. Ginnan	Nationwide Retirement Plan	24.3/7.0	$553,933	$–
	Nationwide Supplemental Retirement Plan	25.0	$1,056,182	$–
Kirt A. Walker	Nationwide Retirement Plan	18.0/7.0	$339,107	$–
	Nationwide Supplemental Retirement Plan	25.0	$5,095,006	$–
Eric S. Henderson	Nationwide Retirement Plan	29.8/7.0	$1,402,940	$–
	Nationwide Supplemental Retirement Plan	28.8	$3,600,189	$–
Timothy G. Frommeyer	Nationwide Retirement Plan	29.3/7.0	$458,638	$–
	Nationwide Supplemental Retirement Plan	28.3	$1,838,482	$–
1
These amounts are unaudited.
2
No Named Executive Officer received pension benefits payments in 2023.
The "Pension Benefits for 2023" table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan, or "NRP," and the Nationwide Supplemental Retirement Plan, or "SRP," as of December 31, 2023. We discuss these plans in more detail below. The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity. Optional payment forms are available with reduced payments. A full single lump sum payment option is generally not available. Where applicable, the "Number of years credited service" column for the NRP will reflect years credited for purposes of the final average pay formula and the account balance formula, respectively.
Credited Service
The credited service reported in the "Pension Benefits for 2023" table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways. The NRP provides one month of credited service for each month a participant works, beginning with the participant's hire date. The SRP credits service based on the date an individual first becomes a participant. For details regarding how the SRP credits service, see the "Supplemental Defined Benefit Plan" section below. We do not provide credited service under the NRP or the SRP on a more favorable basis for the named executives than for other eligible participants.
Present Value of Accumulated Benefits
The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2023. The present values assume the participant survives to, and commences his or her benefit at, the earliest age at which unreduced benefits are payable, which is age sixty-five.
We base the present value determinations on the measurement date, discount rate, and post-retirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits. For the December 31, 2023, and 2022 valuations, the discount rates used under this guidance were 4.95% and 5.25%, respectively. There is no mortality discount prior to age sixty-five in the values reported above. We also used the Pension Protection Act Mortality Table.
Pension plan compensation includes base salary and certain management incentives.

Qualified and Supplemental Pension Plans
Nationwide Retirement Plan
Nationwide maintains a qualified defined benefit plan called the Nationwide Retirement Plan, or the "NRP." In general, the Named Executive Officers and other participants in the NRP will receive an annual retirement benefit under the NRP equal to the greater of the benefit calculated under the final average pay formula, if applicable, or the account balance formula. We describe these formulae below. Any participant, including a named executive officer, who we hired on or after January 1, 2002, will receive an annual retirement benefit under the NRP based solely on the account balance formula. Participants become fully vested in the NRP after the completion of three years of service. The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments. A full, single lump sum payment option is generally not available.
The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide. If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.
The NRP provides a pre-retirement death benefit payable to a participant's spouse. The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.
The Final Average Pay Formula
We compute the final average pay, or "FAP", formula benefit as follows:
•
1.25% of the participant's final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus
•
0.50% of the participant's final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.
For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant's last ten years of service. For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant's last ten years of service. The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:
•
severance pay and other amounts following the later of: (i) the pay period that includes the participant's date of termination, or (ii) the pay period in which the participant's date of termination is posted to Nationwide’s payroll system;
•
company car value or subsidy or reimbursement for loss of company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provisions of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date on which a participant's employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.
Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age sixty-five, whichever is later.
Account Balance Formula
For employees hired (or rehired) before January 1, 2002, benefits are the greater of the FAP formula determination or the account balance formula, described below. We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002. The notional account under the account balance formula is comprised of the following components:
•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus
•
Pay Credits: We add amounts to the account every pay period based on the participant's years of service and compensation. The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus
•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.
Transition from FAP Formula to Account Balance Formula for Certain NRP Participants
Notwithstanding the foregoing description of NRP benefit calculation(s), for participants who were actively employed and accruing benefits under the FAP formula as of December 31, 2016, but had not yet attained age 55 as of such date, their FAP benefit accruals ceased as of such date. These participants accrue NRP benefits under the account balance formula after December 31, 2016. As a result, such participants’ overall accrued benefit under the NRP will generally be equal to the sum of:
The FAP benefit accumulated through December 31, 2016
PLUS
The account balance benefit accrued after December 31, 2016.
Nationwide Supplemental Retirement Plan
Nationwide maintains the Nationwide Supplemental Retirement Plan, or "SRP," an unfunded, nonqualified supplemental defined benefit plan. The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code. An individual's participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.
Individuals who became participants prior to January 1, 2013 generally receive the following benefits under the SRP:
•
1.25% of the participant's final average compensation, as defined in the "Qualified Pension Plans" section above, multiplied by the number of years of service, up to a maximum of forty years; plus
•
0.75% of the participant's final average compensation in excess of Social Security-covered compensation, as defined in "Qualified Pension Plans" above, multiplied by the number of years of service, up to a maximum of forty years; minus
•
benefits the executive accrued under the NRP.
Individuals who became participants on or after January 1, 2013 receive the following benefits under the SRP:

•
a pay credit for each year in which the participant is employed on December 31 equal to 7% of the excess of such participant’s covered compensation for such year over the limit set by Section 401(a)(17) of the Internal Revenue Code; plus
•
a biweekly interest credit based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
For purposes of the SRP, the definition of "covered compensation" is the same as described above in the "Final Average Pay Formula" section, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide.
To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.
In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007. For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years. Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months. The vested percentage is based on the lesser of the participant's vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.
For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year. For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant's date of hire through December 31, 2007. After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.
Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010. For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:
•
his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;
•
his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or
•
his or her SRP benefit without subsidized early retirement factors at the date of termination.
Effective January 1, 2016, the maximum number of SRP participation service years includable in an individual’s benefit determination under the SRP is reduced from 40 years to 25 years. For SRP participants who had more than 25 years of participation service as of December 31, 2015, the maximum number of SRP participation years included in the SRP benefit determination is the total number of participation years as of December 31, 2015 (not to exceed 40 years). In addition, an additional vesting criterion is added to the SRP. In lieu of the previous four-year vesting schedule, participants now become 100% vested in their SRP benefit upon the attainment of 120 months of vesting service. Participants who were 100% vested as of January 1, 2016 will remain 100% vested. However, any participant who was not 100% vested had his vesting percentage, as of December 31, 2015, frozen until such time as he attains 120 months of vesting service. These participants become 100% vested at 120 months of vesting service. Lastly, effective as of January 1, 2016, SRP participants must be age 55 or older at the date of termination of employment to be eligible to receive benefits under the SRP.
Nationwide Savings Plan
The Nationwide Savings Plan, or the "NSP," is a qualified 401(k) plan that includes a qualified cash or deferred arrangement and covers eligible employees of Nationwide. Under the NSP, our Named Executive Officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf. Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax "Roth 401(k)" salary deductions. Participants who reach the age of fifty during the plan year may also make "catch up" contributions for that year of up to the IRS published limits. Nationwide makes matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 8% of compensation deferred or contributed to the NSP by each employee. The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.

For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:
•
severance pay and other amounts following the later of (i) the pay period that includes the participant's date of termination, and (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•
company car value or subsidy or reimbursement for loss of a company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provision of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date or on account of a participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date a participant’s employment status changes from eligible to ineligible and during the period he or she is employed in an ineligible status.
Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.
A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment. However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old and 60 months of service with Nationwide. A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.
The NSP offers an automatic enrollment and automatic increase feature, the latter of which applies to participants contributing less than 12% of their compensation.
Nationwide Supplemental Defined Contribution Plan
The Nationwide Supplemental Defined Contribution Plan, or "NSDC Plan," is an unfunded, nonqualified defined contribution supplemental benefit plan. The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the NSP but for the Internal Revenue Code's limitation on compensation that can be considered for deferrals to the NSP. Only executives of Nationwide whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan. The benefits under the plan vest after five years of participation.
For purposes of the NSDC Plan, "covered compensation" refers to covered compensation as defined in "Nationwide Savings Plan" above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide. We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the NSDC Plan. No guaranteed or above-market earnings are available under the NSDC Plan. Participants may change their investment options on a daily basis.
Payouts under the NSDC Plan are made as follows:
•
credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;

•
unless otherwise elected in accordance with the terms of the NSDC Plan, credits made to the NSDC Plan for years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.
Nonqualified Deferred Compensation for 2023
Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[2]	Aggregate Earnings in Last Fiscal Year[3]	Aggregate Withdrawals/ Distributions[4]	Aggregate Balance at Last Fiscal Year End[5]
John L. Carter	$494,837	$61,734	$140,913	$0	$1,810,982
Steven A. Ginnan	$0	$17,419	$11,547	$0	$98,807
Kirt A. Walker	$0	$73,167	$120,504	$44,030	$1,016,574
Eric S. Henderson	$0	$32,509	$8,619	$0	$248,582
Timothy G. Frommeyer	$0	$12,335	$27,043	$0	$193,641
1
Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2
Amount represents company contributions to the NSDC Plan.
3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans. Investment gains or losses are attributable to the investment selections the executive officer makes. Executive officers may choose from approximately fifty investment options for the Nationwide Individual Deferred Compensation Plan and the NSDC Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.
4
Amount represents distributions from the Nationwide Individual Deferred Compensation Plan.
5
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the NSDC Plan and the Nationwide Economic Value Incentive Plan. The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.
Nonqualified Deferred Compensation Plans
We provide a voluntary deferred compensation plan to allow executives to prepare for retirement.
Nationwide Individual Deferred Compensation Plan
Under the "Nationwide Individual Deferred Compensation Plan," or "IDC Plan," eligible executives of Nationwide may elect to defer payment of compensation otherwise payable to them. Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and short-term incentive compensation they earn during the following year or performance cycle. Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle. Deferral elections are effective prospectively. Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant. However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to fifteen years from the year in which the deferral of compensation applies. If the entire (post-2005) account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file. We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the IDC Plan. No guaranteed or above-market earnings are available under the IDC Plan. The IDC Plan permits participants to make investment changes on a daily basis. Each participant is always fully vested in his or her accrued amount.
The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.
Payments Made Upon Standard Termination
General Termination Payments
Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:
•
vested amounts contributed, plus related earnings under, the NSP, the IDC Plan, and the NSDC Plan;

•
amounts accrued and vested under the NRP and the SRP; and
•
unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.
Annual Incentive Awards
The effect of a termination of employment on certain executive officers' annual incentives is controlled by the terms of the PIP. Under these plans, unless otherwise provided by the NMIC Human Resources Committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period. In addition, an executive officer must be employed through the date the annual award is paid. However, in the event an executive officer's employment terminates during the performance period, or prior to the date awards are paid, due to death or disability, the executive officer or the executive officer's deemed beneficiary (determined pursuant to the terms of the PIP) will receive a portion or all of the incentive as the NMIC Human Resources Committee determines. In the event an executive officer's employment terminates prior to the date PIP payments are paid due to retirement or termination of the executive officer's employment without cause, the executive officer will remain eligible to receive a portion of the incentive, based on the amount of time the executive officer was employed during the performance period on the date the PIP payment is paid and the executive officer's attainment of the performance goals for the performance period.
Nationwide Long-Term Performance Plan
The LTPP plan design measures performance over a three-year period. The design requires both sales and direct written premium growth and capital strength in order for participants to receive payments, which will range from zero to two times the target amount. If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer's outstanding target award opportunities will be forfeited. If a termination is due to death, disability or retirement the target award opportunity will be prorated based on the number of days worked in the performance period. Because the termination payment tables that follow assume that the Named Executive Officers worked through all three years of the 2021-2023 performance period, through the first and second years of the 2022-2024 performance period, and through the first year of the 2023-2025 performance period, the amounts shown in the tables relating to the awards under the LTPP reflect prorated opportunities for termination without cause or for termination due to death, disability or retirement, which would be paid after December 31, 2023 or 2024 (as applicable), based on actual performance. Organizational performance was estimated at target performance for 2024 and 2025 for purposes of these tables.
Executive Severance Agreements
Nationwide has entered into executive severance agreements with the Named Executive Officers. The severance agreements are not triggered upon a voluntary termination of employment.
Nationwide entered into a new agreement with Mr. Frommeyer effective as of August 20, 2021, which replaced his original executive severance agreement dated January 1, 2017 and amended as of January 1, 2020. Nationwide entered into an agreement with Mr. Henderson effective as of January 1, 2017. Nationwide entered into an agreement with Mr. Ginnan effective as of April 3, 2018. Nationwide entered into a new agreement with Mr. Carter on November 1, 2019, effective as of October 8, 2019, which replaced his original executive severance agreement dated October 1, 2012. Nationwide entered into a new agreement with Mr. Walker as the new Chief Executive Officer on November 4, 2019. The new agreement was effective as of January 1, 2020 and replaced his original executive severance agreement dated January 1, 2016. For Mr. Frommeyer, the initial term ended on December 31, 2021, with automatic one-year renewals commencing on January 1, 2022, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Henderson, the initial term ended on December 31, 2017, with automatic one-year renewals commencing on January 1, 2018, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Ginnan, the initial term ended on December 31, 2018, with automatic one-year renewals commencing on January 1, 2019, unless Nationwide or the executive officer gives notice of nonrenewal. For Messrs. Carter and Walker, the initial term ended on December 31, 2020, with automatic one-year renewals commencing on January 1, 2021, unless Nationwide or the executive officer gives notice of nonrenewal. Nationwide entered into amendments to the severance agreements with Messrs. Frommeyer, Henderson and Ginnan on November 1, 2019. The amendments, effective for terminations after December 31, 2019, provide updated terms with respect to the arbitration dispute resolution process, the jurisdiction and venue of any dispute regarding the restrictive covenants in the executive severance agreements, and the required return of Nationwide property upon termination.

The agreements provide that Nationwide will pay salary, incentive compensation, and benefits as determined by Nationwide's Board of Directors, or a committee thereof, as well as certain payments and benefits upon specified termination events.
The following description of the executive officers’ agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2022 and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2022.
The executive severance agreements in effect as of December 31, 2022, for the executive officers are substantially similar to each other, with certain differences reflected in Mr. Walker’s agreement and highlighted below. Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide's promises to pay severance on the executive officer's compliance with such provisions. The agreements also condition receipt of severance upon the execution of a binding release of Nationwide and other related parties.
Under the executive severance agreements in effect as of December 31, 2022, upon a termination by Nationwide without cause, the following payments and benefits would be provided:
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual base salary in effect immediately before the termination, payable within 30 days following the executive's termination date;
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer's termination date occurs, based on actual performance over the full year, payable when annual bonuses are paid to our other executives;
•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical, dental and vision coverage under COBRA, or under the retiree medical provisions of Nationwide's medical plan, if applicable, for the executive officer, his or her spouse and dependents, for the one-year period (two-year period, for Mr. Walker) following the executive's termination date;
•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
in the event that the executive officer's termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the NRP, a supplemental benefit equal to the benefits the executive officer would have received under the NRP and the SRP had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer's termination date or the earliest date the executive officer would have been eligible to retire under the NRP and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
a lump-sum cash payment equal to the matching contributions that Nationwide would have made for the executive officer under the NSP and the NSDC Plan during the one-year period (two-year period, for Mr. Walker) following the termination date, as if the executive officer's contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer's termination date, payable within 30 days following the executive's termination date;
•
service and age credits for the purpose of eligibility under Nationwide's retiree medical plan, as if the executive officer had continued employment through the one-year period (two-year period, for Mr. Walker) following the termination date;
•
the right to retain certain office equipment and furniture used at the executive officer's home; and
•
amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.
Payments Made Upon Retirement
If an executive officer were to retire on December 31, 2023, the executive officer would receive the full three-year 2021-2023 LTPP award, an amount equal to two-thirds of the total target incentive opportunity for the 2022-2024 performance period and one-third of the total target incentive opportunity for the 2023-2025 performance period multiplied by the respective performance scores paid in the year following the end of the performance periods. For purposes of LTPP awards, retirement means a termination of employment on or after the date on which the executive officer has attained:
•
Normal Retirement Age;

•
age fifty-five and completed 120 months of vesting service; or
•
age sixty-two and completed sixty months of vesting service, as determined under the NRP.
The PIP provides that if an executive officer retires, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.
Payments Made Upon Death or Disability
If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in "Payments Made Upon Standard Termination," the executive officer will receive benefits under our disability plan or his named beneficiary will receive payments under Nationwide's life insurance plan, as appropriate. In addition, under the PIP, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which the termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.
Potential Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control
The PIP and the LTPP do not provide for special treatment of awards upon a change in control.
The following tables reflect our estimates of the payments and benefits our Named Executive Officers would have received in lump sum if a termination of employment or a change of control had occurred on December 31, 2023.
John L. Carter
President and Chief Operating Officer - Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$1,063,780	$–	$–	$1,063,780	$1,063,780
Long-term incentives:
LTPP 21-23 award[2]	$2,529,687	$2,529,687	$–	$2,529,687	$2,529,687
LTPP 22-24 award[3]	$1,805,044	$1,805,044	$–	$1,805,044	$1,805,044
LTPP 23-25 award[3]	$872,984	$872,984	$–	$872,984	$872,984
Life insurance proceeds	$–	$–	$–	$1,911,786	$–
Cash severance[4]	$–	$968,042	$–	$–	$–
Total compensation	$6,271,496	$6,175,758	$–	$8,183,282	$6,271,496
1
Reflects the amount Mr. Carter would receive with respect to the 2023 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2023. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Carter would have qualified for retirement on December 31, 2023, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2023 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Carter would receive with respect to the 2021-2023 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2023.
3
Reflects the amount Mr. Carter would receive with respect to the 2022-2024 and 2023-2025 awards under the LTPP upon termination on December 31, 2023. Mr. Carter would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2022-2024 award, which would be paid in 2025, and a one-third distribution of the total 2023-2025 award, which would be paid in 2026, using a performance score that was estimated as of December 31, 2023. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2023 matching amounts in the NSP and NSDC Plan; one times the 2023 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Carter and his family. The amounts were not reduced to their present value.

Steven A. Ginnan
SVP and Chief Financial Officer – Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$276,226	$–	$–	$276,226	$276,226
Long-term incentives:
LTPP 21-23 award[2]	$417,249	$417,249	$–	$417,249	$417,249
LTPP 22-24 award[3]	$237,794	$237,794	$–	$237,794	$237,794
LTPP 23-25 award[3]	$161,647	$161,647	$–	$161,647	$161,647
Life insurance proceeds	$–	$–	$–	$507,294	$–
Cash Severance[4]	$–	$289,338	$–	$–	$–
Total compensation	$1,092,916	$1,106,028	$–	$1,600,210	$1,092,916
1
Reflects the amount Mr. Ginnan would receive with respect to the 2023 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2023. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Ginnan would have qualified for retirement on December 31, 2023, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2023 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Ginnan would receive with respect to the 2021-2023 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2023.
3
Reflects the amount Mr. Ginnan would receive with respect to the 2022-2024 and 2023-2025 awards under the LTPP upon termination on December 31, 2022. Mr. Ginnan would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2022-2024 award, which would be paid in 2025, and a one-third distribution of the total 2023-2025 award, which would be paid in 2026, using a performance score that was estimated as of December 31, 2023. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2023 matching amounts in the NSP and NSDC Plan; one times the 2023 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Ginnan and his family. The amounts were not reduced to their present value.
Kirt A. Walker
NMIC Chief Executive Officer
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$2,158,419	$–	$–	$2,158,419	$2,158,419
Long-term incentives:
LTPP 21-23 award[2]	$5,595,778	$5,595,778	$–	$5,595,778	$5,595,778
LTPP 22-24 award[3]	$3,392,850	$3,392,850	$–	$3,392,850	$3,392,850
LTPP 23-25 award[3]	$1,571,623	$1,571,623	$–	$1,571,623	$1,571,623
Life insurance proceeds	$–	$–	$–	$974,085	$–
Cash Severance[4]	$–	$2,216,999	$–	$–	$–
Total compensation	$12,718,670	$12,777,249	$–	$13,692,754	$12,718,670
1
Reflects the amount Mr. Walker would receive with respect to the 2023 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2023. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Walker would have qualified for retirement on December 31, 2023, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2023 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Walker would receive with respect to the 2021-2023 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2023.
3
Reflects the amount Mr. Walker would receive with respect to the 2022-2024 and 2023-2025 awards under the LTPP upon a termination employment without cause or upon death, disability or retirement on December 31, 2023. Mr. Walker would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2022-2024 award, which would be paid in 2025, and a one-third distribution of the total 2023-2025 award, which would be paid in 2026, using a performance score that was estimated as of December 31, 2023. The amounts were not reduced to their present value.

4
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2022 matching amounts in the NSP and NSDC Plan; two times the 2023 annual incentive bonus; and the annual COBRA rate for 2024 and 2025, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his family. The amounts were not reduced to their present value.
Eric R. Henderson
President - Nationwide Annuity
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$546,373	$–	$–	$546,373	$546,373
Long-term incentives:
LTPP 21-23 award[2]	$844,775	$844,775	$–	$844,775	$844,775
LTPP 22-24 award[3]	$490,198	$490,198	$–	$490,198	$490,198
LTPP 23-25 award[3]	$217,321	$217,321	$–	$217,321	$217,321
Life insurance proceeds	$–	$–	$–	$2,379,604	$–
Cash Severance[4]	$–	$886,732	$–	$–	$–
Total compensation	$2,098,668	$2,439,027	$–	$4,478,272	$2,098,668
1
Reflects the amount Mr. Henderson would receive with respect to the 2023 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2023. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Henderson would have qualified for retirement on December 31, 2023, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Henderson would receive with respect to the 2021-2023 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2023.
3
Reflects the amount Mr. Henderson would receive with respect to the 2022-2024 and 2023-2025 awards under the LTPP upon termination on December 31, 2023. Mr. Henderson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2022-2024 award, which would be paid in 2024, and a one-third distribution of the total 2023-2025 award, which would be paid in 2026, using a performance score that was estimated as of December 31, 2023. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2023 matching amounts in the NSP and NSDC Plan; one times the 2023 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Frommeyer. The amounts were not reduced to their present value.
Timothy G. Frommeyer
Executive Vice President
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$386,395	$–	$–	$386,395	$386,395
Long-term incentives:
LTPP 21-23 award[2]	$1,006,071	$1,006,071	$–	$1,006,071	$1,006,071
LTPP 22-24 award[3]	$735,823	$735,823	$–	$735,823	$735,823
LTPP 23-25 award[3]	$385,526	$385,526	$–	$385,526	$385,526
Life insurance proceeds	$–	$–	$–	$129,889	$–
Cash severance[4]	$–	$455,108	$–	$–	$–
Total compensation	$2,513,815	$2,582,529	$–	$2,643,705	$2,513,815
1
Reflects the amount Mr. Frommeyer would receive with respect to the 2023 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2023. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Frommeyer would have qualified for retirement on December 31, 2023, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2023 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Frommeyer would receive with respect to the 2021-2023 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2023.

3
Reflects the amount Mr. Frommeyer would receive with respect to the 2022-2024 and 2023-2025 awards under the LTPP upon termination on December 31, 2022. Mr. Frommeyer would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2022-2024 award, which would be paid in 2025, and a one-third distribution of the total 2023-2025 award, which would be paid in 2026, using a performance score that was estimated as of December 31, 2023. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2023 matching amounts in the NSP and NSDC Plan; one times the 2023 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Frommeyer. The amounts were not reduced to their present value.
Directors Compensation for 2023
Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
John L. Carter[1]	$0	$0	$0	$0
Timothy G. Frommeyer[1]	$0	$0	$0	$0
Steven A. Ginnan[1]	$0	$0	$0	$0
Eric S. Henderson[1]	$0	$0	$0	$0
Holly R. Snyder[1,2]	$0	$0	$0	$0
Kirt A. Walker[1]	$0	$0	$0	$0
1
The Directors included in the table, and discussion pertaining to it, are limited to compensation paid to internal directors of the NLIC company. Messrs. Carter, Frommeyer, Ginnan, Henderson, and Walker’s compensation as employees in 2023 is reflected in the Summary Compensation Table and the accompanying discussion.
2
Ms. Snyder received no additional compensation for her service as a member of the NLIC Board of Directors.
CEO Pay Ratio
As detailed in Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John A. Carter, our Principal Executive Officer (PEO):
For 2023, our last completed fiscal year:
•
the total compensation for the PEO and median employee is calculated based on allocated total compensation to NLIC; and
•
the median of the annual total compensation of all employees of our company (other than our PEO) was $39,552; and
•
the annual total compensation of our PEO, as reported in the "Summary Compensation Table", was $3,995,625; and
•
our PEO’s total annual allocated compensation to NLIC was approximately 101 times that of the median of the annual total compensation of all of our employees.
To identify the median of the annual compensation of all of our employees, and to determine the annual total compensation of our median employee and our PEO, we took the following steps:
1.
We determined that, as of December 31, 2023, our NLIC employee population consisted of 2,870 associates.
2.
To identify the median employee, we calculated total compensation, which is calculated by adding annual base pay earnings (which is determined based on the actual number of hours all employees are scheduled to work in a year), annual and long-term incentives earned in 2023, contributions made on behalf of the associate under the Nationwide Supplemental Defined Contribution Plan, change in pension value, and recognition awards. We used this method to determine the median employee because it enabled us to identify an employee based on a measure that approximated total annual compensation of all employees in a typical year.
3.
Once we identified our median employee, we identified all elements of annual compensation as required by the "Summary Compensation Table" calculations, resulting in the amount shown above. With respect to the annual total compensation of our PEO, we used the number reported in the Total column of the "Summary Compensation Table" shown above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 1, 2024, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.
Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•
using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•
any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the Code of Conduct, which contains the conflict of interests policy, and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

NATIONWIDE LIFE INSURANCE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2023

Independent Auditors’ Report

Audit Committee of the Board of Directors

Nationwide Life Insurance Company:

Opinions

We have audited the financial statements of Nationwide Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2023 and 2022, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2023, and the related notes to the statutory financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2023, in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance (Department) described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the statutory financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2023.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are also described in Note 2.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company’s subsidiary received permission from the Department in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2023, that permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. Our opinions are not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Department. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the Schedule I Summary of Investments - Other Than Investments in Related Parties, Schedule III Supplementary Insurance Information, Schedule IV Reinsurance, and Schedule V Valuation and Qualifying Accounts is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

March 20, 2024

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	December 31,
(in millions, except share amounts)	2023	2022

Admitted assets
Invested assets
Bonds	$43,867	$40,208
Stocks	3,714	3,700
Mortgage loans, net of allowance	9,144	8,363
Policy loans	969	933
Derivative assets	113	143
Cash, cash equivalents and short-term investments	1,555	1,621
Securities lending collateral assets	359	232
Other invested assets	2,198	1,848
Total invested assets	$61,919	$57,048
Accrued investment income	965	585
Deferred federal income tax assets, net	632	589
Other assets	404	378
Separate account assets	113,270	102,808
Total admitted assets	$177,190	$161,408

Liabilities, capital and surplus
Liabilities
Future policy benefits and claims	$49,373	$45,482
Policyholders’ dividend accumulation	380	398
Asset valuation reserve	841	707
Payable for securities	512	323
Securities lending payable	359	232
Funds held under coinsurance	1,323	1,608
Other liabilities	1,447	1,253
Accrued transfers from separate accounts	(1,548)	(1,598)
Separate account liabilities	113,270	102,808
Total liabilities	$165,957	$151,213

Capital and surplus
Capital shares ($1 par value; authorized - 5,000,000 shares,issued and outstanding - 3,814,779 shares)	$4	$4
Surplus notes	1,100	1,100
Special surplus funds	93	-
Additional paid-in capital	2,443	2,308
Unassigned surplus	7,593	6,783
Total capital and surplus	$11,233	$10,195
Total liabilities, capital and surplus	$177,190	$161,408

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Operations

	Years ended December 31,
(in millions)	2023	2022	2021

Revenues
Premiums and annuity considerations	$14,670	$14,535	$12,664
Net investment income	3,136	2,019	2,231
Other revenues	2,389	2,346	2,455
Total revenues	$20,195	$18,900	$17,350

Benefits and expenses
Benefits to policyholders and beneficiaries	$17,416	$15,963	$16,884
Increase in reserves for future policy benefits and claims	3,747	2,525	807
Net transfers from separate accounts	(3,742)	(1,635)	(3,002)
Commissions	766	810	858
Reserve adjustment on reinsurance assumed	(153)	(161)	(151)
Other expenses	702	564	469
Total benefits and expenses	$18,736	$18,066	$15,865

Income before federal income tax expense (benefit) and net realized capital (losses) gains on investments	$1,459	$834	$1,485
Federal income tax expense (benefit)	108	100	(9)

Income before net realized capital (losses) gains on investments	$1,351	$734	$1,494
Net realized capital (losses) gains on investments, net of federal income tax (benefit) expense of $(4), $3 and $59 in 2023, 2022 and 2021, respectively, and excluding $(30), $(103) and $15 of net realized capital (losses) gains transferred to the interest maintenance reserve in 2023, 2022 and 2021, respectively	(402)	240	(683)
Net income	$949	$974	$811

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Changes in Capital and Surplus

(in millions)	Capital shares	Surplus notes	Special surplus funds	Additional paid-in capital	Unassigned surplus	Capital and surplus
Balance as of December 31, 2020	$4	$1,100	$-	$1,998	$6,003	$9,105

Change in reserve on account of change in valuation basis	-	-	-	-	2	2
Cumulative effect of change in accounting principle	-	-	-	-	6	6
Balance as of January 1, 2021	$4	$1,100	$-	$1,998	$6,011	$9,113

Net income	-	-	-	-	811	811
Change in asset valuation reserve	-	-	-	-	(144)	(144)
Change in deferred income taxes	-	-	-	-	50	50
Change in net unrealized capital gains and losses, net of tax expense of $30	-	-	-	-	(142)	(142)
Change in nonadmitted assets	-	-	-	-	(47)	(47)
Dividends paid to Nationwide Financial Services, Inc.	-	-	-	-	(550)	(550)
Balance as of December 31, 2021	$4	$1,100	$-	$1,998	$5,989	$9,091

Correction of error (see Note 2)	-	-	-	-	(39)	(39)
Balance as of January 1, 2022	$4	$1,100	$-	$1,998	$5,950	$9,052

Net income	-	-	-	-	974	974
Change in asset valuation reserve	-	-	-	-	(97)	(97)
Change in deferred income taxes	-	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $37	-	-	-	-	(40)	(40)
Change in nonadmitted assets	-	-	-	-	(33)	(33)
Capital contributions from Nationwide Financial Services, Inc.	-	-	-	310	-	310
Other, net	-	-	-	-	1	1
Balance as of December 31, 2022	$4	$1,100	$-	$2,308	$6,783	$10,195

Net income	-	-	-	-	949	949
Change in asset valuation reserve	-	-	-	-	(103)	(103)
Change in deferred income taxes	-	-	-	-	132	132
Change in net unrealized capital gains and losses, net of tax benefit of $37	-	-	-	-	(77)	(77)
Change in nonadmitted assets, including admitted disallowed interest maintenance reserve	-	-	93	-	(126)	(33)
Capital contributions from Nationwide Financial Services, Inc.	-	-	-	135	-	135
Other, net	-	-	-	-	35	35
Balance as of December 31, 2023	$4	$1,100	$93	$2,443	$7,593	$11,233

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Cash Flow

	Years ended December 31,
(in millions)	2023	2022	2021

Cash flows from operating activities:
Premiums collected, net of reinsurance	$14,675	$14,545	$12,661
Net investment income	2,775	2,064	2,404
Other revenue	2,021	3,178	2,367
Policy benefits and claims paid	(17,567)	(15,962)	(16,735)
Commissions, operating expenses and taxes, other than federal income tax paid	(1,268)	(1,275)	(1,122)
Net transfers from separate accounts	3,792	1,658	2,871
Policyholders’ dividends paid	(28)	(30)	(36)
Federal income taxes recovered (paid)	98	(261)	121
Net cash provided by operating activities	$4,498	$3,917	$2,531

Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	$2,594	$3,444	$6,953
Stocks	46	19	127
Mortgage loans	635	1,139	1,053
Derivative assets	-	431	-
Other invested assets and other	467	641	279
Total investment proceeds	$3,742	$5,674	$8,412
Cost of investments acquired:
Bonds	$(6,256)	$(6,024)	$(7,744)
Stocks	(35)	(901)	(538)
Mortgage loans	(1,370)	(1,305)	(1,441)
Derivative assets	(556)	-	(589)
Other invested assets and other	(766)	(1,057)	(594)
Total investments acquired	$(8,983)	$(9,287)	$(10,906)
Net increase in policy loans	(37)	(19)	(25)
Net cash used in investing activities	$(5,278)	$(3,632)	$(2,519)

Cash flows from financing activities and miscellaneous sources:
Capital contributions from Nationwide Financial Services, Inc.	$135	$310	$-
Dividend paid to Nationwide Financials Services, Inc.	-	-	(550)
Net change in deposits on deposit-type contract funds and other insurance liabilities	270	391	517
Other cash provided (used)	309	(1)	196
Net cash provided by financing activities and miscellaneous	$714	$700	$163

Net (decrease) increase in cash, cash equivalents and short-term investments	$(66)	$985	$175
Cash, cash equivalents and short-term investments at beginning of year	1,621	636	461
Cash, cash equivalents and short-term investments at end of year	$1,555	$1,621	$636
Supplemental disclosure of non-cash activities:
Exchange of bond investments	$385	$349	$277
Intercompany transfer of securities from merger	$203	$-	$-

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC” or “the Company”) is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation, a wholly-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include life insurance, fixed and variable individual annuities, private and public sector group retirement plans, investment advisory services, pension risk transfer (“PRT”) contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.

Wholly-owned subsidiaries of NLIC as of December 31, 2023 include Nationwide Life and Annuity Insurance Company (“NLAIC”) and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC (“Olentangy”) and Nationwide SBL, LLC (“NWSBL”), Jefferson National Life Insurance Company (“JNL”) and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York (“JNLNY”), Eagle Captive Reinsurance, LLC (“Eagle”), Nationwide Investment Services Corporation (“NISC”) and Nationwide Investment Advisors, LLC (“NIA”). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and nonadmitted subsidiary. NWSBL is an Ohio limited liability company and offers a securities-based lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and nonadmitted subsidiary.

The Company is subject to regulation by the insurance departments of states in which it is domiciled and/or transacts business and undergoes periodic examinations by those departments.

As of December 31, 2023 and 2022, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact to the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

(2)	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.

Basis of Presentation

Effective October 1, 2023, Jefferson National Financial Corporation (“JNFC”), a holding company and wholly-owned subsidiary of the Company, completed a merger agreement with the Company. Pursuant to the merger agreement, which was deemed a statutory merger, the operations of JNFC were merged with and into the Company, with the Company continuing as the surviving corporation. Concurrently, JNL, a wholly-owned subsidiary of JNFC prior to the merger, became a wholly-owned subsidiary of the Company. There was not a material impact on the Company’s surplus as a result of the merger.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Effective January 1, 2022, Harleysville Life Insurance Company (“HLIC”), an Ohio domiciled stock life insurance company and subsidiary of NMIC that offered universal and traditional life insurance, disability income insurance and fixed annuity contracts on a non-participating basis, completed a merger agreement with NLAIC. Pursuant to the merger agreement, which was deemed a statutory merger, the operations of HLIC were merged with and into NLAIC, with NLAIC continuing as the surviving entity. All shares of HLIC were cancelled and the outstanding surplus balance was merged into NLAIC’s additional paid-in capital and unassigned surplus. There was not a material impact on the Company’s surplus as a result of the merger.

The statutory financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (“the Department”). Prescribed statutory accounting practices are those practices incorporated directly or by reference in state laws, regulations and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state but allowed by the domiciliary state regulatory authority.

NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 (“OAC 3901-1-67”) to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims.

Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed guaranteed minimum death benefits (“GMDB”) and guaranteed lifetime withdrawal benefits (“GLWB”) risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the Statutory Accounting Principles detailed within the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) pursuant to Ohio Revised Code Chapter 3964 and approved by the Department.

Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset.

Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC’s recapture of the reinsurance agreements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

If the prescribed or permitted practices were not applied, the Company’s risk-based capital would continue to be above regulatory action levels. A reconciliation of the Company’s net income between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	F/S Page	State of domicile	2023	December 31, 2022	2021

Net Income
Statutory Net Income			OH	$949	$974	$811
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	4	OH	110	(43)	9
Reserves for indexed annuities	51	4	OH	(75)	15	(20)
Tax impact	101	4	OH	(7)	6	3
NAIC SAP				$977	$952	$803

A reconciliation of the Company’s capital and surplus between NAIC SAP and prescribed and permitted practices is shown below:

		F/S	State of	As of December 31,
(in millions)	SSAP #	Page	domicile	2023	2022
Surplus
Statutory Capital and Surplus			OH	$11,233	$10,195
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	2,4	OH	84	(30)
Reserves for indexed annuities	51	3,4	OH	(82)	(7)
Tax impact	101	2,4	OH	-	8
Subsidiary Valuation - NLAIC	51,86,101	2	OH	89	(232)
Subsidiary valuation - Eagle	51	2	OH	(228)	118
State Permitted Practice:
Subsidiary valuation - Eagle	61R	2	OH	(853)	-
Subsidiary valuation - Olentangy	20	2	VT	-	(67)
NAIC SAP				$10,243	$9,985

Statutory accounting practices vary in some respects from U.S. generally accepted accounting principles (“GAAP”), including the following practices:

Financial Statements

●	Statutory financial statements are prepared using language and groupings substantially the same as the annual statements of the Company filed with the NAIC and state regulatory authorities;

●

assets must be included in the statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value and nonadmitted assets are excluded through a charge to capital and surplus;

●

an asset valuation reserve (“AVR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and changes in the AVR are reported directly in capital and surplus;

●

an interest maintenance reserve (“IMR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability or other asset, and the amortization of the IMR is reported as revenue;

●	the expense allowance associated with statutory reserving practices for investment contracts held in the separate accounts is reported in the general account as a negative liability;

●	accounting for contingencies requires recording a liability at the midpoint of a range of estimated possible outcomes when no better estimate in the range exists;

●	surplus notes are accounted for as a component of capital and surplus;

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

●	costs related to successful policy acquisitions are charged to operations in the year incurred;

●	negative cash balances are reported as negative assets;

●	certain income and expense items are charged or credited directly to capital and surplus;

●	amounts on deposit in internal qualified cash pools are reported as cash equivalents;

●	the statutory statements of cash flow are presented on the basis prescribed by the NAIC; and

●	the statutory financial statements do not include accumulated other comprehensive income.

Future Policy Benefits and Claims

●	Deposits to universal life contracts, investment contracts and limited payment contracts are included in revenue; and

●	future policy benefit reserves are based on statutory requirements.

Reinsurance Ceded

●	Certain assets and liabilities are reported net of ceded reinsurance balances; and

●	provision is made for amounts receivable and outstanding for more than 90 days through a charge to capital and surplus.

Investments

●	Investments in bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value;

●	investments in preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value;

●	other-than-temporary impairments on bonds, excluding loan-backed and structured securities, are measured based on fair value and are not reversible;

●	the proportional amortized cost method is utilized to determine the liquidation value of Low-Income Housing Tax Credit Funds (“Tax Credit Funds”);

●

admitted subsidiary, controlled and affiliated entities are not consolidated; rather, those investments are generally carried at audited statutory capital and surplus or GAAP equity, as appropriate, and are recorded as an equity investment in stocks or other invested assets;

●

equity in earnings of subsidiary companies is recognized directly in capital and surplus as net unrealized capital gains or losses, while dividends from unconsolidated companies are recorded in operations as net investment income;

●

undistributed earnings and valuation adjustments from investments in joint ventures, partnerships and limited liability companies are recognized directly in capital and surplus as net unrealized capital gains or losses; and

●	gains on sales of investments between affiliated companies representing economic transactions are deferred at the parent level until the related assets are paid down or an external sale occurs.

Separate Accounts

●	Assets and liabilities of guaranteed separate accounts are reported as separate account assets and separate account liabilities, respectively.

Derivative Instruments

●	Derivatives used in effective hedging transactions are valued in a manner consistent with the hedged asset or liability;

●

with the exception of derivatives applying the prescribed practice under OAC 3901-1-67, unrealized gains and losses on derivatives that are not considered to be effective hedges are charged to capital and surplus;

●	interest earned on derivatives is charged to net investment income; and

●	embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Goodwill

●	Goodwill is limited to 10% of the prior reporting period’s adjusted statutory surplus, with any goodwill in excess of this limitation nonadmitted through a charge to surplus; and

●	goodwill is amortized and charged to surplus.

Federal Income Taxes

●

Changes in deferred federal income taxes are recognized directly in capital and surplus with limitations on the amount of deferred tax assets that can be reflected as an admitted asset (15% of capital and surplus); and

●	uncertain tax positions are subject to a “more likely than not” standard for federal and foreign income tax loss contingencies only.

Nonadmitted Assets

●

In addition to the nonadmitted assets described above, certain other assets are nonadmitted and charged directly to capital and surplus. These include prepaid assets, certain software and other receivables outstanding for more than 90 days.

The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Department. Certain differences exist between SAP and GAAP, which are presumed to be material.

Revenues and Benefits

Life insurance premiums are recognized as revenue over the premium paying period of the related policies when due. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits.

Future Policy Benefits and Claims

Future policy benefits for traditional products are based on statutory mortality and interest requirements without consideration of withdrawals. The principal statutory mortality tables and interest assumptions used on policies in force are the 1958 Commissioner’s Standard Ordinary (“CSO”) table at interest rates of 2.5%, 3.0%, 3.5%, 4.0% and 4.5%, the 1941 CSO table at an interest rate of 2.5%, the 1980 CSO table at interest rates of 4.0%, 4.5%, 5.0% and 5.5%, the 2001 CSO table at an interest rate of 4.0% and 3.5% and the 2017 CSO table at an interest rate of 3.5% and 4.5%. The Company has applied principle-based reserving to all new individual life business. For business subject to principle-based reserving, additional reserves may be held where the deterministic and/or stochastic reserves are in excess of net premium reserves, as defined by Valuation Manual 20, Requirements for Principle-Based Reserves for Life Products (“VM-20”).

Future policy benefits for universal life and variable universal life contracts have been calculated based on participants’ contributions plus interest credited on any funds in the fixed account less applicable contract charges. These policies have been adjusted for possible future surrender charges in accordance with the Commissioner’s Reserve Valuation Method (“CRVM”). For business subject to principle-based reserving, the Company has calculated reserves under VM-20.

Future policy benefits for annuity products have been established based on contract term, interest rates and various contract provisions. Individual deferred annuity contracts issued in 1990 and after have been adjusted for possible future surrender charges in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”).

Future policy benefits for PRT contracts have been established in accordance with the CRVM. Statutory reserves for PRT business written during or after 2020 are calculated as the present value of future benefit payments, using the prescribed 1994 Group Annuity Mortality (“GAM”) table along with the AA projection mortality improvement scale and prescribed valuation rates as specified in Chapter 22 of the Valuation Manual. For the PRT business written before 2020, the statutory reserves are calculated using prescribed GAM tables and valuation interest rates that vary by issue year, as specified in the Standard Valuation Law.

The Company calculated its reserves for variable annuities using a stochastic reserve, which is floored at the cash surrender value, per Valuation Manual 21, Requirements for Principle-Based Reserves for Variable Annuities.

The aggregate reserves for individual accident and health policies consist of active life reserves, disabled life reserves and unearned premium reserves. The active life reserves for disability income are reserved for on the net level basis, at a 3.0% interest rate, using either the 1964 Commissioner’s Disability Table (for policies issued prior to 1982) or the 1985 Commissioner’s Individual Disability Table A (for policies issued after 1981). The active life reserves for major medical insurance (both scheduled and unscheduled benefits) are based on the benefit ratio method for policies issued after 1981.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The active life reserves for accident and health policies are reserved for on the net level basis, at a 3.0% interest rate, using either the 1956 Inter-Company Hospital-Surgical tables, the 1974 Medical Expense tables or the 1959 Accidental Death Benefits table.

The disabled life reserves for accident and health policies are calculated using the 1985 Commissioner’s Individual Disability Table A at a 3.0% interest rate. Unearned premium reserves are based on the actual gross premiums and actual days.

The aggregate reserves for group accident and health and franchise accident and health policies consist of disabled life reserves and unearned premium reserves. Reserves for benefits payable on disabled life claims are based on the 2012 Group Long-Term Disability Valuation Table, at varying interest rates of 2.75% - 6.0%, for group policies and the 1987 Commissioner’s Group Disability Table, at varying interest rates of 2.75% - 10.25%, for franchise policies.

Future policy benefits and claims for group long-term disability policies are the present value (discounted between 2.75% and 6.00%) of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. Future policy benefits and claims on other group health policies are not discounted.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liabilities for such funding agreements are treated as annuities under Ohio law for life insurance companies and recorded in future policy benefits and claims. Refer to Note 9 for additional details.

Separate Accounts

Separate account assets represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. Separate account assets are primarily recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets. In limited circumstances, other separate account assets are recorded at book value when the policyholder does not participate in the underlying portfolio experience.

Separate account liabilities, in conjunction with accrued transfers from separate accounts, represent contractholders’ funds adjusted for possible future surrender charges in accordance with the CARVM and the CRVM, respectively. The difference between full account value and CARVM/CRVM is reflected in accrued transfers to/from separate accounts, as prescribed by the NAIC, in the statutory statements of admitted assets, liabilities, capital and surplus. The annual change in the difference between full account value and CARVM/CRVM and its applicable federal income tax is reflected in the statutory statements of operations as part of the net transfers to/from separate accounts and federal income tax, respectively.

Retained Assets

The Company does not retain beneficiary assets. During a death benefit claim, the death benefit settlement method is payment to the beneficiary in the form of a check or electronic funds transfer.

Investments

Bonds and stocks of unaffiliated companies. Bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value. Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in the fair value of bonds and stocks stated at fair value are charged to capital and surplus.

Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).

Interest income is recognized when earned, while dividends are recognized when declared. The Company nonadmits investment income due and accrued when amounts are over 90 days past due.

For investments in loan-backed and structured securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions, generally obtained using a model provided by a third-party vendor, and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Purchases and sales of bonds and stocks are recorded on the trade date, with the exception of private placement bonds, which are recorded on the funding date. Realized gains and losses are determined on a specific identification method on the trade date.

Independent pricing services are most often utilized, and compared to pricing from additional sources when available, to determine the fair value of bonds and stocks for which market quotations or quotations on comparable securities or models are used. For these bonds and stocks, the Company obtains the pricing services’ methodologies and classifies the investments accordingly in the fair value hierarchy.

Corporate pricing matrices are used in valuing certain bonds. The corporate pricing matrices were developed using publicly and privately available spreads segmented by various weighted average lives and credit quality ratings. Certain private placement bonds have adjusted spreads to capture the impacts of liquidity premium based on industry sector. The weighted average life and credit quality rating of a particular bond to be priced using those matrices are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate industry sector or U.S. Treasury yield to create an estimated market yield for that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular bond.

Non-binding broker quotes are also utilized to determine the fair value of certain bonds when deemed appropriate or when valuations are not available from independent pricing services or corporate pricing matrices. These bonds are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers, as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investment’s fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

For all bonds, the Company considers its ability and intent to hold the security for a period of time sufficient to allow for the anticipated recovery in value, the expected recovery of principal and interest and the extent to which the fair value has been less than amortized cost. If the decline in fair value to below amortized cost is determined to be other-than-temporary, a realized loss is recorded equal to the difference between the amortized cost of the investment and its fair value.

The Company periodically reviews loan-backed and structured securities in an unrealized loss position by comparing the present value of cash flows, including estimated prepayments, expected to be collected from the security to the amortized cost basis of the security. If the present value of cash flows expected to be collected, discounted at the security’s effective interest rate, is less than the amortized cost basis of the security, the impairment is considered other-than-temporary and a realized loss is recorded.

All other bonds in an unrealized loss position are periodically reviewed to determine if a decline in fair value to below amortized cost is other-than-temporary. Factors considered during this review include timing and amount of expected cash flows, ability of the issuer to meet its obligations, financial condition and future prospects of the issuer, amount and quality of any underlying collateral and current economic and industry conditions that may impact an issuer.

Stocks may experience other-than-temporary impairment based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the stock to recovery. If a stock is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the investment and its fair value.

Investments in subsidiaries. The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, are carried using the equity method of accounting applicable to U.S. insurance subsidiary, controlled and affiliated (“SCA”) entities. This requires the investment to be recorded based on the value of its underlying audited statutory surplus. Furthermore, the equity method of accounting would be discontinued if the investment is reduced to zero, unless the Company has guaranteed obligations of the subsidiary or otherwise committed to provide further financial support. The Company’s investment in NISC and NIA, wholly-owned non-insurance subsidiaries, are carried using the equity method of accounting applicable to U.S. non-insurance subsidiary, controlled and affiliated entities. This requires the investment to be recorded based on its underlying audited GAAP equity. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans are held at unpaid principal balance adjusted for premiums and discounts, less a valuation allowance. The Company also holds commercial mortgage loans of these property types that are under development. Mortgage loans under development are collateralized by the borrower’s common stock.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts as the loans are collateral dependent or guaranteed.

The collectability and value of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property. Loans are considered delinquent when contractual payments are 90 days past due.

Mortgage loans require a loan-specific reserve when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires a loan-specific reserve, a provision for loss is established equal to the difference between the carrying value and the fair value of the collateral less costs to sell. Loan-specific reserve charges are recorded in net unrealized capital gains and losses. In the event a loan-specific reserve charge is reversed, the recovery is also recorded in net unrealized capital gains and losses. If the mortgage loan is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the loan and the fair value of the collateral less estimated costs to obtain and sell. Any previously recorded loan-specific reserve is reversed.

Management evaluates the credit quality of individual mortgage loans and the portfolio as a whole through a number of loan quality measurements, including, but not limited to, loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. These loan quality measurements contribute to management’s assessment of relative credit risk in the mortgage loan portfolio. Based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible. This process identifies the risk profile and potential for loss individually and in the aggregate for the commercial mortgage loan portfolios. These factors are updated and evaluated at least annually. Due to the nature of the collateral underlying mortgage loans under development, these loans are not evaluated using the LTV and DSC ratios described above and instead are evaluated using other qualitative metrics.

Interest income on performing mortgage loans is recognized in net investment income over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or the loan is modified.

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Cash and cash equivalents. Cash and cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants in the internal qualified cash pool.

Short-term investments. Short-term investments consist of government agency discount notes with maturities of twelve months or less at acquisition. Short-term investments also include outstanding promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.

Securities Lending. The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total invested assets of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company recognizes loaned securities in bonds. A securities lending payable is recorded for the amount of cash collateral received. If the fair value of the collateral received (cash and/or securities) is less than the fair value of the securities loaned, the shortfall is nonadmitted. Net income received from securities lending activities is included in net investment income. Because the borrower or the Company may terminate a securities lending transaction at any time, if loans are terminated in advance of the reinvested collateral asset maturities, the Company would repay its securities lending obligations from operating cash flows or the proceeds of sales from its investment portfolio, which includes significant liquid securities.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Other invested assets. Other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnerships, limited liability companies, joint ventures and the investment in Eagle. Except for investments in certain tax credit funds, these investments are recorded using the equity method of accounting. Changes in carrying value as a result of the equity method are reflected as net unrealized capital gains and losses as a direct adjustment to capital and surplus. Gains and losses are generally recognized through income at the time of disposal or when operating distributions are received. Partnership interests in tax credit funds are held at amortized cost with amortization charged to net investment income over the period in which the tax benefits, primarily credits, are earned. Tax credits are recorded as an offset to tax expense in the period utilized.

The Company sold $3.1 billion, $2.9 billion and $2.6 billion in Tax Credit Funds to unrelated third parties with outstanding guarantees as of December 31, 2023, 2022 and 2021, respectively. The Company guarantees after-tax benefits to the third-party investors through periods ending in 2041. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $1.8 billion, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments, (3) the Company oversees the asset management of the deals and (4) changes in tax laws are explicitly excluded from the Company’s guarantees of after-tax benefits.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, cross-currency swaps, futures and options.

Derivative instruments used in hedging transactions considered to be effective hedges are reported in a manner consistent with the hedged items. With the exception of derivatives applying the prescribed practice under OAC 3901-1-67, derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with changes in fair value recorded in capital and surplus as unrealized gains or losses.

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs and internal models. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Cash flows and payment accruals on derivatives are recorded in net investment income.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the statutory statements of admitted assets, liabilities, capital and surplus as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, London Interbank Offered Rate (“LIBOR”), Secured Overnight Financing Rate (“SOFR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs. Primary inputs to this valuation technique include broker quotes and comparative trades.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in the observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the reporting period in which the change occurs.

Asset Valuation Reserve

The Company maintains an AVR as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The AVR contains a separate component for each category of invested assets. The change in AVR is charged or credited directly to capital and surplus.

Interest Maintenance Reserve

The Company records an IMR as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. The IMR is applied as follows:

●

for bonds, the designation from the NAIC Capital Markets and Investments Analysis Office must not have changed more than one designation between the beginning of the holding period and the date of sale;

●	the bond must never have been classified as a default security;

●

for mortgage loans, during the prior two years, they must not have had interest more than 90 days past due, been in the process of foreclosure or in the course of voluntary conveyance, nor had restructured terms; and

●	for loan-backed and structured securities, all interest-related other-than-temporary impairments and interest-related realized gains or losses on sales of the securities.

The realized gains or losses, net of related federal income tax, from the applicable bonds and mortgage loans sold, have been removed from the net realized gain or loss amounts and established as the IMR. The IMR is amortized into income such that the amount of each capital gain or loss amortized in a given year is based on the excess of the amount of income which would have been reported that year, if the asset had not been disposed of over the amount of income which would have been reported had the asset been repurchased at its sale price. In the event the unamortized IMR liability balance is negative, the balance is reclassified as an asset and evaluated for admittance under INT 23-01, Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”). The Company utilizes the grouped method for amortization. Under the grouped method, the IMR is amortized into income over the remaining period to expected maturity based on the groupings of the individual securities into five-year bands. Refer to Recently Adopted Accounting Standards for additional discussion of IMR.

Goodwill

For companies whose operations are primarily insurance related, goodwill is the excess of the cost to acquire a company over the Company’s share of the statutory book value of the acquired entity. Goodwill is recorded in stocks in the statutory statements of admitted assets, liabilities and surplus. Goodwill is amortized on a straight-line basis over the period of economic benefit, not to exceed ten years, with a corresponding charge to surplus. Goodwill was immaterial as of December 31, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Federal Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets, net of any nonadmitted portion and statutory valuation allowance, and deferred tax liabilities, are recognized for the expected future tax consequences attributable to differences between the statutory financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. The change in deferred taxes is charged directly to surplus, with the impact of taxes on unrealized capital gains or losses and nonadmitted assets reported separately in the statutory statements of changes in capital and surplus.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the statutory financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from Internal Revenue Service (“IRS”) examinations and other tax-related matters for all open tax years.

The Company is included in the NMIC consolidated federal income tax return.

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the Company of its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the statutory statements of admitted assets, liabilities, capital and surplus on a net basis within the related future policy benefits and claims of the Company.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 3% and 4% of the Company’s life insurance in force in 2023 and 2022, respectively, and 48% and 49% of the number of life insurance policies in force in 2023 and 2022, respectively. The provision for policyholder dividends was based on the respective year’s dividend scales, as approved by the Board of Directors. Policyholder dividends are recognized when declared. No additional income was allocated to participating policyholders during 2023 and 2022.

Accounting Changes and Corrections of Errors

Effective January 1, 2021, the Company elected to apply OAC 3901-1-67 to its derivative instruments hedging indexed products and indexed annuity reserve liabilities. As a result of the Company’s election to apply OAC 3901-1-67 as of January 1, 2021, the Company’s admitted assets decreased $3 million, total liabilities decreased $2 million and capital and surplus decreased $1 million, which included a $3 million reduction to unassigned surplus from the cumulative effect of the change in accounting principle.

During 2022, the Company identified and corrected an error in annuity product allocation drivers for general operating expenses between the Company and NLAIC that resulted in an understatement of the Company’s general insurance expenses for the years ended December 31, 2021, 2020 and 2019. The error resulted in an overstatement of net income of $22 million, an overstatement of total surplus of $45 million, an overstatement of total assets of $13 million and an understatement of total liabilities of $32 million as of and for the year ended December 31, 2021. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors (“SSAP No. 3”), the total prior period correction was recorded as a decrease to total surplus of $45 million, a decrease to total assets of $13 million and an increase to total liabilities of $32 million as of January 1, 2022. Additionally, the Company’s subsidiary, NLAIC, identified and corrected errors as of January 1, 2022 that increased the Company’s investment in NLAIC and total surplus by $6 million. The net decrease to the Company’s total surplus of $39 million in 2022 as a result of these corrections is reported as a negative adjustment to unassigned surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Recently Adopted Accounting Standards

Effective December 31, 2023, the Company adopted INT 23-04, Life Reinsurance Liquidation Questions, that clarifies accounting and reporting considerations of SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets (“SSAP No. 5R”), as it relates to the liquidation of Scottish Re U.S. (“SRUS”). On July 18, 2023, SRUS was declared insolvent and ordered liquidated by the Court of Chancery of the State of Delaware (“Court”), resulting in termination of the reinsurance agreements between the Company and SRUS effective September 30, 2023, and the recapture of the ceded liabilities. The Company has accrued adequate provisions as of December 31, 2023, in accordance with SSAP No. 5R related to SRUS reinsurance recoverables and assets held in a trust that secure the annuity reinsurance recoverables. The Company will continue to work with the SRUS liquidator and the Court to resolve when the Company will be able to access the trust assets. As of December 31, 2023, assets held in trust and reinsurance recoverables related to SRUS are immaterial.

Effective September 30, 2023, the Company adopted INT 23-01, a short-term solution related to the accounting treatment of an insurer’s negative IMR balance. INT 23-01 allows an insurer with an authorized control level risk-based capital greater than 300%, after an adjustment to total adjusted capital, to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. There is no admitted disallowed IMR in the separate accounts. Fixed income investments generating IMR losses comply with the Company’s investment policies. There are no deviations from the investment policies and sales were not compelled by liquidity pressures. The Company has not allocated gains or losses to IMR from derivatives that were reported at fair value prior to the termination of the derivative. As of December 31, 2023, the Company has $93 million of admitted disallowed IMR in capital and surplus in the general account.

Effective January 1, 2021, the Company adopted revisions to SSAP No. 32R, Preferred Stock (“SSAP No. 32R”). The adopted revisions updated the definition for redeemable and perpetual preferred stock and furthermore, updated the valuation classification for perpetual preferred stock to fair value. Previously, perpetual preferred stock could have been valued at amortized cost or fair value based on the rating of the security. Per SSAP No. 32R, any valuation classification changes from amortized cost to fair value are to be recognized in statutory surplus. Going forward, changes to fair value will be recognized as a change in net unrealized capital gains and losses in statutory surplus. As a result of this change, the Company recorded an increase to statutory capital and surplus of $9 million as of January 1, 2021.

Subsequent Events

The Company evaluated subsequent events through March 20, 2024, the date the statutory financial statements were issued.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(3)	Analysis of Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics

The following table summarizes the analysis of individual annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$4,389	$64	$-	$4,453	6%
At book value less current surrender charge of 5% or more	2,210	-	-	2,210	3%
At fair value	10	-	61,993	62,003	83%
Total with market value adjustment or at fair value	$6,609	$64	$61,993	$68,666	92%
At book value without adjustment (minimal or no charge or adjustment)	3,532	-	6	3,538	5%
Not subject to discretionary withdrawal	2,342	-	62	2,404	3%
Total, gross	$12,483	$64	$62,061	$74,608	100%
Less: Reinsurance ceded	(98)	-	-	(98)
Total, net	$12,385	$64	$62,061	$74,510
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$78	$-	$-	$78

December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$2,279	$90	$-	$2,369	4%
At book value less current surrender charge of 5% or more	675	-	-	675	1%
At fair value	11	-	57,823	57,834	87%
Total with market value adjustment or at fair value	$2,965	$90	$57,823	$60,878	92%
At book value without adjustment (minimal or no charge or adjustment)	3,365	-	6	3,371	5%
Not subject to discretionary withdrawal	2,009	-	56	2,065	3%
Total, gross	$8,339	$90	$57,885	$66,314	100%
Less: Reinsurance ceded	(110)	-	-	(110)
Total, net	$8,229	$90	$57,885	$66,204
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$65	$-	$-	$65
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the analysis of group annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$17,300	$1,857	$-	$19,157	45%
At book value less current surrender charge of 5% or more	2	-	-	2	0%
At fair value	-	-	17,922	17,922	43%
Total with market value adjustment or at fair value	$17,302	$1,857	$17,922	$37,081	88%
At book value without adjustment (minimal or no charge or adjustment)	3,867	-	-	3,867	9%
Not subject to discretionary withdrawal	1,237	102	-	1,339	3%
Total, gross	$22,406	$1,959	$17,922	$42,287	100%
Less: Reinsurance ceded	(29)	-	-	(29)
Total, net	$22,377	$1,959	$17,922	$42,258
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$2	$-	$-	$2

December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$18,397	$2,069	$-	$20,466	49%
At book value less current surrender charge of 5% or more	6	-	-	6	0%
At fair value	-	-	15,701	15,701	38%
Total with market value adjustment or at fair value	$18,403	$2,069	$15,701	$36,173	87%
At book value without adjustment (minimal or no charge or adjustment)	4,211	-	-	4,211	10%
Not subject to discretionary withdrawal	1,051	103	-	1,154	3%
Total, gross	$23,665	$2,172	$15,701	$41,538	100%
Less: Reinsurance ceded	(53)	-	-	(53)
Total, net	$23,612	$2,172	$15,701	$41,485
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$6	$-	$-	$6
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the analysis of deposit-type contracts and other liabilities without life or disability contingencies by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account non- guaranteed	Total	% of Total
December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
Total with market value adjustment or at fair value	$1	$-	$1	0%
At book value without adjustment (minimal or no charge or adjustment)	781	2	783	17%
Not subject to discretionary withdrawal	3,677	17	3,694	83%
Total, gross	$4,459	$19	$4,478	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,459	$19	$4,478

December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
Total with market value adjustment or at fair value	$1	$-	$1	0%
At book value without adjustment (minimal or no charge or adjustment)	666	2	668	16%
Not subject to discretionary withdrawal	3,522	14	3,536	84%
Total, gross	$4,189	$16	$4,205	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,189	$16	$4,205

The following table is a reconciliation of total annuity actuarial reserves and deposit fund liabilities, as of the dates indicated:

	December 31,
(in millions)	2023	2022
Life, accident and health annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$34,748	$31,827
Supplemental contracts with life contingencies, net	14	14
Deposit-type contracts	4,459	4,189
Subtotal	$39,221	$36,030
Separate accounts annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$82,006	$75,848
Other contract deposit funds	19	16
Subtotal	$82,025	$75,864
Total annuity actuarial reserves and deposit fund liabilities, net	$121,246	$111,894

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the analysis of life actuarial reserves by withdrawal characteristics, as of the dates indicated:

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2023
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$10	$10	$-	$-	$-
Universal life	2,616	2,629	2,790	-	-	-
Universal life with secondary guarantees	453	390	1,032	-	-	-
Indexed universal life with secondary guarantees	341	265	367	-	-	-
Other permanent cash value life insurance	-	1,919	2,398	-	-	-
Variable life	3,435	3,483	3,603	29,611	29,607	29,607
Subtotal	$6,845	$8,696	$10,200	$29,611	$29,607	$29,607
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	181	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	17	-	-	-
Disability - disabled lives	-	-	59	-	-	-
Miscellaneous reserves	-	-	32	-	-	-
Total, gross	$6,845	$8,696	$10,490	$29,611	$29,607	$29,607
Less: reinsurance ceded	(8)	(8)	(151)	-	-	-
Total, net	$6,837	$8,688	$10,339	$29,611	$29,607	$29,607

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2022
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$11	$11	$-	$-	$-
Universal life	2,626	1,982	2,802	-	-	-
Universal life with secondary guarantees	426	353	929	-	-	-
Indexed universal life with secondary guarantees	283	210	304	-	-	-
Other permanent cash value life insurance	-	1,979	2,473	-	-	-
Variable life	2,850	2,898	3,010	25,626	25,621	25,260
Subtotal	$6,185	$7,433	$9,529	$25,626	$25,621	$25,260
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	206	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	15	-	-	-
Disability - disabled lives	-	-	59	-	-	-
Miscellaneous reserves	-	-	31	-	-	-
Total, gross	$6,185	$7,433	$9,841	$25,626	$25,621	$25,260
Less: reinsurance ceded	(9)	(9)	(178)	-	-	-
Total, net	$6,176	$7,424	$9,663	$25,626	$25,621	$25,260

The following table is a reconciliation of life actuarial reserves, as of the dates indicated:

	December 31,
(in millions)	2023	2022
Life, accident and health annual statement:
Life Insurance, net	$10,241	$9,569
Accidental death benefits, net	1	1
Disability - active lives, net	17	14
Disability - disabled lives, net	53	52
Miscellaneous reserves, net	27	27
Subtotal	$10,339	$9,663
Separate accounts annual statement:
Life insurance[1]	$29,909	$25,570
Subtotal	$29,909	$25,570
Total life actuarial reserves, net	$40,248	$35,233
1	Life insurance account value, cash value and reserve include separate accounts with guarantees of $302 million and $310 million for universal life as of December 31, 2023 and 2022, respectively.

The total direct premium written by managing general agents and third-party administrators was $451 million, $415 million and $444 million as of December 31, 2023, 2022 and 2021, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(4)	Separate Accounts

The Company’s separate account statement includes assets legally insulated from the general account as of the dates indicated, attributed to the following product lines:

	December 31, 2023		December 31, 2022
(in millions)	Separate account assets legally insulated	Separate account assets (not legally insulated)	Separate account assets legally insulated	Separate account assets (not legally insulated)
Product / Transaction:
Individual annuities	$67,634	$-	$63,282	$-
Group annuities	15,453	-	13,743	-
Life insurance	30,082	-	25,688	-
Pension risk transfer group annuities	101	-	95	-
Total	$113,270	$-	$102,808	$-

The following table summarizes amounts paid towards separate account guarantees by the general account and related risk charges paid by the separate account for the years ended:

(in millions)	Total paid toward separate account guarantees	Risk charges paid to general account
2023	$78	$780
2022	$79	$722
2021	$12	$674
2020	$26	$631
2019	$58	$612

The Company does not engage in securities lending transactions within its separate accounts.

Most separate accounts held by the Company relate to individual and group variable annuity and variable universal life insurance contracts of a non-guaranteed return nature. The net investment experience of the separate accounts is credited directly to the contract holder and can be positive or negative. The individual variable annuity contracts generally provide an incidental death benefit of the greater of account value or premium paid (net of prior withdrawals). However, many individual variable annuity contracts also provide death benefits equal to (i) the most recent fifth-year anniversary account value, (ii) the highest account value on any previous anniversary, (iii) premiums paid increased 5% or certain combinations of these, all adjusted for prior withdrawals. The death benefit and cash value under the variable universal life policies may vary with the investment performance of the underlying investments in the separate accounts. The assets and liabilities of these separate accounts are carried at fair value and are non-guaranteed.

Certain other separate accounts offered by the Company contain groups of variable universal life policies wherein the assets supporting account values on the underlying policies reside in Private Placement Separate Accounts. They provide a quarterly interest rate based on a crediting formula that reflects the market value to book value ratio of the investments, investment portfolio yield and a specified duration.

Certain other separate accounts relate to a guaranteed term option, which provides a guaranteed interest rate that is paid over certain maturity durations ranging from three to ten years, so long as certain conditions are met. If amounts allocated to the guaranteed term option are distributed prior to the maturity period, a market value adjustment can be assessed. The assets and liabilities of these separate accounts are carried at fair value.

The Company has a separate account that holds group annuity contracts offered through the Company’s PRT business, wherein the Company provides guaranteed benefit payments to annuitants. The Company issues PRT business out of both the general and separate accounts, and within both, the assets and liabilities of this business are carried at amortized cost. The PRT separate account business has been included as a nonindexed guarantee less than or equal to 4%.

Another separate account offered by the Company contains a group of universal life policies wherein the assets supporting the account values on the underlying policies reside in a Private Placement Separate Account. It provides an annual interest rate guarantee, subject to a minimum guarantee of 3%. The interest rate declared each year reflects the anticipated investment experience of the account. The business has been included as a nonindexed guarantee less than or equal to 4%.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following tables summarize the separate account reserves of the Company, as of the dates indicated:

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2023
Premiums, considerations or deposits	$88	$-	$6,181	$6,269
Reserves
For accounts with assets at:
Fair value	$1,781	$143	$109,609	$111,533
Amortized cost	401	-	-	401
Total reserves[1]	$2,182	$143	$109,609	$111,934
By withdrawal characteristics:
With market value adjustment	$1,779	$143	$-	$1,922
At fair value	-	-	109,522	109,522
At book value without market value adjustment and with current surrender charge less than 5%	304	-	6	310
Subtotal	$2,083	$143	$109,528	$111,754
Not subject to discretionary withdrawal	99	-	81	180
Total reserves[1]	$2,182	$143	$109,609	$111,934
1

The total reserves balance does not equal the liabilities related to separate accounts of $113.3 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.3 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2022
Premiums, considerations or deposits	$174	$-	$7,583	$7,757
Reserves
For accounts with assets at:
Fair value	$2,016	$145	$98,862	$101,023
Amortized cost	411	-	-	411
Total reserves[1]	$2,427	$145	$98,862	$101,434
By withdrawal characteristics:
With market value adjustment	$2,117	$145	$-	$2,262
At fair value	-	-	98,784	98,784
At book value without market value adjustment and with current surrender charge less than 5%	310	-	8	318
Subtotal	$2,427	$145	$98,792	$101,364
Not subject to discretionary withdrawal	-	-	70	70
Total reserves[1]	$2,427	$145	$98,862	$101,434
1

The total reserves balance does not equal the liabilities related to separate accounts of $102.8 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.4 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table is a reconciliation of net transfers from separate accounts, as of the dates indicated:

		December 31,
(in millions)	2023	2022	2021
Net transfers as reported in the statutory statements of operations of the separate accounts:
Transfers to separate accounts	$6,268	$7,757	$8,309
Transfers from separate accounts	(9,446)	(8,860)	(10,860)
Net transfers from separate accounts	$(3,178)	$(1,103)	$(2,551)
Reconciling adjustments:
Exchange accounts offsetting in the general account	(889)	(606)	(552)
Fees not included in general account transfers	41	47	68
Other miscellaneous adjustments not included in the general account balance	284	27	33
Net transfers as reported in the statutory statements of operations	$(3,742)	$(1,635)	$(3,002)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(5)	Investments

Bonds and Stocks

The following table summarizes the carrying value, the excess of fair value over carrying value, the excess of carrying value over fair value and the fair value of bonds and stocks, as of the dates indicated:

(in millions)	Carrying value	Fair value in excess of carrying value	Carrying value in excess of fair value	Fair value
December 31, 2023
Bonds:
U.S. Government	$173	$3	$-	$176
States, territories and possessions	609	10	44	575
Political subdivisions	371	11	21	361
Special revenues	2,994	57	248	2,803
Industrial and miscellaneous	31,796	311	2,206	29,901
Loan-backed and structured securities	7,924	38	304	7,658
Total bonds	$43,867	$430	$2,823	$41,474
Common stocks unaffiliated	$231	$-	$-	$231
Preferred stocks unaffiliated	47	-	1	46
Total unaffiliated stocks[1]	$278	$-	$1	$277
Total bonds and unaffiliated stocks[1]	$44,145	$430	$2,824	$41,751

December 31, 2022
Bonds:
U.S. Government	$1	$-	$-	$1
States, territories and possessions	561	7	55	513
Political subdivisions	380	9	28	361
Special revenues	3,035	36	362	2,709
Industrial and miscellaneous	29,529	118	3,115	26,532
Loan-backed and structured securities	6,702	30	438	6,294
Total bonds	$40,208	$200	$3,998	$36,410
Common stocks unaffiliated	$239	$-	$-	$239
Preferred stocks unaffiliated	30	1	-	31
Total unaffiliated stocks[1]	$269	$1	$-	$270
Total bonds and unaffiliated stocks[1]	$40,477	$201	$3,998	$36,680
1

Excludes affiliated common stocks with a carrying value of $3.4 billion as of December 31, 2023 and 2022, respectively. Affiliated common stocks include investment in NLAIC and JNL of $3.2 billion and $203 million as of December 31, 2023, respectively. Affiliated common stocks include investment in NLAIC and JNFC of $3.2 billion and $186 million as of December 31, 2022, respectively.

The carrying value of bonds on deposit with various states as required by law or special escrow agreement was immaterial as of December 31, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the carrying value and fair value of bonds, by contractual maturity, as of December 31, 2023. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties:

(in millions)	Carrying value	Fair value
Bonds:
Due in one year or less	$1,325	$1,312
Due after one year through five years	10,189	9,936
Due after five years through ten years	10,242	9,646
Due after ten years	14,187	12,922
Total bonds excluding loan-backed and structured securities	$35,943	$33,816
Loan-backed and structured securities	7,924	7,658
Total bonds	$43,867	$41,474

The following table summarizes the fair value and unrealized losses on bonds and stocks (amount by which cost or amortized cost exceeds fair value), for which other-than-temporary declines in value have not been recognized, based on the amount of time each type of bond or stock has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2023
Bonds:
U.S. Government	$79	$-	$1	$-	$80	$-
States, territories and possessions	30	-	373	44	403	44
Political subdivisions	51	-	148	21	199	21
Special revenues	45	1	1,934	247	1,979	248
Industrial and miscellaneous	1,093	43	21,615	2,266	22,708	2,309
Loan-backed and structured securities	485	2	4,671	303	5,156	305
Total bonds	$1,783	$46	$28,742	$2,881	$30,525	$2,927
Common stocks unaffiliated	$-	$-	$37	$5	$37	$5
Preferred stocks unaffiliated	3	-	6	-	9	-
Total unaffiliated stocks	$3	$-	$43	$5	$46	$5
Total bonds and unaffiliated stocks	$1,786	$46	$28,785	$2,886	$30,571	$2,932

December 31, 2022
Bonds:
U.S. Government	$1	$-	$-	$-	$1	$-
States, territories and possessions	352	49	23	6	375	55
Political subdivisions	157	27	-	-	157	27
Special revenues	1,935	332	55	22	1,990	354
Industrial and miscellaneous	21,261	2,526	2,604	739	23,865	3,265
Loan-backed and structured securities	3,800	263	2,079	177	5,879	440
Total bonds	$27,506	$3,197	$4,761	$944	$32,267	$4,141
Common stocks unaffiliated	$45	$11	$19	$6	$64	$17
Preferred stocks unaffiliated	20	2	3	1	23	3
Total unaffiliated stocks	$65	$13	$22	$7	$87	$20
Total bonds and unaffiliated stocks	$27,571	$3,210	$4,783	$951	$32,354	$4,161

As of December 31, 2023, management evaluated securities in an unrealized loss position for impairment. As of the reporting date, the Company has the intent and ability to hold these securities until the fair value recovers, which may be at maturity, and therefore, does not consider the securities to be other-than-temporarily impaired.

There was no intent to sell loan-backed and structured securities that have been identified as having other-than-temporary impairments for the years ended December 31, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans and the related valuation allowances by type of credit loss, as of the dates indicated:

	December 31,
(in millions)	2023	2022
Total amortized cost	$9,146	$8,401
Valuation allowance:
Non-specific reserves[2]	$-	$37
Specific reserves	2	1
Total valuation allowance[1]	$2	$38
Mortgage loans, net of allowance	$9,144	$8,363

1	For the years ended December 31, 2023, 2022 and 2021, changes in the valuation allowance were immaterial and due to current period provisions.
2

Effective January 1, 2023, the Company changed its method for reserving for mortgage loans by removing the need for a non-specific reserve. In the Company’s judgment, the change in reserving approach appropriately reflects the credit risk inherent for mortgage loans held. The impact of the change was recorded as a reversal of the non-specific reserves, resulting in an increase to unassigned surplus of $4 million and recorded through ‘Other, net’ activity within the statutory statements of changes in capital and surplus. There was no impact on net income.

As of December 31, 2023 and 2022, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio.

The following table summarizes the LTV ratio and DSC ratio of the mortgage loan portfolio as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total	Greater than 1.00	Less than or equal to 1.00	Total
December 31, 2023
Apartment	$3,831	$22	$3,853	$3,823	$29	$3,852
Industrial	1,842	-	1,842	1,842	-	1,842
Office	1,057	71	1,128	1,126	3	1,129
Retail	1,888	8	1,896	1,887	9	1,896
Other	256	-	256	216	40	256
Total[1]	$8,874	$101	$8,975	$8,894	$81	$8,975
Weighted average DSC ratio	2.20	1.33	2.19	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	56%	71%	57%

December 31, 2022
Apartment	$3,651	$22	$3,673	$3,632	$41	$3,673
Industrial	1,437	-	1,437	1,437	-	1,437
Office	1,223	3	1,226	1,214	12	1,226
Retail	1,815	8	1,823	1,794	29	1,823
Other	225	-	225	217	8	225
Total[1]	$8,351	$33	$8,384	$8,294	$90	$8,384
Weighted average DSC ratio	2.20	0.82	2.19	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	57%	81%	57%

1	Excludes $171 million and $17 million of commercial mortgage loans that were under development as of December 31, 2023 and 2022, respectively.

As of December 31, 2023 and 2022, the Company has a diversified mortgage loan portfolio with no more than 23% in a geographic region in the U.S. and no more than 1% with any one borrower. The maximum and minimum lending rates for mortgage loans originated or acquired during 2023 were 9.2% and 4.8%, respectively, and for those originated or acquired during 2022 were 11.0% and 2.9%, respectively. As of December 31, 2023 and 2022, the maximum LTV ratio of any one loan at the time of loan origination was 78% and 80%, respectively. As of December 31, 2023 and 2022, the Company did not hold mortgage loans with interest 90 days or more past due. Additionally, there were no taxes, assessments or any amounts advanced and not included in the mortgage loan portfolio.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Securities Lending

The fair value of loaned securities was $922 million and $611 million as of December 31, 2023 and 2022, respectively. The Company held $359 million and $232 million of cash collateral on securities lending as of December 31, 2023 and 2022, respectively. The carrying value and fair value of reinvested collateral assets were $359 million and $232 million and had a contractual maturity of under 30 days as of December 31, 2023 and 2022, respectively. The fair value of bonds acquired with reinvested collateral assets was $366 million and $236 million as of December 31, 2023 and 2022, respectively. There are no securities lending transactions that extend beyond one year as of the reporting date. The Company received $584 million and $394 million of non-cash collateral on securities lending as of December 31, 2023 and 2022, respectively.

Net Investment Income

The following table summarizes net investment income by investment type, for the years ended:

	December 31,
(in millions)	2023	2022	2021
Bonds	$1,917	$1,511	$1,417
Mortgage loans	357	334	358
Other invested assets	868	196	499
Policy loans	43	42	43
Derivative instruments[1]	24	19	31
Other	62	44	12
Gross investment income	$3,271	$2,146	$2,360
Investment expenses	(135)	(127)	(129)
Net investment income	$3,136	$2,019	$2,231

1	Includes net investment income applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

The amount of investment income due and accrued that was nonadmitted as of December 31, 2023 and 2022 was immaterial. Investment income due and accrued as of December 31, 2023 and 2022 that was admitted was $965 million and $585 million, respectively.

Net Realized Capital Gains and Losses

The following table summarizes net realized capital gains and losses for the years ended:

	December 31,
(in millions)	2023	2022	2021
Gross gains on sales	$31	$31	$106
Gross losses on sales	(68)	(149)	(32)
Net realized (losses) gains on sales	$(37)	$(118)	$74
Net realized derivative (losses) gains	(378)	284	(679)
Other-than-temporary impairments	(21)	(26)	(4)
Total net realized (losses) gains	$(436)	$140	$(609)
Tax (benefit) expense on net (losses) gains	(4)	3	59
Net realized capital (losses) gains, net of tax	$(432)	$137	$(668)
Less: Realized (losses) gains transferred to the IMR	(30)	(103)	15
Net realized capital (losses) gains, net of tax and transfers to the IMR	$(402)	$240	$(683)

For the year ended December 31, 2023, gross realized gains and gross realized losses on sales of bonds were $25 million and $64 million, respectively. For the year ended December 31, 2022, gross realized gains and gross realized losses on sales of bonds were $7 million and $145 million, respectively. For the year ended December 31, 2021, gross realized gains and gross realized losses on sales of bonds were $80 million and $31 million, respectively.

The Company did not enter into any material repurchase transactions that would be considered wash sales during the years ended December 31, 2023, 2022 and 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Investment Commitments

The Company had unfunded commitments related to its investment in limited partnerships and limited liability companies totaling $1.0 billion and $894 million as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, there were $99 million and $207 million of commitments to purchase private placement bonds, respectively. There were $490 million and $291 million of outstanding commitments to fund mortgage loans as of December 31, 2023 and 2022, respectively.

(6)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose it to interest rate risk arising from mismatches between assets and liabilities. The Company may use interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

Equity market risk management. The Company issues a variety of insurance products that expose it to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including futures and options.

Indexed crediting risk management. The Company issues a variety of insurance and annuity products with indexed crediting features that expose the Company to risks related to the performance of an underlying index. To mitigate these risks, the Company enters into a variety of derivatives including index options, total return swaps and futures. The underlying indices can have exposure to equites, commodities and fixed income securities.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2023 and 2022, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the fair value, carrying value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Notional amount	Net Carrying Value	Fair value asset	Fair value liability	Average fair value
December 31, 2023
Interest rate swaps	$2,410	$-	$-	$-	$-
Options	137	1	7	-	-
Cross currency swaps	1,621	94	120	(22)	1
Futures	2,925	-	-	-	-
Total derivatives¹	$7,093	$95	$127	$(22)	$1

December 31, 2022
Interest rate swaps	$-	$-	$-	$-	$-
Options	96	1	2	-	-
Cross currency swaps	1,498	135	174	(9)	2
Futures	3,316	-	-	-	-
Total derivatives¹	$4,910	$136	$176	$(9)	$2
1	Fair value balance excludes immaterial accrued interest on derivative assets for December 31, 2023 and 2022.

The Company received $253 million and $178 million of cash collateral and held $49 million and $20 million of securities off-balance sheet as collateral for derivative assets as of December 31, 2023 and 2022, respectively. Cash and securities pledged for derivative liabilities were immaterial as of December 31, 2023 and 2022. The impact of netting as a result of master netting agreements reduced the fair value of derivative assets and liabilities by $20 million and $8 million as of December 31, 2023 and 2022, respectively. As a result, the Company’s uncollateralized position for derivatives instruments was immaterial in each respective period. In addition, the Company posted initial margin on derivative instruments of $256 million and $236 million as of December 31, 2023 and 2022, respectively.

The following table summarizes net gains and losses on derivatives programs by type of derivative instrument, as of the dates indicated:

	Net realized (losses) gains recorded in operations			Unrealized (losses) gains recorded in capital and surplus
	December 31,			December 31,
(in millions)	2023	2022	2021	2023	2022	2021
Cross currency swaps	$-	$1	$1	$(43)	$103	$69
Futures	(378)	283	(680)	(173)	124	27
Total	$(378)	$284	$(679)	$(216)	$227	$96

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(7)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value as of December 31, 2023:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$7	$-	$-	$7
Common stocks unaffiliated	67	164	-	-	231
Preferred stocks unaffiliated	-	39	7	-	46
Separate account assets	104,555	1,637	51	6,430	112,673
Assets at fair value	$104,622	$1,847	$58	$6,430	$112,957

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2023:

(in millions)	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2022	$6	$55	$61
Net gains (losses):
In surplus	1	(1)	-
Purchases	3	-	3
Sales	(3)	(3)	(6)
Balance as of December 31, 2023	$7	$51	$58

The following table summarizes assets and liabilities held at fair value as of December 31, 2022:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$11	$-	$-	$11
Common stocks unaffiliated	77	162	-	-	239
Preferred stocks unaffiliated	-	25	6	-	31
Separate account assets	97,015	1,795	55	3,552	102,417
Assets at fair value	$97,092	$1,993	$61	$3,552	$102,698

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2022:

(in millions)	Bonds[1]	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2021	$1	$6	$49	$56
Net gains (losses):
In surplus	-	-	24	24
Purchases	-	2	-	2
Sales	-	(2)	(18)	(20)
Transfers out of Level 3	(1)	-	-	(1)
Balance as of December 31, 2022	$-	$6	$55	61
1	Bonds transfer out of Level 3 during the year ended December 31, 2022, result from the application of the lower of amortized cost or fair value rules based on NAIC rating.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the carrying value and fair value of the Company’s assets and liabilities not held at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below or in Note 2.

	Fair Value
(in millions)	Level 1	Level 2	Level 3	Total fair value	Carrying value
December 31, 2023
Assets:
Bonds	$175	$35,293	$5,999	$41,467	$43,860
Mortgage loans, net of allowance	-	-	8,047	8,047	9,144
Policy loans	-	-	969	969	969
Derivative assets	-	120	7	127	113
Cash, cash equivalents and short-term investments	(52)	1,607	-	1,555	1,555
Securities lending collateral assets	359	-	-	359	359
Separate account assets	5	411	157	573	597
Total assets	$487	$37,431	$15,179	$53,097	$56,597
Liabilities:
Investment contracts	$-	$-	$3,265	$3,265	$3,242
Derivative liabilities	-	22	-	22	17
Total liabilities	$-	$22	$3,265	$3,287	$3,259

December 31, 2022
Assets:
Bonds	$1	$32,048	$4,350	$36,399	$40,197
Mortgage loans, net of allowance	-	-	7,351	7,351	8,363
Policy loans	-	-	933	933	933
Derivative assets	-	174	2	176	143
Cash, cash equivalents and short-term investments	613	1,008	-	1,621	1,621
Securities lending collateral assets	232	-	-	232	232
Separate account assets	4	311	41	356	391
Total assets	$850	$33,541	$12,677	$47,068	$51,880
Liabilities:
Investment contracts	$-	$-	$3,158	$3,158	$3,148
Derivative liabilities	-	9	-	9	7
Total liabilities	$-	$9	$3,158	$3,167	$3,155

Mortgage loans, net of allowance. The fair values of mortgage loans are primarily estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the statutory statements of admitted assets, liabilities, capital and surplus approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Securities lending collateral assets. These assets are comprised of bonds and short-term investments and the respective fair values are estimated based on the fair value methods described in Note 2.

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable-rate contracts approximates their carrying value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(8)	Federal Income Taxes

The following tables summarize the net admitted deferred tax assets, as of the dates indicated:

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$953	$21	$974
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$953	$21	$974
Less: Deferred tax assets nonadmitted	(222)	-	(222)
Net admitted deferred tax assets	$731	$21	$752
Less: Deferred tax liabilities	(105)	(15)	(120)
Net admitted deferred tax assets	$626	$6	$632

	December 31, 2022
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$820	$32	$852
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$820	$32	$852
Less: Deferred tax assets nonadmitted	(96)	(7)	(103)
Net admitted deferred tax assets	$724	$25	$749
Less: Deferred tax liabilities	(147)	(13)	(160)
Net admitted deferred tax assets	$577	$12	$589

The following table summarizes components of the change in deferred income taxes reported in capital and surplus before consideration of nonadmitted assets and changes from the prior year, as of the dates indicated:

	December 31,
(in millions)	2023	2022	Change
Adjusted gross deferred tax assets	$974	$852	$122
Total deferred tax liabilities	(120)	(160)	40
Net deferred tax assets	$854	$692	$162
Less: Tax effect of unrealized gains and losses			37
Less: Tax effect of change in accounting principle			(8)
Less: Merger adjustment			1
Change in deferred income tax			$132

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following tables summarize components of the admitted deferred tax assets calculation, as of the dates indicated:

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$3	$3
Adjusted gross deferred tax assets expected to be realized[1]	623	6	629
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	108	12	120
Admitted deferred tax assets	$731	$21	$752

	December 31, 2022
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$8	$8
Adjusted gross deferred tax assets expected to be realized[1]	577	4	581
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	147	13	160
Admitted deferred tax assets	$724	$25	$749
1

Note that this amount is calculated as the lesser of the adjusted gross deferred tax assets expected to be realized following the balance sheet date or the adjusted gross deferred tax assets allowed per the limitation threshold. For the years ended December 31, 2023 and 2022, the threshold limitation for adjusted capital and surplus was $1.6 billion and $1.4 billion, respectively.

The adjusted capital and surplus used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was $10.5 billion and $9.5 billion as of December 31, 2023 and 2022, respectively. The ratio percentage used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was 1,062% and 1,071% as of December 31, 2023 and 2022, respectively.

The following tables summarize the impact of tax planning strategies, as of the dates indicated:

	December 31, 2023
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	7.19%	0.00%	7.19%

	December 31, 2022
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	25.51%	0.00%	25.51%

The Company’s tax planning strategies included the use of affiliated reinsurance for the years ended December 31, 2023 and 2022.

There are no temporary differences for which deferred tax liabilities are not recognized for the years ended December 31, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the tax effects of temporary differences and the change from the prior year, for the years ended:

	December 31,
(in millions)	2023	2022	Change
Deferred tax assets
Ordinary:
Future policy benefits and claims	$231	$132	$99
Investments	110	89	21
Deferred acquisition costs	297	260	37
Tax credit carry-forward	259	294	(35)
Other	56	45	11
Subtotal	$953	$820	$133
Nonadmitted	(222)	(96)	(126)
Admitted ordinary deferred tax assets	$731	$724	$7
Capital:
Investments	21	32	(11)
Subtotal	$21	$32	$(11)
Nonadmitted	-	(7)	7
Admitted capital deferred tax assets	$21	$25	$(4)
Admitted deferred tax assets	$752	$749	$3
Deferred tax liabilities
Ordinary:
Investments	$(68)	$(100)	$32
Future policy benefits and claims	(22)	(32)	10
Other	(15)	(15)	-
Subtotal	$(105)	$(147)	$42
Capital:
Investments	(15)	(13)	(2)
Subtotal	$(15)	$(13)	$(2)
Deferred tax liabilities	$(120)	$(160)	$40
Net deferred tax assets	$632	$589	$43

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total deferred tax assets will not be realized. Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize all deferred tax assets. Therefore, no valuation allowances have been established as of December 31, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The following table summarizes the Company’s income tax incurred and change in deferred income tax. The total income tax and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income (loss) before tax as follows, for the years ended:

	December 31,
(in millions)	2023	2022	2021
Current income tax expense	$104	$103	$50
Change in deferred income tax (without tax on unrealized gains and losses)	(132)	(28)	(50)
Total income tax (benefit) expense reported	$(28)	$75	$-
Income before income and capital gains taxes	$1,053	$1,077	$861
Federal statutory tax rate	21%	21%	21%
Expected income tax expense at statutory tax rate	$221	$226	$181
(Decrease) increase in actual tax reported resulting from:
Dividends received deduction	(211)	(80)	(137)
Tax credits	(45)	(58)	(47)
Other	7	(13)	3
Total income tax (benefit) expense reported	$(28)	$75	$-

The Company incurred $11 million in federal income tax expense in 2021, which is available for recoupment in the event of future net losses.

The following table summarizes operating loss or tax credit carry-forwards available as of December 31, 2023:

(in millions)	Amount	Origination	Expiration
Operating loss carryforwards	$2	2017	2032
Business credits	$32	2016	2036
Business credits	$62	2017	2037
Business credits	$30	2018	2038
Business credits	$27	2019	2039
Business credits	$29	2020	2040
Business credits	$28	2021	2041
Business credits	$27	2022	2042
Business credits	$24	2023	2043

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The Company is included in the NMIC consolidated federal income tax return which includes the following entities:

Nationwide Mutual Insurance Company

AGMC Reinsurance, Ltd

Allied Insurance Company of America

Allied Property & Casualty Insurance Company

Allied Texas Agency, Inc.

AMCO Insurance Company

American Marine Underwriters

Crestbrook Insurance Company

Depositors Insurance Company

DVM Insurance Agency, Inc.

Eagle Captive Reinsurance, LLC

Freedom Specialty Insurance Company

Harleysville Insurance Company of New York

Harleysville Insurance Company

Harleysville Insurance Company of New Jersey

Harleysville Lake States Insurance Company

Harleysville Preferred Insurance Company

Harleysville Worcester Insurance Company

Jefferson National Financial Corporation

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Lone Star General Agency, Inc.

National Casualty Company

Nationwide Advantage Mortgage Company

Nationwide Affinity Insurance Company of America

Nationwide Agent Risk Purchasing Group. Inc.

Nationwide Agribusiness Insurance Company

Nationwide Assurance Company

Nationwide Cash Management Company

Nationwide Corporation

Nationwide Financial Assignment Company

Nationwide Financial General Agency, Inc.

Nationwide Financial Services, Inc.

Nationwide General Insurance Company

Nationwide Indemnity Company

Nationwide Insurance Company of America

Nationwide Insurance Company of Florida

Nationwide Investment Services Corporation

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company

Nationwide Lloyds

Nationwide Property & Casualty Ins. Company

Nationwide Retirement Solutions, Inc.

Nationwide Sales Solutions, Inc.

Nationwide Trust Company, FSB

NBS Insurance Agency, Inc.

NFS Distributors, Inc.

Registered Investment Advisors Services, Inc.

Retention Alternatives, Ltd.

Retention Alternatives Ltd. In Respect of Cell No. 1

Segregated Account

Scottsdale Indemnity Company

Scottsdale Insurance Company

Scottsdale Surplus Lines Insurance Company

Titan Insurance Company

Titan Insurance Services, Inc.

Veterinary Pet Insurance Company

Victoria Fire & Casualty Company

Victoria Select Insurance Company

VPI Services, Inc.

The method of allocation of regular tax among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return. Effective January 1, 2023, the Company revised its tax sharing agreement to address corporate alternative minimum tax (“CAMT”). If the consolidated federal income tax return group is an Applicable Corporation and has a CAMT liability, all members of the group will be treated as Applicable Corporations subject to CAMT. CAMT is paid by affiliates based on the ratio of the subsidiary’s CAMT liability to the total CAMT liabilities of all subsidiaries.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code as of December 31, 2023 and 2022.

The Company does not have any tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

In August 2022, the Inflation Reduction Act of 2022 (“Act”) was passed by the U.S. Congress and signed into law. The Act includes a new Federal CAMT, effective in 2023, that is based on the adjusted financial statement income (“AFSI”) set forth on the applicable financial statement (“AFS”) of an applicable corporation. A corporation is an applicable corporation if its rolling average pre-tax AFSI over three prior years (starting with 2020-2022) is greater than $1.0 billion. For a group of related entities, the $1.0 billion threshold is determined on a group basis, and the group’s AFS is generally treated as the AFS for all separate taxpayers in the group. Except under limited circumstances, once a corporation is an applicable corporation, it is an applicable corporation in all future years.

An applicable corporation is not automatically subject to a CAMT liability. The corporation’s tentative CAMT liability is equal to 15% of its adjusted AFSI, and CAMT is payable to the extent the tentative CAMT liability exceeds regular corporate income tax. However, any CAMT paid would be indefinitely available as a credit carryover that could reduce future regular tax in excess of CAMT.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Reporting entities that reasonably expect to be applicable corporations for the current reporting period are considered applicable reporting entities. The Company comprises a controlled group of corporations and has determined that it likely will be an applicable corporation, and therefore an appliable reporting entity, in 2023. In making such determination, the group has made certain interpretations of, and assumptions regarding, the CAMT provisions of the Act. The Company does not consider its CAMT status when evaluating its deferred tax assets under the regular tax system. The U.S. Treasury Department is expected to issue guidance throughout 2024 that may differ from the group’s interpretations and assumptions and that could alter the group’s determination.

The reporting entity has made an accounting policy election to disregard CAMT when evaluating the need for a valuation allowance for its non-CAMT deferred tax assets.

For the years ended December 31, 2023 and 2022, the Act did not impact the Company’s total tax.

(9)	Short-Term Debt and FHLB Funding Agreements

Short-Term Debt

The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2023 and 2022.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2023 and 2022.

The terms of certain debt instruments contain various restrictive covenants, including, but not limited to, minimum statutory surplus defined in the agreements. The Company was in compliance with all covenants as of December 31, 2023 and 2022.

The amount of interest paid on short-term debt was immaterial in 2023, 2022 and 2021.

FHLB Funding Agreements

The Company is a member of the FHLB. Through its membership, the FHLB established the Company’s capacity for short-term borrowings and cash advances under the funding agreement program at up to 50% of total admitted assets.

The Company’s Board of Directors has authorized the issuance of funding agreements up to $6.0 billion to the FHLB, shared between the Company and NLAIC, in exchange for cash advances, which are collateralized by pledged securities. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. FHLB membership requires the Company to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The Company has $20 million in membership stock as of December 31, 2023 and 2022. As part of the agreement, the Company purchased and held an additional $144 million and $139 million in activity stock and an immaterial amount in excess stock as of December 31, 2023 and 2022, respectively, which is included in stocks on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s liability for advances from the FHLB was $3.3 billion and $3.1 billion as of December 31, 2023 and 2022, respectively, which is included in future policy benefits and claims on the statutory statements of admitted assets, liabilities, capital and surplus.

The Company has agreements with the FHLB to provide financing for operations. These agreements, which were renewed in February 2024 and expire January 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2023 and 2022, the Company had no amounts outstanding under these agreements.

Bonds and mortgage loans with a carrying value of $5.3 billion (3.0% of total admitted assets) as of December 31, 2023 and $4.6 billion (2.8% of total admitted assets) as of December 31, 2022 were pledged as collateral under FHLB agreements and are included in bonds and mortgage loans on the statutory statements of admitted assets, liabilities, capital and surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

(10)	Surplus Notes

The following table summarizes the carrying value of surplus notes issued by the Company to NFS, as of the dates indicated:

(in millions)
Date issued	Interest rate	Par value	Carrying value	Interest and/ or principal paid in current year	Total interest and/or principal paid	Unapproved interest and/or principal	Date of maturity
December 31, 2023
12/19/2001	7.50%	$300	$300	$23	$495	$-	12/31/2031
6/27/2002	8.15%	300	300	24	521	-	6/27/2032
12/23/2003	6.75%	100	100	7	132	-	12/23/2033
12/20/2019	4.21%	400	400	16	67	-	12/19/2059
Total		$1,100	$1,100	$70	$1,215	$-

December 31, 2022
12/19/2001	7.50%	$300	$300	$22	$472	$-	12/31/2031
6/27/2002	8.15%	300	300	24	497	-	6/27/2032
12/23/2003	6.75%	100	100	6	125	-	12/23/2033
12/20/2019	4.21%	400	400	17	51	-	12/19/2059
Total		$1,100	$1,100	$69	$1,145	$-

The surplus notes were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against NLIC, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.

(11)	Reinsurance

The Company has 100% coinsurance agreements with funds withheld with Eagle to cede specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC. While the GMDB and GLWB contract riders are ceded by NLIC to Eagle, the base annuity contracts and any non-reinsured risks will be retained by NLIC. Amounts ceded to Eagle during 2023, 2022 and 2021 included premiums of $635 million, $637 million and $607 million, respectively, benefits and claims, net of third-party reinsurance recoveries, of $73 million, $75 million, and $8 million respectively, net investment earnings on funds withheld assets of $55 million, $52 million and $40 million, respectively, and an expense allowance for third-party reinsurance premiums of $1 million, $2 million and $1 million, respectively. As of December 31, 2023 and 2022, the carrying value of the funds withheld assets recorded within funds held under coinsurance was $1.3 billion and $1.6 billion, respectively, which consists of bonds and cash equivalents that had a carrying value of $1.2 billion and $1.5 million, respectively, and mortgage loans that had a carrying value of $73 million and $95 million, respectively. As of December 31, 2023 and 2022, the Company’s reserve credit for guaranteed benefits ceded under the reinsurance agreements was $91 million and $253 million, respectively. Amounts payable to Eagle related to the reinsurance agreements were $377 million and $424 million as of December 31, 2023 and 2022, respectively.

The Company has a reinsurance agreement with NMIC whereby nearly all of the Company’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of the Company’s agreement, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the Company, as the original insurer, from its primary obligation to the policyholder. Amounts ceded to NMIC include revenues of $307 million, $287 million and $281 million for the years ended December 31, 2023, 2022 and 2021, respectively, while benefits, claims and expenses ceded were $301 million, $267 million and $257 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The Company has an intercompany reinsurance agreement with NLAIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are assumed on a modified coinsurance basis. Under modified coinsurance agreements, the ceding company retains invested assets and investment earnings are paid to the reinsurer. Under terms of the agreement, the Company bears the investment risk associated with changes in interest rates. Risk of asset default remains with NLAIC, and the Company pays a fee to NLAIC for the retention of such risk. The agreement will remain inforce until all contract obligations are settled. The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. Amounts assumed from NLAIC are included in the Company’s statutory statements of operations for 2023, 2022 and 2021 and include considerations of $46 million, $10 million and $10 million, respectively, net investment income of $31 million, $35 million and $42 million, respectively, and benefits, claims and other expenses of $186 million, $161 million and $147 million, respectively. The reserve adjustment for 2023, 2022 and 2021 of $(153) million, $(161) million and $(151) million, respectively, represents changes in reserves related to this fixed block of business, offset by investment earnings on the underlying assets. Policy reserves under this agreement totaled $737 million and $859 million as of December 31, 2023 and 2022, respectively, and amounts payable related to this agreement were $6 million and $14 million as of December 31, 2023 and 2022, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby certain variable universal life insurance, whole life insurance and universal life insurance policies are assumed on a modified coinsurance basis. Total policy reserves under this treaty were $34 million and $33 million as of December 31, 2023 and 2022, respectively. Total premiums assumed under this treaty were $12 million, $12 million and $12 million during 2023, 2022 and 2021, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby a certain life insurance contract is assumed on a 100% coinsurance basis. Policy reserves assumed under this agreement totaled $154 million and $156 million as of December 31, 2023 and 2022, respectively.

The Company has entered into reinsurance contracts to cede a portion of its individual annuity and life insurance business to unrelated reinsurers. Total reserve credits taken as of December 31, 2023 and 2022 were $278 million and $345 million, respectively. The ceding of risk does not relieve the Company, as the original insurer, from its primary obligation to the policyholder.

(12)	Transactions with Affiliates

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include, but are not limited to, annuity and life insurance contracts, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. In addition, several benefit plans sponsored by NMIC are available to Nationwide employees, for which the Company has no legal obligations. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies in conformity with NAIC statutory accounting principles. In addition, the Company may underwrite insurance policies for its officers, directors, and/or other personnel providing services to the Company. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

Affiliate receivables and payables are the result of cost sharing and intercompany service agreements between the Company and its affiliates in which settlement has not yet occurred. Affiliate receivables are presented net of affiliate payables when the Company has the right to offset. The gross amounts due from affiliates were $19 million and $226 million as of December 31, 2023 and 2022, respectively, and are included in other assets in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. The gross amounts due to affiliates were $133 million and $177 million as of December 31, 2023 and 2022, respectively, and are included in other liabilities in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. These arrangements are subject to written agreements which require that intercompany balances be settled within a certain time period, generally 30 to 60 days.

In addition, Nationwide Services Company, LLC (“NSC”), a subsidiary of NMIC, provided data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the enterprise cost sharing agreement. As of January 1, 2022 NSC merged into NNOV8, LLC, a subsidiary of NMIC, and all services going forward were provided by NMIC. For the years ended December 31, 2023 and 2022, the Company was allocated costs from NMIC totaling $245 million and $285 million, respectively. For the year ended December 31, 2021, the Company was allocated costs from NMIC and NSC totaling $288 million.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.4 billion and $3.7 billion as of December 31, 2023 and 2022, respectively. Total revenues from these contracts were $125 million, $127 million and $121 million for the years ended December 31, 2023, 2022 and 2021, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $84 million, $87 million and $113 million for the years ended December 31, 2023, 2022 and 2021, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The Company receives an annual fee payable from the Tax Credit Funds, for which it is a guarantor and Managing Member, for its services in connection with the oversight of the performance of the Investee Partnerships and the compliance by their managing members and managing agents thereof with the provisions of the various operating level agreements and applicable laws. The amount the Company earned for the years ended December 31, 2023, 2022 and 2021 were immaterial.

Funds of Nationwide Funds Group (“NFG”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2023 and 2022, customer allocations to NFG funds totaled $63.9 billion and $63.0 billion, respectively. For the years ended December 31, 2023, 2022 and 2021, NFG paid the Company $234 million, $242 million and $265 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $1.3 billion and $1.0 billion as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, amounts on deposit with NCMC were comprised of $1.0 billion and $883 million, respectively, of cash equivalents, with remaining amounts in short-term investments.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2023, 2022 and 2021 was $63 million, $112 million and $74 million, respectively.

The Company provides commercial mortgage loans to subsidiaries of Nationwide Realty Investors, LTD, a subsidiary of NMIC with interest rates ranging from 3.62% to 4.90% and maturity dates ranging from January 2031 to July 2041. As of December 31, 2023 and 2022, the Company had $304 million and $338 million, respectively, outstanding under these arrangements.

The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller repurchases the securities from the buyer at the original sales price plus interest. As of December 31, 2023 and 2022, the Company had no outstanding borrowings from affiliated entities under such agreements. The amounts the Company incurred for interest expense on intercompany repurchase agreements during 2023, 2022 and 2021 were immaterial.

During 2023, the Company received capital contributions of $135 million from NFS. During 2024, the Company received an additional capital contribution of $30 million from NFS. During 2022, the Company received capital contributions of $310 million from NFS.

During 2023, there were no capital contributions paid to NLAIC by the Company. During 2024, the Company has paid capital contributions to NLAIC of $100 million as of the subsequent event date. During 2022 and 2021, the Company paid capital contributions of $800 million and $400 million, respectively, to NLAIC. In addition, the Company contributed $60 million to NLAIC in connection with the January 1, 2022 merger of HLIC.

The Company has a replacement unsecured promissory note and revolving line of credit agreement with JNLNY whereby JNLNY can borrow up to $5 million. No amounts have been drawn on the note as of December 31, 2023 or through the subsequent event date.

Pursuant to financial support agreements, the Company has agreed to provide NLAIC and JNL with the minimum capital and surplus required by each state in which NLAIC and JNL does business. These agreements do not constitute the Company as guarantor of any obligation or indebtedness of NLAIC or JNL or provide any creditor of NLAIC or JNL with recourse to or against any of the assets of the Company.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

Eagle’s surplus position is evaluated quarterly to determine if an additional surplus contribution is required from the Company or if a distribution to the Company can be declared as of each quarter end. During 2023 and 2022, the Company made surplus contributions to Eagle. On September 29, 2023, the Company made a surplus contribution to Eagle of $10 million. On June 30, 2022 and July 19, 2022, the Company made surplus contributions to Eagle of $225 million and $1 million, respectively. During 2023 and 2022 Eagle declared distributions to the Company based on their earned surplus position. On February 9, 2024, the Company received a total distribution of $421 million that was declared on December 29, 2023 and consisted of a return of contributed surplus of $10 million and a dividend of $411 million. The return of contributed surplus receivable was recorded in other invested assets and the dividend receivable was recorded in investment income due and accrued as of December 31, 2023. On August 10, 2023, the Company received a dividend distribution of $205 million that was declared on June 30, 2023. On May 9, 2023, the Company received a dividend distribution of $204 million that was declared on March 31, 2023. On February 10, 2023, the Company received a total distribution of $332 million that was declared on December 30, 2022 and consisted of a return of contributed surplus of $221 million and a dividend of $111 million. The return of contributed surplus receivable was recorded in other invested assets and the dividend receivable was recorded in investment income due and accrued as of December 31, 2022. On November 10, 2022, the Company received a return of contributed surplus distribution of $5 million that was declared on September 30, 2022. On May 10, 2022, the Company received a dividend distribution of $19 million that was declared on March 31, 2022. On February 10, 2022, the Company received a dividend distribution of $168 million that was declared on December 31, 2021.

On December 22, 2021, the Company and NLAIC entered into a short-term loan where NLAIC borrowed $80 million from the Company. NLAIC repaid the short-term loan in full on January 4, 2022.

In March 2022, the Company executed a $850 million unsecured promissory note and revolving line of credit agreement with Nationwide SBL, LLC (“NWSBL”), an affiliate, at an interest rate of 1-month LIBOR plus 1.25% with a maturity date of March 1, 2023. As of December 31, 2022 NWSBL had outstanding borrowings of $168 million. During 2023, additional draws increased the outstanding balance to $198 million when, on March 1, 2023, the outstanding balance was repaid and a replacement agreement was entered into at an interest rate of 1-month SOFR plus 0.9% and a maturity date of February 28, 2024. As of December 31, 2023, NWSBL had outstanding borrowings of $328 million. During 2024, additional draws increased the outstanding balance to $363 million when, on February 28, 2024, the outstanding balance was repaid and a replacement agreement was entered into at an interest rate of 1-month SOFR plus 0.9% and a maturity date of February 27, 2025 with an initial draw of $363 million. Subsequently, additional draws have increased the outstanding balance to $381 million as of the subsequent event date.

During 2022, the Company and NMIC entered into unsecured promissory note agreements. On August 11, 2022, NMIC borrowed $50 million from the Company and subsequently repaid the note in full on August 15, 2022. On September 8, 2022, NMIC borrowed $150 million from the Company and subsequently repaid the note in full on September 15, 2022.

The Company utilizes the look-through approach in valuing its investment in Nationwide Real Estate Investors (NLIC), LLC (“NW REI (NLIC)”), a subsidiary of NMIC, at $251 million and $140 million as of December 31, 2023 and 2022, respectively. NW REI (NLIC)’s financial statements are not audited and the Company has limited the value of its investment in NW REI (NLIC) to the value contained in the audited financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of the NW REI (NLIC), which are required under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in NW REI (NLIC), if not already recorded in the financial statements of NW REI (NLIC).

(13)	Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2023, 2022 and 2021 Statutory Financial Statements

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

Guarantees

In accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, for all guarantees made to or on behalf of wholly-owned subsidiaries, no initial liability recognition has been made and there is no net financial statement impact related to these guarantees.

The contractual obligations under NLAIC’s single premium deferred annuity (“SPDA”) contracts in force and issued before September 1, 1988 are guaranteed by the Company. Total SPDA contracts affected by this guarantee in force were immaterial as of December 31, 2023 and 2022.

The Company has guaranteed the obligations and liabilities of NISC, including, without limitation, the full and prompt payment of all accounts payable to any party now or in the future. If for any reason NISC fails to satisfy any of its obligations, the Company will cause such obligation, loss or liability to be fully satisfied.

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

(14)	Regulatory Risk-Based Capital, Dividend Restrictions and Unassigned Surplus

The NAIC Risk-Based Capital (“RBC”) model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where the Company is domiciled, imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. The Company exceeded the minimum RBC requirements for all periods presented.

The State of Ohio insurance laws require insurers to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (i) 10% of surplus as regards policyholders as of the prior December 31 or (ii) the net income of the insurer as of the prior year. No dividends were paid by the Company to NFS for the years ended December 31, 2023 and 2022. In March 2021, the Company paid an ordinary dividend of $550 million to NFS. The Company’s surplus as regards policyholders as of December 31, 2023, was $11.2 billion and statutory net income for 2023 was $949 million. As of January 1, 2024, the Company has the ability to pay dividends to NFS totaling $1.1 billion without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned capital and surplus. Earned capital and surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder capital and surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholders.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I  Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2023:

(in millions)	Column A	Column B	Column C	Column D
	Type of investment	Cost	Fair value	Amount at which is shown in the statutory statements of admitted assets, liabilities, capital and surplus
	Bonds:
	U.S. Treasury securities and obligations of U.S. government corporations	$173	$175	$173
	U.S. government and agencies	104	105	104
	Obligations of states and political subdivisions	3,576	3,361	3,576
	Foreign governments	342	321	342
	Public utilities	4,758	4,410	4,736
	All other corporate, mortgage-backed and asset-backed securities	35,011	33,102	34,936
	Total fixed maturity securities	$43,964	$41,474	$43,867
	Equity securities:
	Common Stocks:
	Banks, trust and insurance companies	65	67	67
	Industrial, miscellaneous and all other	164	164	164
	Nonredeemable preferred stocks	42	46	46
	Total equity securities[1]	$271	$277	$277
	Mortgage loans[2]	9,146		9,144
	Short-term investments	1,555		1,555
	Policy loans	970		969
	Other long-term investments[3]	2,346		2,346
	Total invested assets	$58,252		$58,158
1	Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $3.4 billion are excluded.
2	Difference from Column B is attributable to valuation allowances on mortgage loans (see Note 5 to the audited statutory financial statements).
3

Includes derivatives, securities lending reinvested collateral assets and other invested assets. Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $324 million are excluded.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III Supplementary Insurance Information

As of December 31, 2023, 2022 and 2021 and for each of the years then ended (in millions):

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs[1]	Future policy benefits, losses, claims and loss expenses	Unearned premiums[2]	Other policy claims and benefits payable[2]	Premium revenue
2023
Life Insurance		$5,428			$412
Annuities		15,213			7,368
Retirement Solutions		20,351			4,150
Corporate Solutions and Other		8,381			2,740
Total		$49,373			$14,670
2022
Life Insurance		$5,353			$415
Annuities		10,635			5,758
Retirement Solutions		21,824			5,097
Corporate Solutions and Other		7,670			3,265
Total		$45,482			$14,535
2021
Life Insurance		$5,306			$425
Annuities		8,026			6,512
Retirement Solutions		22,446			4,551
Corporate Solutions and Other		6,721			1,176
Total		$42,499			$12,664

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[3]	Benefits, claims, losses and settlement expenses[4]	Amortization of deferred policy acquisition costs[1]	Other operating expenses	Premiums written
2023
Life Insurance	$276	$757		$101
Annuities	613	13,619		158
Retirement Solutions	835	5,610		214
Corporate Solutions and Other	1,412	1,943		203
Total	$3,136	$21,929		$676
2022
Life Insurance	$261	$730		$105
Annuities	346	10,871		136
Retirement Solutions	860	6,178		120
Corporate Solutions and Other	552	1,519		174
Total	$2,019	$19,298		$535
2021
Life Insurance	$254	$311		$107
Annuities	337	9,411		41
Retirement Solutions	861	6,973		122
Corporate Solutions and Other	779	1,304		169
Total	$2,231	$17,999		$439
1	Deferred policy acquisition costs and amortization of deferred policy acquisition costs are not applicable for statutory basis of accounting.
2	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
3

Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates and reported segment operating results would change if different methods were applied.

4	Benefits to policyholders and beneficiaries, increase in reserves for future policy benefits and claims and commissions are included in Column H amounts.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV  Reinsurance

As of December 31, 2023, 2022 and 2021 and each of the years then ended:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount
2023
Life insurance in force	$147,725	$(26,722)	$579	$121,582
Premiums:
Life Insurance	$2,931	$(143)	$12	$2,800
Accident and health insurance	457	(465)	9	-
Total	$3,388	$(608)	$21	$2,800

2022
Life insurance in force	$145,173	$(29,598)	$605	$116,180
Premiums:
Life Insurance	$3,473	$(144)	$12	$3,341
Accident and health insurance	425	(424)	-	1
Total	$3,898	$(568)	$12	$3,342

2021
Life insurance in force	$144,115	$(29,120)	$653	$115,648
Premiums:
Life Insurance	$1,624	$(140)	$12	$1,496
Accident and health insurance	445	(444)	-	1
Total	$2,069	$(584)	$12	$1,497

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V  Valuation and Qualifying Accounts

Years ended December 31, 2023, 2022 and 2021:

(in millions)
Column A	Column B	Column C	Column D	Column E
Description	Balance at beginning of period	Charged to costs and expenses	Deductions[1]	Balance at end of period
2023
Valuation allowances - mortgage loans[2]	$1	$1	$-	$2

2022
Valuation allowances - mortgage loans	$43	$(5)	$-	$38

2021
Valuation allowances - mortgage loans	$48	$(4)	$(1)	$43
1	Amounts generally represent recoveries, payoffs and sales.

2	Effective January 1, 2023, the Company changed its method for reserving for mortgage loans. Refer to Note 5 for further discussion and the resulting impacts of the change.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $14,733.35
Accounting expenses: $30,000
Legal expenses: $4,484
Cost of Independent Registered Public Accounting Firm Consent: $15,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $5,738,033
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(A)
Exhibits
(1)	Not applicable
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Life
Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No.
333-164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2,
2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration
No. 333-149613.

(3)	(b) Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.
(4)	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
(5)	Opinion Regarding Legality - Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10)	(a)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company –
filed previously on March 27, 2012 with Post-Effective Amendment No. 15 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-133163.

(10)	(b)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Form S-1, Registration No.
333-237471.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant - Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm - Attached hereto.
(23)	(b) Consent of Counsel - Attached hereto as Exhibit 5.
(24)	Power of Attorney - Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101)	Not applicable
(107)	Filing Fee Table - filed previously on April 7, 2023 with Form S-1 Registration No. 333-271187.
(B)
Financial Statement Schedules
All required financial statement schedules of Nationwide Life Insurance Company are included in Part I of this registration statement.
Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on April 4, 2024.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ Benjamin W. Mischnick
Benjamin W. Mischnick Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 4, 2024.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer and Director (Principal Executive Officer)
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Executive Vice President and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President-Nationwide Annuity and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director (Chief Financial Officer)
HOLLY R. SNYDER
Holly R. Snyder, Senior Vice President-Nationwide Life and Director
KIRT A. WALKER
Kirt A. Walker, Director
JAMES D. BENSON
James D. Benson, Senior Vice President-Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
By: /s/ Benjamin W. Mischnick
Benjamin W. Mischnick Attorney-in-Fact